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SECURITIES AND EXCHANGE COMMISSION
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Marriott
INTERNATIONAL

2024
PROXY STATEMENT

Notice of Annual Meeting of Stockholders

Friday, May 10, 2024

MARRIOTT
BONVOY®

Letter from Our Chairman and Lead Independent Director
Dear Stockholder:
The Board of Directors is incredibly proud of the work Marriott and its associates have done to fulfill the company’s purpose of connecting people through the power of travel and to advance the company’s Growing Forward strategy. Last year, the company again delivered excellent results and strong growth, as outlined in more detail in this proxy statement and the accompanying Annual Report, and returned over $4.5 billion to stockholders through dividends and share repurchases. Looking ahead, we remain committed to our proven, asset-light business model and investing in our business in ways that enhance stockholder value.
The Board remains focused on overseeing the enablers that support the company’s strategy and growth. We are excited about the continued growth of our business through technology and innovation, including our comprehensive, multi-year digital and technology transformation – designed to elevate the customer experience, empower associates, and deliver more for our owners and franchisees. We are committed to embedding sustainability in our operations – recognizing that serving our world helps the communities where we operate and is also good business. We are rigorous in our attention to overseeing regulatory and other risks – knowing that how we do business is as important as the business we do.
It is our pleasure to invite you to our 2024 Annual Meeting of Stockholders on May 10, 2024, beginning at 8:30 a.m. Eastern Time. The meeting will be a virtual meeting conducted via audio webcast. Information on how to attend, submit questions, and vote during the meeting can be found within these proxy materials. We value your vote and encourage you to use one of the options laid out in the proxy to vote your shares whether or not you plan to attend the annual meeting.

Talent is foundational to our strategy and a key priority for the Board. Last year saw the launch of the company’s new people brand, “Be,” allowing us to attract and retain top talent. Three signature elements will continue to guide us: (1) growing great leaders through programs that encourage associates to be curious, courageous, and connected; (2) investing in associates by offering competitive and compelling compensation and benefits, including resources focused on associates’ physical, mental, and financial well-being; and (3) providing access to opportunity by focusing on accelerating non-management associates to management positions and early managers to more senior roles.
As a Board, we also remain focused on our own quality and effectiveness. In the past year, we discussed strategic priorities and emerging areas impacting the company, coordinated activities and events around our meetings to allow directors to meet and engage with associates across our operations and key disciplines, and enhanced our own evaluation practices. Regular refreshment also remains a key priority. Eric Hippeau, who has served on our Board since 2016 and previously served on the board of Starwood, has reached our mandatory retirement age and is not standing for reelection this year. Eric helped guide the Board through the Starwood integration, and more recently he was instrumental in the creation of our Technology and Information Security Oversight Committee and a champion of the company’s technology transformation efforts. We will miss Eric’s perspective and expertise. The Board is reducing its size to 12 with Eric’s departure, but we remain committed to identifying strong and independent prospective Board members who value Marriott’s culture and core values and add to the breadth of our backgrounds, experiences, perspectives, and skills in areas critical to the company’s strategic priorities.

A NOTE FROM DAVID MARRIOTT
It is an honor to serve as Chairman of the Board and as an ambassador for the company. Last year I traveled almost 200,000 miles visiting properties worldwide, meeting with associates, owners and franchisees, and customers across the globe, speaking with business councils, and representing the company at internal and external conferences and events. Everywhere I go, our culture shines bright and is supported by our associates’ warm hospitality, exceptional service, and commitment to taking care of our guests and each other. It gives me tremendous pride and inspiration to have members of the Board join me on some of these visits – seeing Marriott’s culture firsthand through hotel tours, gatherings with associates and local company leaders, and other on-property activities. These experiences continue to enrich the Board’s understanding of Marriott’s unique culture and they serve as a constant reminder that our culture is, without a doubt, what makes this company so unique and successful.

Notice of 2024
Annual Meeting of
Stockholders
Friday, May 10, 2024
8:30 a.m. Eastern Time
VIRTUAL MEETING ACCESS:
www.virtualshareholdermeeting.com/MAR2024
How to Vote Your Shares
in Advance of the Annual Meeting
(see pages 81-84 for detail)

BY TELEPHONE
Using the toll-free phone number listed on the proxy card or voting instruction form

VIA THE INTERNET
Using the Internet and voting at the website listed on the proxy card or voting instruction form

BY MAIL
Completing, signing, and returning the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope

RECORD DATE
Stockholders of record at the close of business on March 13, 2024 are entitled to notice of, to attend, and to vote at the Annual Meeting.

DISTRIBUTION DATE
This proxy statement is first being made available to our stockholders on March 27, 2024.
To Our Stockholders:
The 2024 annual meeting of stockholders (“Annual Meeting” or “2024 Annual Meeting”) of Marriott International, Inc. (“we,” “us,” “our,” “Marriott,” or the “Company”) will be a virtual meeting held on May 10, 2024, beginning at 8:30 a.m. Eastern Time. Stockholders of record as of the record date may join a live audio webcast at www.virtualshareholdermeeting.com/MAR2024. At the Annual Meeting, stockholders will act on the following items:
1	Election of each of the 12 director nominees named in the proxy statement;
2	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024;
3	An advisory vote to approve executive compensation;
4	A stockholder resolution requesting that the Company commission a third-party civil rights audit;
5	A stockholder resolution requesting the Company annually prepare a racial and gender pay gap report; and
6	Any other matters that may properly be presented at the Annual Meeting.
How to Attend:
Stockholders of record as of the record date may attend the Annual Meeting at www.virtualshareholdermeeting.com/ MAR2024 by entering the 16-digit control number that appears on your proxy card. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance by one of the methods described on this page. Stockholders who attend the meeting may also vote online during the Annual Meeting by following the instructions provided on the Annual Meeting website. Brokers are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help ensure that your interests are represented at the meeting.
For the convenience of our stockholders, proxies may be submitted by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card. In addition, stockholders may elect to receive future stockholder communications, including proxy materials, through the Internet. Instructions for each of these options can be found in the enclosed materials.
By order of the Board of Directors, Andrew P.C. Wright Secretary	March 27, 2024

Company Highlights

Our Company
At Marriott, we never stop searching for inventive ways to serve our customers, provide opportunities for our associates, and grow our business. The company that began as a nine-seat root beer stand in 1927 has grown to a portfolio of more than 8,800 properties across more than 30 leading brands in 139 countries and territories. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world.

Our Growing Forward Strategy
Our Growing Forward strategy encapsulates our company priorities, rooted in our core values, and guides us as we work to deliver on the promise of Marriott’s unique brand of hospitality around the world. In Growing Forward, we have rallied around our purpose of Connecting People Through the Power of Travel. This purpose highlights the transformative power travel has in our world and sets the tone for how we conduct business.

Marriott INTERNATIONAL

GROWING FORWARD

Our Company Strategy

Our Purpose
CONNECTING PEOPLE THROUGH THE POWER OF TRAVEL
Our Paths to Win
BEST BRANDS & EXPERIENCES
MOST LOYAL MEMBERS
BE IN MORE PLACES
MARRIOTT BONVOY
Our Enablers
TALENT
DIGITAL TRANSFORMATION
SUSTAINABILITY
MANAGE RISK
Our Core Values
PURSUE EXCELLENCE
EMBRACE CHANGE
PUT PEOPLE FIRST
ACT WITH INTEGRITY
SERVE OUR WORLD

2024 Proxy Statement	Marriott International, Inc.	1

Company Highlights
PATHS TO WIN
Our Growing Forward strategy is the road map for how we plan to lead the industry and be the first choice for associates, guests, and owners and franchisees. Our three Paths to Win guide how we set our priorities and measure our progress across the Company, how we advance our proven, asset-light business model, and how we strengthen our competitive advantage.
Best Brands & Experiences
Delivering an exceptional experience with our brands and travel offerings helps us to capture high-value customers, improve guest satisfaction, and drive profitable revenue to owners and franchisees. We are focused on meeting demand across a variety of segments, including leisure, business and group travel; attracting guests for new lodging offerings, such as all-inclusive and affordable midscale; and delivering an elevated experience across our luxury brands and offerings.

Most Loyal Members
Our Marriott Bonvoy® loyalty program grew to over 200 million members in early 2024. Since we launched Marriott Bonvoy over five years ago, it has evolved from a loyalty program to now encompass our powerful portfolio of over 30 brands and other travel offerings, such as The Ritz-Carlton Yacht Collection and Homes and Villas by Marriott Bonvoy. We are focused on growing our Marriott Bonvoy membership and fostering deeper member engagement through credit card offerings, curated experiences, strategic partnerships, and other travel products.

Be In More Places
We are focused on being wherever our customers want to be with a wide range of offerings and price points – from hotels to luxury villas to yachts – around the globe. Our owners and franchisees are essential to our growth, and we are focused on continuing to create value for them.

2023 Highlights
• Our incredible associates delivered exceptional customer service and experiences across the portfolio. Customer satisfaction continued to rise, with our December 2023 intent to recommend score achieving its highest single month score in over five years.
• Solid demand for travel and our diverse portfolio of leading brands drove strong financial results in 2023. Net income was $3.083 billion, a 31% increase over 2022, and Adjusted EBITDA reached $4.656 billion, a 21% increase over 2022.(1)
• Our luxury portfolio remains unmatched, with 623 properties at the end of 2023. New luxury openings in 2023 included the debut of W Budapest, the brand’s first hotel in Hungary, and Rissai Valley, a Ritz-Carlton Reserve, marking our 500th hotel in Greater China.
• We announced an exclusive, long-term license agreement with MGM Resorts International. The MGM Collection with Marriott Bonvoy, which launched in the first quarter of 2024, encompasses 16 of MGM’s hotel and resort destinations, representing nearly 40,000 rooms in Las Vegas and other markets across the U.S.
• Marriott Bonvoy member penetration of global room nights reached new highs in 2023, at 68% in the U.S. and Canada and 61% globally.
• We continued to connect our Marriott Bonvoy members to once-in-a-lifetime experiences through Marriott Bonvoy Moments and expanded ways to earn and redeem points.

• Our growing portfolio of 31 credit cards across 11 countries includes the first co-branded hotel credit card in India, which we introduced in 2023.
• Our Marriott Bonvoy mobile app contributed 22% more room nights in 2023 than in the prior year. We remain focused on improving the customer experience across all our digital and other booking channels through the multi-year technology transformation we have underway.
• We entered the affordable midscale segment by acquiring the City Express brand portfolio, which made us the largest lodging company in the Caribbean & Latin America region. We also created StudioRes, a midscale extended stay brand in the U.S. and Canada region, and announced the launch of Four Points Express by Sheraton for our Europe, Middle East and Africa region.
• Marriott had a record year of organic signings in 2023, with an average of nearly 2.5 deals signed daily, bringing our global development pipeline up 15% over 2022 to roughly 573,000 rooms at year-end. For the year, we achieved strong net rooms growth of 4.7%.
• Conversions once again helped drive growth, accounting for 25% of our organic room additions during the year. In 2023, we signed a record 184 conversion properties, representing nearly 65,000 rooms globally.

(1)
Adjusted EBITDA is a non-GAAP financial measure. The reason Marriott International uses this non-GAAP financial measure and a reconciliation to the most directly comparable measure under U.S. generally accepted accounting principles (GAAP) are provided in Exhibit A.

2	Marriott International, Inc.	2024 Proxy Statement

Company Highlights
TALENT
Talent is foundational to our company strategy and a key priority of the Board. Fulfilling Marriott’s purpose of connecting people through the power of travel is only possible because of the hard work and dedication of the hundreds of thousands of associates who wear the Marriott name badge around the world. Each associate plays an important role in creating memorable experiences for our guests that encourage them to come back again and again. In 2023, our associate engagement scores exceeded the “Best Employer” external benchmark, and we were recognized as a top 10 company on the Fortune 100 Best Companies to Work For®, Great Place to Work®, a list we have been on for 26 consecutive years.
Three signature elements guide our people strategy:
•	Growing Great Leaders: Supporting associates at all levels to become great leaders through programs that encourage curiosity, courage, and connections.
•	Investing in Associates: Offering competitive and compelling compensation and benefits while prioritizing well-being to enable associates to be their best selves.
•	Access to Opportunity: Fostering an environment where everyone is welcome and has the opportunity to succeed, learn, and grow.

In 2023, we introduced “Be,” a powerful symbol of associate life at Marriott and a representation of our award-winning culture where individuals have the opportunity to begin their journey, belong to an amazing global team, and become the best version of themselves.

SELECT AWARDS AND RECOGNITION

Best Workplaces™ for Parents
Great Place To Work®
USA 2023 ™

Marriott® INTERNATIONAL
NAMED
2023 Best Place to Work for Disability Inclusion
BY THE
DEI DISABILITY™ EQUALITY INDEX
Best Place To Work For Disability Inclusion

FORTUNE
WORLD'S MOST ADMIRED COMPANIES™
2024

HUMAN RIGHTS CAMPAIGN FOUNDATION®
2023 2024
EQUALITY 100
Leader in LGBTQ+ Workplace Inclusion

Great Place To Work®
Certified
JUL 2023-JUL 2024
USA ™

DiversityInc
TOP 50
HALL OF FAME
2023

2024 Proxy Statement	Marriott International, Inc.	3

Company Highlights
Serving Our World
Serving Our World is one of our core values and the foundation of our sustainability and social impact platform, Serve 360: Doing Good in Every Direction, which guides our efforts to make a positive, sustainable impact wherever we do business. With a presence in 139 countries and territories, here are some of the ways we believe serving our world is also good business:

• Improve hotel operating efficiency. Embedding sustainability in hotel design and operations has the potential to reduce energy usage and costs and other operating expenses.
• Meet guests’ needs. Over half of our top 100 corporate customers have set science-based carbon emissions reduction targets, and meeting planners and corporate customers regularly ask us about sustainability when making their hotel and venue decisions.

• Attract associates and customers. Sustainability and social impact are top priorities of the next generation of talent and customers.
• Mitigate physical risks to hotels. As extreme weather and climate change increasingly affect conditions across the globe, it is vital to protect the ecosystems where we operate so that these locations remain vibrant destinations for travel.

Serve 360: Doing Good in Every Direction
Here are some highlights that Marriott’s Serve 360 platform achieved last year:
Nurture Our World We have an ambitious goal to contribute 15 million volunteer hours by 2025. At year-end 2023, we had contributed over 12 million hours since 2016.
Sustain Responsible Operations In 2023, we launched the Company’s Climate Action Program to all managed and franchised properties globally.

Empower Through Opportunity
In 2023, we reenergized TakeCare, our associate wellness program, focused on providing associates with tools and resources to support their physical, mental, and financial wellbeing. In addition, we introduced En Route, a series of foundational leadership programs that are designed to help associates thrive in their careers.

Welcome All and Advance Human Rights
We launched an initiative with the Internet Watch Foundation to block websites with illegal child sexual abuse materials from guest internet network access in nearly 5,000 U.S. and Canada hotels.

FOCUS ON SUSTAINABILITY

Our Approach to Carbon Reduction
Marriott’s Climate Action Program, a comprehensive approach designed to reduce our carbon footprint and enable climate-smart growth and decision-making, is centered around three key components:
• Setting Science-Based Targets: In 2023, we submitted Marriott’s emissions reduction targets to the Science-Based Targets initiative.
• Building Climate Fluency: We strive to educate stakeholders (owners and franchisees, associates, and suppliers) about where carbon comes from and how it can be reduced.
• Action Planning to Reduce Carbon: We utilize tailored resources that are intended to help hotels identify steps to reduce energy, lower carbon emissions, and improve operating efficiency.

Beyond reducing carbon, other efforts are underway that are intended to make a positive and sustainable impact wherever we do business, including efforts focused on water conversation and management, single-use plastic and other disposables reduction, and food waste reduction. We invite you to learn more about these and all of our Serve 360 activities in our annual Serve 360 Report, available at www.Marriott.com/Serve360.

4	Marriott International, Inc.	2024 Proxy Statement

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.
Voting Matters and the Recommendations of the Board of Directors (the “Board”)
Item		Board recommends	Reasons for recommendation	See page
1	Election of Directors		The Board and its Nominating and Corporate Governance Committee believe the 12 director nominees each possess the skills, experience, and background to effectively monitor performance, provide oversight, and advise management on the Company’s strategy.	12
2	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024		Based on the Audit Committee’s assessment of Ernst & Young LLP’s qualifications and performance, the Board believes retaining Ernst & Young LLP for fiscal year 2024 is in the best interests of the Company and its stockholders.	12
3	Advisory vote to approve executive compensation		The Board believes that the Company’s current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our Named Executive Officers (“NEOs”) with those of our stockholders.	13
4	Stockholder resolution requesting that the Company commission a third-party civil rights audit		Marriott has strong, clear, and effective policies and practices designed to support and enrich our culture of welcoming all. The Board plays an active role in maintaining this culture and overseeing our work on the issues raised in the proposal. The Board believes this framework already fulfills the core objectives of the proposal and that a long and costly audit process is not necessary and would not provide meaningful or actionable information to the Company or stockholders.	14
5	Stockholder resolution requesting the Company annually prepare a racial and gender pay gap report		The Company already includes adjusted pay equity ratios for U.S. employees by gender and race, as well as managerial and executive representation data, in its annual Serve 360 Report. This information provides stockholders with fulsome and relevant information to assess the Company’s processes and outcomes. Unadjusted racial and gender pay equity statistics would not provide any additional information about our pay practices or our efforts to minimize, identify, and rectify unintended pay gaps, and would not provide meaningful or actionable information.	17
2024 Proxy Statement	Marriott International, Inc.	5

Proxy Statement Summary
Our Director Nominees
See “Corporate Governance – Nominees to our Board of Directors” for more information. Each director is elected annually by a majority of votes cast.

November 2023
Marriott International Board of Directors
Front: (L to R): Aylwin Lewis, Lauren Hobart, David Marriott, Tony Capuano, Debi Lee, Horacio Rozanski.
Back (L to R): Susan Schwab, Grant Reid, Meg McCarthy, Fritz Henderson, Debbie Marriott Harrison, Bella Goren, Eric Hippeau. Mr. Hippeau has reached our mandatory retirement age and is not standing for reelection this year.

6	Marriott International, Inc.	2024 Proxy Statement

Proxy Statement Summary
The following table provides summary information about each director nominee.
Name Occupation	Age*	Director since	Independent	Committee memberships
				AC	HRCC	NCGC	ISIC	TISOC	EC
David S. Marriott Chairman of the Board, Marriott International, Inc.	50	2021	No				MEMBER		CHAIR
Anthony G. Capuano President and Chief Executive Officer, Marriott International, Inc.	58	2021	No				MEMBER		MEMBER
Isabella D. Goren Former Chief Financial Officer, American Airlines, Inc. and AMR Corporation	64	2022	Yes	CHAIR		MEMBER
Deborah Marriott Harrison Global Cultural Ambassador Emeritus, Marriott International, Inc.	67	2014	No				MEMBER
Frederick A. Henderson (Lead Independent Director) Former Chairman and Chief Executive Officer, SunCoke Energy, Inc.	65	2013	Yes	MEMBER		CHAIR			MEMBER
Lauren R. Hobart President and Chief Executive Officer, DICK’S Sporting Goods, Inc.	55	2023	Yes		MEMBER			MEMBER
Debra L. Lee Former Chairman and Chief Executive Officer, BET Networks	69	2004	Yes			MEMBER	CHAIR		MEMBER
Aylwin B. Lewis Former Chairman, Chief Executive Officer and President, Potbelly Corporation	69	2016	Yes	MEMBER	CHAIR	MEMBER
Margaret M. McCarthy Former Executive Vice President, CVS Health Corporation	70	2019	Yes	MEMBER				CHAIR
Grant F. Reid Former President and Chief Executive Officer, Mars, Incorporated	63	2023	Yes	MEMBER			MEMBER
Horacio D. Rozanski President and Chief Executive Officer, Booz Allen Hamilton, Inc.	56	2021	Yes		MEMBER			MEMBER
Susan C. Schwab Professor Emerita, University of Maryland School of Public Policy	69	2015	Yes		MEMBER			MEMBER
  Financial Expert
AC:	Audit Committee	ISIC:	Inclusion and Social Impact Committee
HRCC:	Human Resources and Compensation Committee	TISOC:	Technology and Information Security Oversight Committee
NCGC:	Nominating and Corporate Governance Committee	EC:	Executive Committee
*	Ages as of May 10, 2024.
2024 Proxy Statement	Marriott International, Inc.	7

Proxy Statement Summary
Corporate Governance Highlights
See “Corporate Governance” for more information.

Independent Board and Board committees

- Chairman and Chief Executive Officer ("CEO") positions separate since 2012; Lead Independent Director position established in 2013
- Nine of 12 director nominees are independent
- All Audit, Human Resources and Compensation, Nominating and Corporate Governance, and Technology and Information Security Oversight committee members are independent
- Annual Board and committee evaluations
- Mandatory retirement age of 72 for directors
- Robust director orientation and continuing education programs for directors
- All Audit Committee members are financially literate, and three out of five members are audit committee financial experts
- Our Human Resources and Compensation Committee uses an independent compensation consultant

Active stockholder engagement

Progressive stockholder rights

- Majority vote in uncontested director elections
- Annual director elections
- Market standard proxy access right for stockholders
- Confidential voting policy

Commitment to Board refreshment

The Board has established a comprehensive Board refreshment process so that the skills, qualifications, and diversity of perspectives on our Board are consistent with the needs of the business and that our Board reflects a balance of new and long-term perspectives. Seven of our 12 nominees joined the Board within the last five years, including four independent members who have joined the Board since the beginning of 2021.

Strong stockholder support on say-on-pay

At the Company's 2023 annual meeting, stockholders again expressed substantial support for the compensation of our NEOs, with nearly 96 percent of the votes cast for approval of the "say-on-pay" advisory proposal relating to our 2022 NEO compensation.

8	Marriott International, Inc.	2024 Proxy Statement

Proxy Statement Summary
Executive Compensation Matters
2023 was a terrific year. We saw continued strong momentum in our business around the world, thanks to solid demand for travel and our diverse portfolio of more than 30 brands, which led to excellent financial and operating performance. All of our regions experienced significant RevPAR improvement during the year, net income increased by 31% over 2022, and Adjusted EBITDA increased by 21% over 2022.(1) We returned over $4.5 billion to stockholders through dividends and share repurchases during the year. Development activity was also strong as we signed a record 891 organic management, franchise and license agreements in 2023, representing approximately 164,000 rooms, and achieved strong net rooms growth of 4.7%. By year-end, our worldwide system consisted of nearly 8,800 properties with more than 1,597,000 rooms in 139 countries and territories. Our people are foundational to our strategy. Our associate engagement scores exceeded the “Best Employer” external benchmark, and we were recognized as a top 10 company on the Fortune 100 Best Companies to Work For®, Great Place to Work® in 2023. Finally, from a customer standpoint, we exceeded our 2023 goals for guest satisfaction and for Marriott Bonvoy loyalty program member engagement and enrollments.
How We Tie Pay to Performance
There is a strong correlation between our executive pay and Company performance. Our executive compensation program is designed to maintain this alignment, while also protecting the Company against inappropriate risk-taking and conflicts among the interests of the Company, its stockholders, and its executives. With these goals in mind, the Board and its Human Resources and Compensation Committee have implemented an executive compensation program that consists of the following key components:

(1)
Adjusted EBITDA is a non-GAAP financial measure. The reason Marriott International uses this non-GAAP financial measure and a reconciliation to the most directly comparable measure under U.S. generally accepted accounting principles (GAAP) are provided in Exhibit A.

2024 Proxy Statement	Marriott International, Inc.	9

Proxy Statement Summary
Majority of Compensation is Equity and At-Risk
The following charts show the percentage breakdown of our NEOs’ target total direct compensation among base salary, at-risk target annual incentive, and target annual equity compensation for 2023.

Alignment Between Company Performance and Annual Realizable Pay
The following graph shows the historical alignment between Company performance (measured as total stockholder return (“TSR”)) and the President and CEO’s average annual Realizable Pay (as defined below) over 3-year rolling periods.
President and CEO Realizable Pay and Company TSR Performance

*
Realizable Pay is the sum of salary and bonuses paid, annual incentives earned, and balances of stock awards granted over each 3-year period (including supplemental stock awards). Stock award balances are valued at the end of the 3-year period and include the “in-the-money” value of SARs, and the value of PSUs (valued assuming target performance) and RSUs granted during the 3-year period. Realizable Pay is for Mr. Capuano for 2021-2023 and for Arne M. Sorenson, our former President and CEO, for 2017-2020. TSR reflects both stock price appreciation and reinvested dividends. The 3-year TSR rolling percentage is determined using 60-day average opening and closing prices.

10	Marriott International, Inc.	2024 Proxy Statement

Proxy Statement Summary
Executive Compensation Best Practices
Consistent with our commitment to executive compensation best practices, the Company maintained the following NEO compensation practices for 2023:
What We Do
• Executive compensation is strongly linked to the Company’s operating and financial performance and strategic business priorities
• The Human Resources and Compensation Committee follows a rigorous process in determining NEO pay, including detailed review of multiple short- and long-term performance factors and market compensation information
• The Human Resources and Compensation Committee emphasizes long-term pay and performance alignment by having long-term equity represent the largest component of annual target total direct compensation (approximately 65%-75% of total) and by having 50% of annual equity awards granted to the President and CEO be three-year PSUs
• The Human Resources and Compensation Committee considers diversity and inclusion progress as part of its determination of executive compensation
• The Human Resources and Compensation Committee reinforces its commitment to long-term performance through robust stock ownership requirements that discourage excessive risk-taking to achieve short-term returns. NEOs must retain 50% of the net after-tax shares under equity awards granted after becoming an NEO until they satisfy their applicable ownership requirement
• NEOs are subject to compensation clawback requirements that can be triggered by either an accounting restatement or by serious misconduct
• The Human Resources and Compensation Committee oversees and reviews an annual compensation risk assessment
• The Human Resources and Compensation Committee is composed solely of independent members of the Board and retains an independent compensation consultant
• We provide stockholders with an annual vote to approve, on a non-binding, advisory basis, the compensation of the NEOs and are available for engagement with stockholders on the Company’s compensation process and policies

What We Do Not Do
• We do not have employment contracts with NEOs
• We do not offer defined benefit pension plans or supplemental executive retirement plans for our NEOs
• We do not provide tax gross-ups
• We do not have executive severance plans for our NEOs
• We do not provide “single trigger” change in control benefits
• We do not reprice options or SARs without stockholder approval, nor do we buy out underwater options or SARs
• We do not allow associates, including NEOs, or directors to engage in hedging or derivative transactions related to Marriott securities
• We do not allow directors or executive officers to hold Company stock in margin accounts or pledge such stock as collateral for loans, subject to limited exceptions for non-independent directors who are not executive officers
• We do not pay or accrue dividends or dividend equivalents on unvested or unexercised equity awards

2024 Proxy Statement	Marriott International, Inc.	11

ITEMS TO BE VOTED ON
Item 1
Election of Directors
The 12 current directors listed below are standing for election at the 2024 Annual Meeting. If elected, each director will hold office for a one-year term expiring at the 2025 annual meeting of stockholders and until his or her successor is elected and qualified.
David S. Marriott	Deborah M. Harrison	Debra L. Lee	Grant F. Reid
Anthony G. Capuano	Frederick A. Henderson	Aylwin B. Lewis	Horacio D. Rozanski
Isabella D. Goren	Lauren R. Hobart	Margaret M. McCarthy	Susan C. Schwab
You can find information on the director nominees in the “Nominees to our Board of Directors” section of this proxy statement.
Each of the director nominees is currently a director of the Company and has been elected to hold office until the 2024 Annual Meeting and until his or her successor is elected and qualified. Each of the director nominees has consented to being named in this proxy statement and to serve if elected. However, if before proxies are voted at the Annual Meeting any of the nominees should become unable to serve or will not serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.
Eric Hippeau, who has served on the Board since 2016, and prior to that time served on the board of Starwood Hotels & Resorts Worldwide, has attained the age of 72 and therefore was not nominated for re-election as a director, consistent with the retirement policy in the Company’s Governance Principles. As a result, his term on the Board will end at the Annual Meeting. Mr. Hippeau helped guide the Board through the Starwood integration, was a founding member of our Technology and Information Security Oversight Committee, and has been an important contributor to the Human Resources and Compensation Committee. The Board thanks him for his significant contributions and distinguished service.
With Mr. Hippeau’s impending departure, the Board has reduced its size from 13 to 12, effective as of the expiration of Mr. Hippeau’s term at the 2024 Annual Meeting.
The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Under the Company’s Governance Principles, if a nominee who already serves as a director is not elected, that nominee shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will determine whether to accept or reject the resignation and will publicly disclose its decision promptly thereafter.
In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the Annual Meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors.
The Board recommends that stockholders vote FOR each of the 12 director nominees.
Item 2
Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2024
The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024. Ernst & Young LLP, a registered public accounting firm, has served as the Company’s independent registered public accounting firm since May 3, 2002. Ernst & Young LLP will examine and report to stockholders on the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its consolidated subsidiaries.
We expect that representatives of Ernst & Young LLP will attend the Annual Meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. You can find information on pre-approval of independent auditor fees and Ernst & Young LLP’s fiscal year 2023 and 2022 fees in the “Audit Committee Report and Independent Auditor Fees” section of this proxy statement. Although the Audit Committee has discretionary authority to appoint the independent auditor, the Board is seeking
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stockholder ratification of the appointment of the independent auditor as a matter of good corporate governance. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take that into consideration when determining whether to continue the firm’s engagement. Even if stockholders ratify the appointment of Ernst & Young LLP, the Audit Committee, in its discretion, may select a different auditor at any time during the year if it determines doing so to be in the best interests of the Company and its stockholders.
The Board recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
Item 3
Advisory Vote to Approve Executive Compensation
We are asking stockholders to approve a non-binding advisory resolution on the compensation of our NEOs, as disclosed in this proxy statement.
Although the resolution, commonly referred to as a “say-on-pay” resolution, is non-binding, the Board and Human Resources and Compensation Committee value your opinions and will consider the outcome of the vote when making future compensation decisions. After consideration of the vote of stockholders at the 2023 annual meeting of stockholders and consistent with the Board’s recommendation, the Board’s current policy is to hold an advisory vote on executive compensation on an annual basis, and accordingly, after the Annual Meeting, the next advisory vote on the compensation of our NEOs is expected to occur at our 2025 annual meeting of stockholders.
We urge you to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.
The Board believes that our current executive compensation program achieves an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our NEOs with those of our stockholders.
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of Marriott International, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.
The Board recommends that stockholders vote FOR approval of the advisory resolution to approve executive compensation.
2024 Proxy Statement	Marriott International, Inc.	13

Items To Be Voted On
Item 4
Stockholder Resolution Requesting that the Company Commission a Third-Party Civil Rights Audit
Trillium ESG Global Equity Fund (the “proponent”), whose address and stockholdings will be provided by us upon written or oral request, has advised the Company that it plans to present the following proposal at the Annual Meeting. If the proposal is properly presented at the Annual Meeting by or on behalf of the proponent, the Board unanimously recommends a vote “AGAINST” the following stockholder resolution. We have included the proponent’s proposal in this proxy statement pursuant to SEC rules, and the Board’s response to it follows. The proposal contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all inaccuracies.
The Proponent’s Proposal
Civil Rights Audit
Resolved: Shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and cost) which assesses and produces recommendations for improving the civil rights impact of its policies, practices, products, and services. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company's website.
In 2020, Marriott published a statement affirming, “We believe racism should be eradicated” and states on its website that ''Diversity and inclusion is fundamental to our core values and strategic business goals.”1 Though Marriott has initiatives to address discrimination, its current actions may be insufficient to address controversies involving the company.
Marriott is connected to allegations of employment discrimination. In September 2022, the Department of Labor found that a resort operated by Marriott in Tennessee discriminated against 250 Black, Asian, and female job applicants for housekeeping roles during 2018-2020.2 Marriott agreed to pay $630,732 in back wages and to offer jobs to 49 affected people without admitting nor denying wrongdoing. In September 2023, Marriott was ordered to pay $20 million in damages to an employee after a jury found that reasonable disability accommodations were not made.3
The alleged culture of discrimination may also affect customers. In July 2022, a Marriott patron received an invoice with an anti-Asian slur after a stay in Pennsylvania. The patron claimed that Marriott distanced itself from the incident because it occurred at a franchise and suggested the slur was a “clerical error.”4 Current company reporting is not clear on how Marriott addresses controversies around alleged discrimination involving employees or customers.
Marriott's association with the alleged predatory lending of the Marriott Employees' Federal Credit Union (MEFCU) also raises concerns. While MEFCU operates as a separate entity, its products, available through Marriott's human resources offices, have been flagged for unusually high fees compared to peer institutions. Workers allegedly use “Mini Loans,” which have an effective rate of 46 percent inclusive of the application fee and 18 percent interest rate, to afford basic living expenses when Marriott's fluctuating hours result in insufficient income.5 After a class action lawsuit was filed against MEFCU in 2018, the case was settled in 2020 with MEFCU denying wrongdoing.6 We believe that the combination of unstable schedules and providing access to high-interest loans likely perpetuates the cycle of poverty and racial inequality.
A civil rights audit would help Marriott identify, prioritize, remedy and avoid adverse impacts on marginalized communities and assist the company in effective resource allocation, while giving shareholders assurance that Marriott has adequate controls to address controversies that present risks.
[1]	https://news.marriott.com/news/2020/06/18/we-stand-against-racism
[2]	https://www.dol.gov/newsroom/releases/ofccp/ofccp20220927
[3]	https://www.cbsnews.com/sanfrancisco/news/jury-orders-san-francisco-marriott-marquis-to-pay-20-million-in-disabiIity-lawsuit/
[4]	https://news.yahoo.com/brooklyn-couple-receives-marriott-hotel-183018593.html
[5]	https://www.demos.org/sites/default/files/publications/How%20Marriotts%20Corporate%20Practices%20Fuel%20Growing%20Racial%20lnequality%20in%20America.pdf
[6]	https://www.cutimes.com/2020/08/11/credit-union-settles-members-class-action-lawsult-for-215000/
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Board Response
The Board recommends a vote AGAINST this proposal.
Since our Company’s founding, we have been guided by the principles of taking care of others, welcoming all, and putting people first. These values are ingrained in our culture and how we conduct business, and they are on display at our hotels and in our associates every day. With that context, the Board recommends that stockholders vote against the proposal for the following reasons:
•
We have strong, clear, and effective policies and practices designed to support and enrich our culture. Our associate engagement scores consistently exceed the “Best Employer” external benchmark, and we were recognized as #10 on the Fortune 100 Best Companies to Work For list in 2023, a list we have been on for 26 consecutive years. We have also been named to the Top 50 Companies for Diversity Hall of Fame from Fair360 (formerly Diversity, Inc.) and we are regularly recognized by other independent evaluators, examples of which we have noted at right.

•
The Board plays an active role in maintaining our culture and overseeing our work on the issues raised in the proposal, including through its Inclusion and Social Impact Committee (ISIC), which celebrated its 20th anniversary last year. We have dedicated internal teams responsible for driving our initiatives across diversity and inclusion, multicultural affairs, and human rights, and we have robust structures in place to respond if we do not meet an associate’s or guest’s expectations.

•
We believe that our frameworks for responding to matters related to diversity and inclusion and welcoming all already fulfill the core objectives of the proposal and that a long and costly audit process is not necessary and would not provide meaningful or actionable information to the Company or stockholders.

The proponent suggests that we have a “culture of discrimination,” citing a handful of disparate allegations spread over a number of years. We strongly disagree. Our Company looks after hundreds of thousands of associates, owners and franchisees across the globe, and countless other stakeholders within our supply chain and our communities, not to mention the tens of millions of customers we welcome to our properties every year. These individuals build careers with us and choose to do business with us because of our commitment to our people-first culture and strong core values. After receiving the proposal, we met with the proponent to highlight our culture and discuss the proposal, including the unique circumstances of the incidents cited in the proposal and how we responded to each. We are confident that through continued dialogue the proponent would have gained a greater appreciation for our culture and existing frameworks to create and enrich an environment that is inclusive and welcoming of all.
SELECT 2023 AWARDS
AND RECOGNITION
Fortune 100 Best Companies to Work
For, Fortune/Great Place to Work
Best Workplace for Women,
Fortune/Great Place to Work
Best Workplace for Millennials,
Fortune/Great Place to Work
Best Workplace for Parents,
Fortune/Great Place to Work
Worlds Most Admired Companies, Fortune
100 Companies That Care,
PEOPLE Magazine/Great Place to Work
Corporate Equality Index: Equality 100
Award, Human Rights Campaign
America's Greatest Workplaces,
Newsweek
America’s Greatest Workplaces for
Parents and Families, Newsweek
World's Best Companies 2023, TIME
World’s Top Company for Women, Forbes
Bloomberg Gender-Equity Index, Bloomberg
Best Companies for Diversity, Equity and Inclusion, Black Enterprise
Disability Equality Index, Disability:IN
100 Best Companies, Seramount
Top Company for Executive
Women, Seramount
Top 50 Best Companies for Latinas to Work in the US, Latina Style

Marriott’s Culture of Inclusion and Welcoming All
As a hospitality company with a portfolio that spans the globe, we strive to understand, respect, and welcome all. To accomplish this, we work to create a safe, fair, and inclusive workplace for our associates and a safe, secure, and hospitable environment for our guests.
We utilize a variety of tools, resources, and initiatives to educate leaders and associates on diversity and inclusion, treating individuals with dignity and respect, and instilling a sense of belonging. For example, our “Respect for All: Putting People First Since 1927” initiative is a platform promoting a culture of inclusion that leverages resources, training, best practices, and content related to diversity and inclusion, including a focus on understanding customer cultures and guest needs with the goal of enabling associates to provide exceptional customer service to all. We also aim to cultivate a sense of belonging within our workforce through our executive-sponsored, associate-led Asian & Pacific Islander, Black, Hispanic, LGBTQ+ ONE, Women’s, and Young Professionals Associate Resource Groups (ARGs). ARGs, which are open to all, engage our associates, enhance our culture, and support recruitment, retention, and diversity and inclusion efforts. These initiatives and more are described in greater detail in our annual Serve 360 Report.
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Likewise, our commitment to welcoming all guests includes engaging with diverse groups, creating inclusive guest experiences, and supporting key diversity and inclusion initiatives. Recent efforts include Marriott’s award winning LoveTravels campaign, which represents our platform to engage diverse and socially driven consumers over our shared values and reinforce our commitment to diversity, inclusion, and social impact, as well as our continuing work with the disability community to explore ways to welcome and improve the stay experience for guests with disabilities.
Maintaining and Enhancing a Culture of Inclusion and Welcoming All
In 2003, we were the first in our industry, and one of the first companies in the country, to establish a Board of Directors-led committee focused on advancing inclusive opportunity. Today, the ISIC oversees the Company’s strategy, efforts, and commitments related to its people-first culture, associate well-being and inclusion, and other sustainability and social impact matters. At the management level, our Serve 360 Executive Leadership Council, comprised of senior leaders representing each discipline and global division, and our Serve 360 Advisory Council, comprised of continent operations, human resources, and division leaders, guide our efforts to make progress toward company goals, including our efforts to empower through opportunity and welcome all and advance human rights. We publish details about our oversight and governance approach in our annual Serve 360 Report and in our governance documents and other disclosures throughout the year.
To maintain and further our culture of inclusion and welcoming all, we implement policies, procedures, and programs to help guide our day-to-day business conduct and promote a culture of fair treatment. These policies include:
•
The Business Conduct Guide, available in 15 languages, describes the Company’s pledge, and its expectations for associates, to conduct business in an ethical and responsible manner, including to respect guests and each other.

•
The Global Equal Opportunity Statement and Harassment and Professional Conduct Policy strictly prohibits sexual and other forms of harassment, discrimination, and retaliation. All allegations of sexual harassment within the Company are required to be referred to the internal investigations department and/or associate relations department.

•
Our Principles of Responsible Business detail our efforts to demonstrate our core values and a culture that represents the highest standards of ethics, integrity, guest and associate experience, and corporate citizenship.

We maintain robust structures to engage and respond when issues arise, and we provide several avenues to encourage associates to ask questions, raise concerns, speak up, and otherwise report violations of these policies or other workplace concerns, including through our Business Integrity Line or by contacting our Internal Audit or Law departments.
Human Rights Leadership
Our Human Rights Policy Statement, adopted in 2006 and most recently updated in 2017, acknowledges and reflects the principles contained in the United Nations Universal Declaration of Human Rights and the United Nations Guiding Principles on Business and Human Rights. The policy describes our goal to provide a safe and healthy working environment for all associates, as it relates to harassment and discrimination prevention, child labor, freedom of association, and human trafficking and forced labor. Among other important human rights initiatives, we require human trafficking awareness training for all on-property associates at both managed and franchised hotels. As of year-end 2023, more than 1.2 million associates had completed the training since it was launched in 2016. We also donated the training to PACT (previously ECPAT-USA), with support from the American Hotel and Lodging Association Foundation, to make it available to the entire hospitality industry at no cost. Between 2020, when we initially donated the training, through year-end 2023, the training has been completed more than 1.6 million times by hotel workers outside of Marriott.
A Civil Rights Audit Is Unnecessary and Duplicative of Our Ongoing Work
The Company actively addresses the core concerns of the proposal through the policies, practices, and protocols outlined above as well as numerous other programs and initiatives. We maintain and enhance our culture of welcoming all through dedicated teams, active executive and Board oversight, robust structures to engage and respond when concerns arise, and regular reviews and updates to relevant policies and training materials. Commissioning a broad, open-ended third-party audit and publishing the requested report would be a long and costly process that would divert resources away from doing the actual work to pursue these important programs and initiatives. For all these reasons, we do not believe a third-party audit would be a prudent use of corporate resources or provide a meaningful benefit to the Company or stockholders.
For these reasons, the Board recommends a vote AGAINST the proposal.
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Item 5
Stockholder Resolution Requesting the Company Annually Prepare a Racial and Gender Pay Gap Report
Myra K. Young (the “proponent”), whose address and stockholdings will be provided by us upon written or oral request, has advised the Company that she plans to present the following proposal at the Annual Meeting. If the proposal is properly presented at the Annual Meeting by or on behalf of the proponent, the Board unanimously recommends a vote “AGAINST” the following stockholder resolution. We have included the proponent’s proposal in this proxy statement pursuant to SEC rules, and the Board’s response to it follows. The proposal contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all inaccuracies.
The Proponent’s Proposal

Item 5 – Racial and Gender Pay Gap Report
Resolved: Myra K. Young of CorpGov.net and other shareholders request Marriott International, Inc. (“Company” or “Marriott”) report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.
Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).
Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus, and equity compensation to calculate:
•	percentage median gender pay gap, globally and/or by country, where appropriate
•	percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate
Whereas: Pay inequities persist across race and gender. They pose substantial risks to companies and society. Black workers’ median annual earnings represent 77 percent of white wages. The median income for women working full time is 84 percent of that of men. Intersecting race, Black women earn 76 percent and Latina women 63 percent.1 At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.2
Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income. PwC estimates closing the gender pay gap could boost the economies of Organization for Economic Cooperation and Development (OECD) countries by $2 trillion annually.3 Actively managing pay equity is linked to superior stock performance and return on equity.4
Best practice pay equity reporting consists of two parts:
1.	Unadjusted median pay gaps, assessing equal opportunity to high-paying roles,
2.	Statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
Marriott reports only statistically adjusted pay gaps but ignores unadjusted gaps, which address the structural bias women, and underrepresented minorities face regarding job opportunities and pay, particularly when men hold most higher-paying jobs. While we are glad, Marriott now reports adjusted pay gaps, median pay shows, quite literally, how Marriott assigns value to employees through roles they inhabit and pay they receive. Median pay gap reporting also provides a digestible and comparable data point to determine progress over time.
[1]	https://www.census.gov/data/tables/time-series/demo/income-poverty/cps-pinc/pinc-05.html - par_textimage_24
[2]	https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+- +Arjuna+Capital.pdf
[3]	Ibid.
[4]
https://www.mckinsey.com/capabilities/people-and-organizational-performance/our-insights/promoting-gender-parityin-the-global-workplace; https://www.issgovernance.com/file/publications/ISS-ESG-Gender-Diversity-Linked-to-Success.pdf

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Racial and gender-unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, Organization for Economic Cooperation and Development, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median gender pay gaps.
It is also worth considering that Marriott reported a CEO pay ratio of 477 to 1.
Pay Equity Affirms Human Rights and Increases Long-Term Shareholder Value
Vote FOR Racial and Gender Pay Gap Report – Proposal 5
Board Response
The Board recommends a vote AGAINST this proposal.
This proposal is substantially similar to the proposal the proponent submitted last year. The Board has considered the proposal, as well as the results from last year’s vote, where more than 75% of the shares voted were against the proposal, and recommends that stockholders again vote against it for the following reasons:
•
Our compensation policies are grounded in equity and designed to reflect competitive pay for performance. We have robust and proactive policies and procedures in place that are designed to identify, minimize, and rectify unintended pay gaps. We remain committed to the principle of equal pay for equal work and providing opportunities for advancement to our associates regardless of race, gender, ethnicity, or any other factor at all levels of the Company.

•
We annually publish our Serve 360 Report, which already includes pay equity disclosures as well as managerial and executive representation data. That information provides our stockholders and other stakeholders with fulsome and relevant information to assess the Company’s pay equity processes and outcomes. Unadjusted pay equity statistics would not provide any additional information about our pay practices or our efforts to identify, minimize, and rectify unintended pay gaps, and would not provide meaningful or actionable information.

Our compensation policies and practices are grounded in equity and reflect competitive pay for performance.
Pay equity is foundational to our compensation structures and practices. In the U.S., the vast majority of our jobs are hourly paid positions, which are generally compensated based on fixed or defined pay rates based on tenure. This highly structured compensation framework helps to prevent the exercise of managerial discretion in setting pay rates and means that our U.S. hourly paid employees generally are paid the same rate as others with the same job and tenure in their geographic location. Similarly, for our non-hourly management employees, there are well-established pay bands for all roles, and pay equity is evaluated at the time of an initial job offer and throughout the employment life cycle. Globally, during the application process, we prohibit inquiries into salary history and ban the use of compensation history when establishing starting pay for new hires.
We also have robust and proactive policies and procedures in place that are designed to identify, minimize, and rectify unintended pay gaps. We conduct a detailed statistical analysis with third parties at least annually to review gender and racial pay equity in the U.S. Additional reviews of pay and processes throughout the year are designed to support us in making adjustments due to market conditions and providing consistency to associates. Through these pay and policy adjustments, we correct for unintended pay differences, and where appropriate, adjust for market competitiveness as part of our annual and ongoing reviews. In 2023, as in 2022, pay adjustments for unintended pay differences were de minimis. We also continue to review our processes and analyses outside of the U.S. to review and analyze our equitable pay and practices more broadly.
The results are self-evident: as we reported in our 2023 Serve 360 report, a review of U.S. associates’ compensation conducted in 2023 showed that when adjusted for factors such as role, tenure, and location, U.S. associates who identified as female earn approximately 99% of what male associates earn, and U.S. associates who identified as members of a racial or ethnic minority earn approximately 99% of what non-minority associates earn.
We remain committed to transparency and meaningful disclosure.
We are proud of our compensation policies and practices and our proven ability to attract, retain, and develop a diverse and engaged workforce. As noted above, to help investors and other stakeholders assess our pay equity performance, last year we reported pay equity ratios by gender and race for U.S. employees, adjusted for factors such as experience, tenure, job function, level and scope of responsibilities, and geography. We plan to continue this reporting annually. In addition, our Annual Report on Form 10-K and annual Serve 360 Report provide detailed information about our workforce, commitment to investing in associates, and human capital strategy – including pay equity practices and policies, the representation of women in global executive and managerial roles and people
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of color in U.S. executive roles, and our EEO-1 form. Combined, this information demonstrates the Company’s performance in both paying women and racial and ethnic minority employees fairly for the roles they fill and providing access to managerial and executive opportunities.
The Board does not believe that the proposal’s additional requested reporting of unadjusted median pay gaps across race and gender globally is a practical or useful supplement to the existing reporting that we already provide annually. Unadjusted pay gap metrics compare the average pay of men and employees who do not identify as minorities to the average pay of women and employees who identify as minorities, without adjusting for any relevant factors, including factors that we believe are crucial to analyzing pay equity, such as role, tenure, and location. Given the global nature of our workforce and the dramatic differences in market-based pay by geography, we do not find unadjusted statistics to be a helpful metric to analyze pay equity nor do we believe unadjusted statistics reflect meaningful information about our compensation policies and practices or the advancement of women and minorities in our workforce. Given the information we already publish, our existing policies and procedures, and the administrative burden of collecting and comparing the pay data requested by the proposal, which would involve data from dozens of countries and territories and corresponding nationalities and currencies, the Board believes that the additional report requested by the proposal is unnecessary, would be a costly diversion of corporate resources, and is not in the best interests of our stockholders. We also disagree with the proposal’s assertion that reporting unadjusted median pay gaps is a best practice – according to a recent third-party report from Teneo, only 7% of U.S. S&P 500 companies report such information.
We embrace a holistic strategy to invest in our associates.
Pay equity is just one part of our larger set of practices designed to support, develop, and retain a diverse and engaged workforce. Our long history of service, innovation, and growth is built on a commitment to put people first. We invest in our associates, with a focus on leadership development, recognition, compensation, career opportunity, and skills training. We are focused on providing our associates with the tools, resources, and support they need to thrive – both personally and professionally. We have comprehensive compensation and benefits offerings, and we regularly evaluate these programs for competitiveness against the external talent market.
For these reasons, the Board recommends a vote AGAINST the proposal.
2024 Proxy Statement	Marriott International, Inc.	19

Corporate Governance
Board Leadership Structure
The Board separated the roles of Chairman and CEO in 2012 and has maintained a Lead Independent Director since 2013. The Board reviews its leadership structure as part of its succession planning process. It believes that separate Chairman and CEO roles, together with an experienced and engaged Lead Independent Director and independent committee oversight of key functions, provides robust oversight and independent leadership on the Board while maximizing the Company’s unique advantages.
Separate Board Chairman and CEO. The Board has chosen to separate the roles of Chairman of the Board and CEO for more than ten years. This structure allows the Chairman to focus on leading the Board in its oversight and governance responsibilities and the CEO to focus on setting and executing our strategic plans and initiatives and leading the operations of the Company.
David S. Marriott has served as the Chairman of the Board since May 2022. The Board believes that Mr. Marriott’s significant experience as a senior operations and sales executive of the Company, and his deep understanding of Marriott’s history and culture, bring an important perspective to Board-level conversations and decision-making and make him well qualified to lead the Board in its oversight responsibilities. Mr. Marriott stepped down as an employee of the Company in April 2021 in connection with joining the Board to focus on the Board’s oversight and governance responsibilities. As Chairman, he provides leadership to the Board by, among other things, working with the President and CEO, the Lead Independent Director, and the Secretary to set Board calendars, develop agendas for Board meetings, facilitate the appropriate flow of information to Board members and the effective functioning of the Board and its committees, promote Board succession planning and the orientation of new directors, and support senior management succession planning. Mr. Marriott also serves as a key conduit between management, the Board, and the Marriott family, who have a significant ownership stake in the Company and a demonstrated commitment to its long-term success.
The Board believes that the continued involvement of Marriott family members in responsible positions of the Company makes a significant contribution to the long-term value of our corporate name and identity, reinforces the culture and core values that are the bedrock of our success, and promotes associate engagement and retention. Thus, in addition to his role as Chairman, the Board has assigned Mr. Marriott additional responsibilities, which include promoting the Company’s business, brands, culture, values and goodwill. He serves as an ambassador to the Company’s associates, owners and franchisees, and the communities in which we operate, participates in internal Company events and represents the Company at external events, as requested by the President and CEO, senior executive leadership team or the Board. In doing so, Mr. Marriott continues the Marriott family’s stewardship of the culture and core values that have empowered associates, taken care of guests, created opportunities for hotel owners and franchisees, and fueled the Company for more than 96 years. In 2023, Mr. Marriott traveled almost 200,000 miles around the world to visit hotels and meet associates, speak with business councils, meet with owners, franchisees and customers, and represent the Company at a variety of external and internal conferences and events. Given the Marriott family’s iconic status in the hospitality industry and deep historical perspective on the Company and its mission, combined with Mr. Marriott’s extensive prior experience in a variety of senior roles at the Company, the Board believes Mr. Marriott is uniquely qualified to serve in this role and that his service provides a competitive advantage to the Company. The Board considered that these additional responsibilities, combined with Mr. Marriott’s responsibilities as Chairman, require significant time commitments and has established a chairman retainer fee reflective of those commitments.
Tony Capuano has served as Chief Executive Officer and a director of the Company since February 2021 and was additionally appointed President of the Company in February 2023. As President and CEO, Mr. Capuano leads the global operations of the Company and is responsible for the overall management and functioning of the Company. He is responsible for setting and overseeing the execution of the Company’s business strategies, developing and implementing the Company’s purpose and strategy, cultivating and advancing the Company’s culture and values, and driving the Company’s short- and long-term performance. Mr. Capuano oversees the senior executive leadership team and is also responsible for executive development and succession planning. Mr. Capuano reports to the Board, and the Board reviews his performance annually.
Strong Lead Independent Director. Since 2013, the Board has maintained the position of Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at regular executive sessions of the independent directors as well as meetings of the Board at which the Chairman is not present, coordinating the activities of the independent directors, having the authority to convene meetings of the independent directors, and serving as a liaison between the Chairman, the President and CEO and the independent directors. The Lead Independent Director also reviews and approves, in consultation with both the Chairman and the President and CEO, Board meeting agendas and schedules, coordinates the evaluation of Board and committee performance, coordinates the assessment and evaluation of Board candidates, organizes and leads the Board’s annual evaluation of the President and CEO, makes recommendations for changes to the Company’s governance practices, and participates in direct engagement with major stockholders. The Lead Independent Director is a standing member of the Board’s Executive Committee. The Board believes that the role of the Lead Independent Director provides strong Board leadership and appropriate independent oversight. The independent directors of the Board appoint the Lead
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Corporate Governance
Independent Director annually. Since 2022, the independent directors have selected Mr. Frederick A. “Fritz” Henderson to serve as the Lead Independent Director. Mr. Henderson has served on the Board since 2013 and served as our Audit Committee chair from May 2014 to May 2022, and he has extensive experience serving in a variety of other public company board leadership roles.
David Marriott	Fritz Henderson	Tony Capuano
Chairman of the Board	Lead Independent Director	President and CEO
Primary Responsibilities
• Focuses on Board oversight, functioning and governance matters
• Presides at meetings of the Board and of the stockholders
• Reviews and approves Board agendas and materials
• Advises the Lead Independent Director on Board composition, recruitment and succession planning
• Represents the Company at internal and external events to help further the Company’s strategic goals and to promote the Company’s business, brands, culture, values and goodwill
• Provides advice and counsel to the President and CEO

Primary Responsibilities
• Coordinates the activities of the independent directors and presides at executive sessions of independent directors
• Reviews and approves Board agendas and materials
• Advises on director recruitment and recommends Board committee chairs
• Oversees the Board and committee evaluation process
• Organizes and leads the Board’s annual evaluation of the President and CEO
• Works with the Chairman and the
President and CEO to provide that management adequately addresses matters identified by the Board and the independent directors
• Provides advice and counsel to the President and CEO

Primary Responsibilities
• Leads the Company’s global business and is responsible for the Company’s short- and long-term performance
• Leads the development and implementation of the Company’s purpose and strategy
• Sets and manages the execution of the Company’s business strategies
• Cultivates and advances the Company’s culture and values
• Evaluates and develops the Company’s executive leaders and succession plans and sets the Company’s organizational structure

Independent Committee Oversight. Our Audit, Human Resources and Compensation, Nominating and Corporate Governance, and Technology and Information Security Oversight committees are composed solely of independent directors. Consequently, the independent directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors, the development and implementation of our corporate governance programs, and technology, information security and privacy.
Emeritus Designations
Chairman Emeritus. J.W. Marriott, Jr., our former Executive Chairman and Chairman of the Board, holds the title of Chairman Emeritus. As Chairman Emeritus, Mr. Marriott may attend certain Board meetings or functions, but he is not a nominee for election and is not considered a member of the Board or a “director” as that term is used in our Amended and Restated Bylaws. He may not vote on any business coming before the Board, and he is not counted as a member of the Board for the purpose of determining a quorum or for any other purpose. He does not receive a salary in his capacity as Chairman Emeritus or compensation for attendance at Board meetings, although he may be reimbursed for reasonable expenses incurred to attend such meetings or functions or other business expenses incurred in connection with his role as Chairman Emeritus.
Director Emeritus. William J. Shaw, a former director and Vice Chairman of the Company, holds the title of Director Emeritus, but does not vote at or attend Board meetings and is not a nominee for election.
2024 Proxy Statement	Marriott International, Inc.	21

Corporate Governance
Board Composition and Diversity
The Company does not maintain a formal diversity policy for Board membership, however, the Board believes that the directors, considered as a group, should provide a mix of backgrounds, experience, knowledge, and abilities. Thus, as part of its annual review of board composition, the Nominating and Corporate Governance Committee considers and discusses the extent to which the Board as a whole includes a mix of members that represent a diversity of background and experience, which the committee defines broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoints, geographic locations, education, skills and expertise, professional and industry experience, and personal characteristics (including age, gender and race/ ethnicity). The Board believes the current director nominees embody a diverse range of viewpoints, backgrounds and skills, including with respect to age, tenure, gender, and race/ethnicity.
Board Diversity Matrix (as of May 10, 2024)
Total Number of Directors	12
Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	6	6	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0
Board Diversity 8 of our 12 Director nominees are women and/or people of color
Director Nominees

Likewise, the Board believes that committee leadership and membership should reflect the diversity of the Board. When considering and reviewing committee assignments the Nominating and Corporate Governance Committee discusses the extent to which the regularly-meeting committees include a mix of members that represent a diversity of backgrounds and experience. Currently, four of our five regularly-meeting standing committees are chaired by women and/or people of color.
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Board Skills and Experience
The Board believes that having a mix of directors with complementary qualifications, expertise, and experience is essential to meeting its oversight responsibility. The skills matrix below summarizes some of the skills and expertise of the nominees that we believe benefit our current business and strategy. We continue to evaluate the matrix against our needs and strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary experience, knowledge, and abilities relevant to service on the Board.

2024 Proxy Statement	Marriott International, Inc.	23

Corporate Governance
Selection of Director Nominees
The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, management, and stockholders. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Class A common stock, biographical information about the individual recommended, and any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended.
The Board does not have specific requirements for eligibility to serve as a director. However, in evaluating candidates, regardless of how recommended, the Nominating and Corporate Governance Committee considers the qualifications set out in the Company’s Governance Principles, including:

CHARACTER	EXPERIENCE	WILLINGNESS
character, judgment, personal and professional ethics, integrity, values, and familiarity with national and international issues affecting business	depth of experience, skills, and knowledge relevant to the Board and the Company’s business, including the ability to provide effective oversight of long-term strategy and enterprise risk	willingness to devote sufficient time to carry out the duties and responsibilities effectively
In addition, as described above, when evaluating director candidates, the Nominating and Corporate Governance Committee considers and discusses the extent to which a prospective nominee helps the Board achieve a mix of members that represent a diversity of background and experience. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The procedures for considering candidates recommended by a stockholder for Board membership are consistent with the procedures for candidates recommended by members of the Nominating and Corporate Governance Committee, other members of the Board, or management. When seeking new director candidates, the Nominating and Corporate Governance Committee endeavors to include diverse candidates, including women and racial or ethnic minorities, in any search process and directs any search firm that it engages to include women and minority candidates in any pool of candidates that the firm compiles. During 2023, the Nominating and Corporate Governance Committee used the services of Russell Reynolds Associates, a third-party executive search firm, for this purpose.
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Nominees to our Board of Directors
Each of the following director nominees presently serves on our Board and their term of office will expire at the Annual Meeting. The age shown below for each director nominee is as of May 10, 2024, the date of the Annual Meeting. Each director nominee has been nominated to serve until the 2025 annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Set forth below is each director nominee’s biography as well as the qualifications and experiences each director nominee brings to our Board, in addition to the general qualifications discussed above.

Chairman of the Board

Age: 50

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀    Executive (Chair)
⯀ Inclusion and Social Impact

Other Public Company Boards (Current)
⯀    None

Other Public Company Boards
(Past Five Years)
⯀ None
David S. Marriott Chairman of the Board, Marriott International Former President, U.S. Full Service Managed by Marriott

Skills and Qualifications
David is only the third Chairman of the Board in the Company’s history. As the son of our Chairman Emeritus and the grandson of our founders, he embodies the culture of the Company and provides the Board a deep understanding of the Company’s history, core values and mission. Prior to joining the Board, he served in a variety of operational, sales and leadership roles with the Company since 1999. Most recently, as President, U.S. Full Service Managed by Marriott, he oversaw hotel operations, human resources, sales and marketing, finance, market strategy, information resources and development and feasibility for more than 330 hotels operating under 14 brands in 34 states and French Polynesia. David leverages this experience − and his lifetime around the Company − to provide the Board valuable insight about the Company’s operations and the hospitality industry.

Career Highlights
⯀    Chairman of the Board (2022 – Present)
⯀    President, U.S. Full Service Managed by Marriott (2018 – 2021)
⯀    Chief Operations Officer, The Americas, Eastern Region (2010 – 2018)
⯀    Various operations and sales roles within Marriott with increasing responsibility, including Market Vice President; Senior Vice President, Global Sales; Sales, Boston, MA and Arlington, VA; and Assistant Sous Chef, Salt Lake City Marriott Downtown
Other Activities and Memberships
⯀    JWM Family Enterprises, Inc., Board of Directors
⯀    University of Utah, National Advisory Council
⯀    Howard University School of Business, Marriott-Sorenson Center for Hospitality Leadership, Executive Board
⯀    The J. Willard & Alice S. Marriott Foundation, Board of Trustees

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Corporate Governance

Director

Age: 58

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀    Executive
⯀ Inclusion and Social Impact

Other Public Company Boards (Current)
⯀    McDonald’s Corporation

Other Public Company Boards (Past Five Years)
⯀ None
Anthony G. Capuano President and CEO, Marriott International

Skills and Qualifications
Tony has served in a variety of leadership roles at the Company since 1995 and has been instrumental in the Company’s growth. Before his appointment as CEO in February 2021, Tony was Group President, Global Development, Design and Operations Services, where he led the strategic unit growth of all of Marriott’s brands while overseeing the global design team as well as Marriott’s global operating standards and protocols for thousands of properties around the world. His vast knowledge of the Company and its culture, and his deep experience and relationships in the hospitality industry, provide the Board valuable insights and perspective. Tony’s service on the boards of directors and board committees of McDonald’s Corporation and various not-for-profit entities provides additional industry and governance perspectives.

Career Highlights
⯀    Marriott International
⯀    President and CEO (2023 - present)
⯀    CEO (2021 – 2023)
⯀    Group President, Global Development, Design and Operations Services (2020 – 2021)
⯀    Executive Vice President and Global Chief Development Officer (2009 – 2020)
⯀    Senior Vice President of Full-Service Development for North America (2005 – 2008)
⯀    Kenneth Leventhal and Company’s Hospitality Consulting Group, Los Angeles, CA
⯀    Laventhol and Horwath’s Leisure Time Advisory Group, Boston, MA
Other Activities and Memberships
⯀    Cornell Hotel Society
⯀    The Cornell School of Hotel Administration, Dean’s Advisory Board
⯀    Business Roundtable
⯀    American Hotel and Lodging Association, Industry Real Estate Financial Advisory Council
⯀    Save Venice, Inc., Trustee

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Independent Director

Age: 64

Joined the Board: 2022

Marriott International Board Committee Memberships
⯀ Audit (Chair)

⯀    Nominating and Corporate Governance

Other Current Public
Company Boards
⯀    General Electric

Other Public Company Boards (Past Five Years)
⯀ Gap, Inc.
⯀    LyondellBasell Industries
Isabella D. Goren Former Chief Financial Officer, American Airlines, Inc. and AMR Corporation

Skills and Qualifications
Bella brings to the Board and to our Audit Committee, which she chairs, deep financial expertise and wide-ranging global travel business experience. Her multifaceted career in the travel business spans almost 30 years and includes extensive experience in implementing complex global strategies and leading financial functions, customer technology and data analytics, loyalty programs, customer service organizations and large-scale international operations. Her responsibilities at American also included human resources, revenue management, investor relations and marketing. In addition, her service on the boards of directors of various other public, private and not-for-profit organizations adds strategic and governance expertise to the Board.

Career Highlights
⯀    Chief Financial Officer, American Airlines, Inc. (American) and AMR Corporation (AMR)
(2010 – 2013)
⯀    Senior Vice President, Customer Relationship Marketing, American (2006 – 2010)
⯀    Various roles of increasing responsibility with American, including finance, revenue management, human resources and global operational roles:
⯀    Vice President, Interactive Marketing
⯀    Vice President, Asia Pacific Operations
⯀    Vice President, Customer Services Planning
⯀    President, AMR Services
⯀    Various Management Positions
Other Activities and Memberships
⯀    MassMutual Financial Group, Board Member
⯀    National Association of Corporate Directors of North Texas, Board Member
⯀    Southern Methodist University, Lyle School of Engineering, Executive Board Member
⯀    The University of Texas at Austin, Cockrell School of Engineering, Advisory Board Member

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Corporate Governance

Director

Age: 67

Joined the Board: 2014

Marriott International Board
Committee Memberships
⯀    Inclusion and Social Impact

Other Current Public Company
Boards
⯀    None

Other Public Company Boards
(Past Five Years)
⯀    None
Deborah Marriott Harrison Global Cultural Ambassador Emeritus, Marriott International

Skills and Qualifications
As the daughter of our Chairman Emeritus and the granddaughter of our founders, Debbie has extensive knowledge of the Company’s culture, business and history. Her prior service as our Global Officer, Marriott Culture and Business Councils and continuing service as our Global Cultural Ambassador Emeritus provides the Board valuable insights into our culture and workforce. Debbie also provides the Board important judgment and perspectives on government relations and public policy from her experience leading our government affairs function, and she leverages her current and prior service on the boards of numerous not-for-profit entities to assist the Board with fulfilling its corporate governance responsibilities.

Career Highlights
⯀    Global Officer, Marriott Culture and Business Councils (2013 – 2019)
⯀    Senior Vice President, Government Affairs (2007 – 2013)
⯀    Vice President, Government Affairs (2006 – 2007)
⯀    Various prior operations and accounting roles at Marriott International and Marriott hotels, including positions at the Key Bridge and Dallas Marriott hotels
Other Activities and Memberships
⯀    The J. Willard & Alice S. Marriott Foundation, Board of Trustees
⯀    Bill and Donna Marriott Foundation, Trustee
⯀    Bridges from School to Work, Board of Trustees

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Corporate Governance

Lead Independent Director

Age: 65

Lead Independent Director since: 2022
Joined the Board: 2013

Marriott International Board
Committee Memberships
⯀    Audit
⯀ Executive
⯀    Nominating and Corporate
Governance (Chair)

Other Current Public Company
Boards
⯀    Adient plc (Chair)

Other Public Company Boards
(Past Five Years)
⯀ Arconic Corp. (Chair)
⯀ Horizon Global
Frederick A. Henderson Former Chairman and CEO, SunCoke Energy, Inc.

Skills and Qualifications
Having served in numerous executive and board leadership roles at other public companies throughout his career, Fritz brings significant leadership and governance experience to our Board and deep expertise in management and strategic planning. He also brings extensive international business experience having lived and worked in numerous countries over his career and he has deep expertise in the fields of finance and accounting gained from his background as a chief financial officer.

Career Highlights
⯀    Principal, Hawksbill Group (2018 – present), a diversified business and communications consulting firm
⯀    Chairman and CEO, SunCoke Energy, Inc. (2011 – 2017) and SunCoke Energy Partners GP LLC (2013 – 2017)
⯀    Senior Vice President, Sunoco (2010 – 2011)
⯀    Various roles of increasing responsibility with General Motors (GM) for more than 25 years, including:
⯀    President and CEO (2009)
⯀    President and Chief Operating Officer (2008 – 2009)
⯀    Vice Chairman and Chief Financial Officer (2006 – 2008)
⯀    Chairman, GM Europe (2004 – 2006)
⯀    Group Vice President and Regional President, GM Asia Pacific (2002 – 2004)
⯀    Group Vice President and Regional President, GM Latin America, Africa and Middle East (2000 – 2002)
⯀    Various other finance and operational roles starting in 1984
Other Activities and Memberships
⯀    US Farathane Corporation, Board Member
⯀    Alfred P. Sloan Foundation, Board of Trustees, Chair

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Corporate Governance

Independent Director

Age: 55

Joined the Board: 2023

Marriott International Board
Committee Memberships
⯀    Human Resources and Compensation
⯀    Technology and Information Security Oversight

Other Current Public Company
Boards
⯀    DICK’S Sporting Goods

Other Public Company Boards
(Past Five Years)
⯀ YUM! Brands
⯀    Sonic Corporation
Lauren R. Hobart President and CEO, DICK’S Sporting Goods, Inc.

Skills and Qualifications
Lauren brings to the Board executive leadership, strategic vision, marketing and digital acumen, and operational expertise gained from her senior executive roles at DICK’S Sporting Goods, an omnichannel retailer serving athletes and outdoor enthusiasts, and PepsiCo. She provides the Board expertise in branding and marketing, e-commerce, digital operations, and consumer and employee engagement. In addition, Lauren brings extensive public company boardroom experience, and her status as the first non-family member CEO of DICK’S positions her to assist with governance matters unique to our Company.

Career Highlights
⯀    DICK’S Sporting Goods, Inc.
⯀    President and CEO (2021 – present)
⯀    President (2017 – 2021)
⯀    Executive Vice President, Chief Customer & Digital Officer (2017)
⯀    Executive Vice President, Chief Marketing Officer (2015 – 2017)
⯀    Senior Vice President, Chief Marketing Officer (2011 – 2015)
⯀    PepsiCo, Inc.
⯀    Chief Marketing Officer, Carbonated Soft Drinks, (2009 – 2011)
⯀    Senior marketing and strategic planning roles (1997 – 2009)
⯀    Associate Vice President, Wells Fargo & Co. (1993 – 1995)
⯀    Account Officer, JPMorgan Chase & Co. (1990 – 1993)
Other Activities and Memberships
⯀    DICK’S Sporting Goods Foundation, President

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Corporate Governance

Independent Director

Age: 69

Joined the Board: 2004

Marriott International Board
Committee Memberships
⯀    Executive
⯀    Inclusion and Social Impact (Chair)
⯀    Nominating and Corporate
Governance

Other Current Public Company
Boards
⯀    Burberry Group plc
⯀    The Procter & Gamble Company
⯀ Warner Bros. Discovery

Other Public Company Boards
(Past Five Years)
⯀ AT&T
⯀    Twitter, Inc. (n/k/a X Corp.)
Debra L. Lee Former Chairman and CEO, BET Networks

Skills and Qualifications
Debi provides our Board with proven leadership and business experience as the former CEO of BET Networks, a media and entertainment company. She also has extensive corporate governance experience from her membership on the boards of other public companies, her legal experience, and her significant involvement in civic, community and charitable activities. In addition, Debi’s more than 30 years of experience as an executive in the media industry, along with her broad board experience, provide her with extensive marketing and consumer industry skills.

Career Highlights
⯀    Chairman and CEO, BET Networks (2006 – 2018)
⯀    Prior to being named chairman and CEO of BET Networks, Ms. Lee served in several leadership roles at BET beginning in 1986, including President and CEO, President and Chief Operating Officer, and Executive Vice President and General Counsel
⯀    Attorney, Steptoe & Johnson, LLP
Other Activities and Memberships
⯀    Leading Women Defined Foundation, Founder and Chair
⯀    The Monarchs Collective, Co-founder and partner
⯀    Alvin Ailey Dance Theater, President Emerita
⯀    The American Film Institute, Board of Trustees
⯀    The Paley Center for Media, Board of Trustees
⯀    Brown University, Trustee Emeritus
⯀    My Brother’s Keeper Alliance, Trustee Emeritus

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Corporate Governance

Independent Director

Age: 69

Joined the Board: 2016

Marriott International Board Committee Memberships
⯀    Audit
⯀    Human Resources and
Compensation (Chair)
⯀    Nominating and Corporate
Governance

Other Current Public Company Boards
⯀    The Chefs’ Warehouse, Inc.
⯀    Voya Financial, Inc.

Other Public Company Boards
(Past Five Years)
⯀    Red Robin Gourmet Burgers,
Inc.
⯀    The Walt Disney Company
Aylwin B. Lewis Former Chairman, CEO and President, Potbelly Corporation

Skills and Qualifications
As a result of his numerous senior management positions at Yum! Brands, Kmart, Sears and Potbelly Corporation, Aylwin brings to the Board significant leadership experience; expertise in corporate branding, marketing, franchising and management of complex global businesses; and insights on meeting consumer needs while driving growth. His service on the boards of directors and board committees of various other public companies provides additional strategic and governance perspectives, and he has extensive knowledge of the hospitality industry from his prior service on the board of directors of Starwood Hotels & Resorts. Aylwin holds an MBA in Human Resources Management from Houston Baptist University, and a BS degree in Hotel and Restaurant Management and BA degree in English from the University of Houston.

Career Highlights
⯀    Chairman, CEO and President, Potbelly Corporation (2008 – 2017)
⯀    President and CEO, Sears Holdings Corporation (2005 – 2008); prior to being named CEO of Sears, Mr. Lewis was the President of Sears Holdings and CEO of Kmart and Sears Retail following Sears’ acquisition of Kmart in 2005
⯀    President and CEO, Kmart Holding Corporation (2004 – 2005)
⯀    Various roles of increasing responsibility and leadership with YUM! Brands, Inc., including Chief Multi-Branding and Operating Officer (2003 – 2004), Chief Operating Officer (2000 – 2003), and Chief Operating Officer, Pizza Hut (1996 – 1997)
Other Activities and Memberships
⯀    Caliber Collison, Board Member

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Independent Director

Age: 70

Joined the Board: 2019

Marriott International Board Committee Memberships
⯀    Audit
⯀    Technology and Information Security Oversight (Chair)

Other Current Public Company
Boards
⯀    Alignment Healthcare
⯀    American Electric Power Company, Inc.
⯀ First American Financial Corp.

Other Public Company Boards
(Past Five Years)
⯀ Brighthouse Financial, Inc.
Margaret M. McCarthy Former Executive Vice President, CVS Health Corporation

Skills and Qualifications
As a former IT executive at multiple major companies, Meg brings significant information and technology expertise to the Board, including experience helping consumer-facing organizations manage transformational technology change as well as privacy and cybersecurity risks. From her senior leadership experience managing large groups of employees, complex processes and enterprise-critical technology, she is well-positioned to the provide the Board and our Technology and Information Security Oversight Committee, which she chairs, valuable insights into areas of critical importance to the operations of the Company, including information security, data privacy, and technology and innovation. She also brings extensive governance expertise gained from having served on various advisory boards, councils, and public and private company boards.

Career Highlights
⯀    Executive Vice President, CVS Health Corporation (2018 – 2019), a pharmacy healthcare provider
⯀    Executive Vice President, Operations and Technology, Aetna Inc. (Aetna) (2010 – 2018), a healthcare benefits company
⯀    Chief Information Officer and Vice President and Head of Business Solutions Delivery, Aetna (2003 – 2008)
⯀    Senior Vice President, Information Technology, Cigna Corporation
⯀    Chief Information Officer, Catholic Health Initiatives
⯀    Chief Information Officer, Franciscan Health System
⯀    Consultant, Andersen Consulting (now Accenture)
⯀    Consulting Partner, Ernst & Young

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Corporate Governance

Independent Director

Age: 63

Joined the Board: 2023

Marriott International Board Committee Memberships
⯀    Audit
⯀ Inclusion and Social Impact

Other Current Public Company
Boards
⯀    None

Other Public Company Boards
(Past Five Years)
⯀ None
Grant F. Reid Former President and CEO, Mars, Incorporated

Skills and Qualifications
Grant brings extensive senior leadership, business strategy, and consumer sales experience gained through his experience as President and CEO of Mars, Incorporated, a position he held for over eight years. Through his 34-year tenure with Mars, a family-owned multinational manufacturer of confectionary, pet food and other food products and a provider of animal care services, he has a deep understanding of the financial, operational and strategic domestic and international issues that face global companies, and he has a deep understanding of consumer and retail trends. Grant also contributes significant sustainability and climate expertise, gained from his past and current roles with various business organizations, including the Sustainable Markets Initiative’s Agribusiness Task Force, Business for Inclusive Growth, One Planet for Bio Diversity, and the Consumer Goods Forum, where he served on the board of directors, co-chaired the governance committee, and co-led the Forest Positive Coalition.

Career Highlights
⯀    Mars, Incorporated
⯀    President and CEO (2014 – 2022), and member of the Board of Directors (2015 – 2022)
⯀    Global President, Mars Chocolate (2009 – 2014)
⯀    Global President, Mars Drinks (2007 – 2009)
⯀    Executive Vice President, Sales and Customer Care (2001 – 2007)
⯀    Various roles of increasing responsibility with Mars between 1988 – 2001
Other Activities and Memberships
⯀    The Vanguard Group, Board Member and Trustee
⯀    CVC, Senior Operating Partner, a global alternative investment manager (March 2023 – present)
⯀    Agribusiness Task Force, Sustainable Markets Initiative, Chair

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Independent Director

Age: 56

Joined the Board: 2021

Marriott International Board Committee Memberships
⯀    Human Resources and Compensation
⯀    Technology and Information
Security Oversight

Other Current Public Company
Boards
⯀    Booz Allen Hamilton, Inc.

Other Public Company Boards
(Past Five Years)
⯀ None
Horacio D. Rozanski President and CEO, Booz Allen Hamilton, Inc.

Skills and Qualifications
Horacio brings to the Board extensive senior leadership and global business experience and organizational management expertise gained from his role as President and CEO of Booz Allen Hamilton, a global technology and consulting company. He has a strong background in technology, innovation, and strategic transformation and business strategy. In addition, having served as Booz Allen’s chief personnel officer and chief strategy and talent officer, he has deep understanding of managing and developing talent and a diverse workforce.

Career Highlights
⯀    President and CEO, Booz Allen Hamilton, Inc. (Booz Allen) (2015 – present)
⯀    Various roles of increasing responsibility with Booz Allen since 1992, including:
⯀    President and Chief Operating Officer (2014)
⯀    Chief Operating Officer (2011 – 2014)
⯀    Chief Strategy and Talent Officer (2010)
⯀    Chief Personnel Officer (2003 – 2010)
⯀    Vice President and various consulting roles (1992 – 2003)
Other Activities and Memberships
⯀    CARE USA, Board of Directors
⯀    Children’s National Medical Center, Board of Directors, Chair
⯀    The Economic Club of Washington, D.C., Board of Directors
⯀    U.S. Holocaust Museum’s Committee on Conscience
⯀    Kennedy Center Corporate Fund, Board of Directors
⯀    Business Roundtable

2024 Proxy Statement	Marriott International, Inc.	35

Corporate Governance

Independent Director

Age: 69

Joined the Board: 2015

Marriott International Board Committee Memberships
⯀    Human Resources and Compensation
⯀    Technology and Information Security Oversight

Other Current Public Company
Boards
⯀    Caterpillar, Inc.
⯀ FedEx Corporation

Other Public Company Boards
(Past Five Years)
⯀ The Boeing Company
Susan C. Schwab Professor Emerita, University of Maryland School of Public Policy and Strategic Advisor, Mayer Brown LLP

Skills and Qualifications
Ambassador Schwab brings unique senior leadership and global and governmental perspectives to the Board’s deliberations. Her experience leading large international trade negotiations and ongoing engagement in international geopolitical and economic and commercial matters positions her well to advise her fellow directors and our senior management on a wide range of key global issues facing the Company. Susan’s government experience also allows her to advise the Company on the many challenges and opportunities that relate to government relations at home and abroad. As a result of Susan’s prior business experience and current service on other Fortune 100 corporate boards, she brings expertise on a wide range of strategic, operational, corporate governance and compensation matters to the Board and the committees on which she sits.

Career Highlights
⯀    Professor Emerita (2020 – present) and Professor (2009 – 2020), University of Maryland School of Public Policy
⯀    Strategic Advisor, Mayer Brown LLP, a global law firm (2010 – present)
⯀    U.S. Trade Representative (2006 – 2009) and Deputy, U.S. Trade Representative (2005 – 2006)
⯀    Vice Chancellor, University System of Maryland, and President and CEO, University System of Maryland Foundation (2004 – 2005)
⯀    Dean, University of Maryland School of Public Policy (1995 – 2003)
⯀    Director Corporate Business Development, Motorola, Inc. (1993 – 1995)
⯀    Director-General, U.S. and Foreign Commercial Service (Assistant Secretary of Commerce) (1989 – 1993)
Other Activities and Memberships
⯀    National Foreign Trade Council, Chair, Board of Directors
⯀    Business Council for International Understanding, Board Member
⯀    The Conference Board, NYC, Vice Chair and Trustee

36	Marriott International, Inc.	2024 Proxy Statement

Corporate Governance
Director Attendance
The Board met four times in fiscal year 2023. The Company encourages all directors to attend the annual meeting of stockholders. All 13 directors nominated for election in 2023 attended the Company’s 2023 annual meeting. During fiscal year 2023, no current director or director nominee attended fewer than 75% of the total number of meetings of the Board and committees on which such director served.
Governance Principles
The Board has adopted Governance Principles that provide a framework for our governance processes. The portion of our Governance Principles addressing director independence appears below, and the full text of the Governance Principles can be found in the Investor Relations section of the Company’s website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters.” You also may request a copy from the Company’s Secretary. Our Governance Principles establish the limit on the number of public company board memberships for the Company’s directors at two, including the Company’s Board, for directors who are chief executive officers of public companies, and four for other directors. Additionally, our Governance Principles provide that members of our Audit Committee should not serve on more than three audit committees of public companies, including the Company’s Audit Committee.
Anti-Hedging and Anti-Pledging Policies
Our Securities Trading Policy prohibits Marriott associates, officers, and directors from engaging in hedging or derivative transactions with respect to our equity securities, all directors and executive officers (as designated in accordance with Rule 16a-1(f) under the Securities Exchange Act of 1934) from holding our equity securities in a margin account, and all independent directors and executive officers (as designated in accordance with Rule 16a-1(f) under the Securities Exchange Act of 1934) from pledging our equity securities as collateral for a loan. Directors who are not determined to be independent but do not serve as executive officers are prohibited from pledging our equity securities as collateral for a loan without the prior approval of the Lead Independent Director. The Lead Independent Director may approve or deny the request in his or her sole discretion, and may consider a variety of factors in evaluating a request, including, without limitation, the size of the pledge relative to the individual’s other holdings, both direct and indirect, and Marriott’s shares outstanding; the nature and size of the associated transaction and the risk of foreclosure, including the financial capacity to repay the loan; protections against the appearance of insider trading, including prohibitions on sales during trading black-outs; and the ability to timely report transactions on Form 4. No such requests for approval were made in 2023.
Director Independence
Our Governance Principles include the following standards for director independence:
5. Independence of Directors. At least two-thirds of the directors shall be independent, provided that having fewer independent directors due to the departure, addition or change in independent status of one or more directors is permissible temporarily, so long as the two-thirds requirement is again satisfied by the later of the next annual meeting of stockholders or nine months. To be considered “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), the Board must determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott. The Board has established the guidelines set forth below to assist it in determining director independence. For the purpose of this section 5, references to “Marriott” include any of Marriott’s consolidated subsidiaries.
a. A director is not independent if: (i) the director is, or has been within the preceding three years, employed by Marriott; (ii) the director or a family member is a current partner of Marriott’s independent auditor, or was a partner or employee of Marriott’s independent auditor and worked on the audit of Marriott at any time during the preceding three years; (iii) a family member of the director is, or has been within the preceding three years, employed by Marriott as an executive officer; (iv) the director or a family member is part of an interlocking directorate in which the director or family member is employed as an executive officer of another company where at any time during the preceding three years a present executive officer of Marriott at the same time serves or served on the compensation committee of that other company; (v) the director has accepted, or a family member has accepted, during any 12-month period within the preceding three years, more than $120,000 in compensation from Marriott, other than compensation for Board or Board committee service, compensation paid to a family member who is an employee (other than an executive officer) of Marriott, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (vi) the director or a family member is an executive officer of a charitable organization to which Marriott made discretionary charitable contributions in the current or any of the last three fiscal years that exceed five percent of that organization’s consolidated gross revenues for that year, or $200,000, whichever is more; or (vii) the director or a family member is a partner in, or a controlling stockholder or executive officer of, any organization to
2024 Proxy Statement	Marriott International, Inc.	37

Corporate Governance
which Marriott made, or from which Marriott received, payments for property or services in the current or any of the last three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Marriott securities or payments under non-discretionary charitable contribution matching programs.
b. The following commercial or charitable relationships are not relationships that would impair a Marriott director’s independence: (i) service as an executive officer of another company which is indebted to Marriott, or to which Marriott is indebted, where the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the other company; and (ii) service by a Marriott director or a family member solely as a non-employee director or trustee of another entity or charitable organization that does business with, or receives charitable contributions from, Marriott. The Board annually reviews each director’s independence and makes an affirmative determination regarding the independence of each director.
c. For relationships not covered by the guidelines in paragraph (b) above, the determination of whether the relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott, and therefore whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in this section 5.
The Board undertook its annual review of director independence in February 2024. As provided in the Governance Principles, the purpose of this review is to determine whether any relationships or transactions are inconsistent with a determination that the director or nominee is independent. During the February 2024 review, the Board recognized the former employment of Mr. J.W. Marriott, Jr. and Mr. David Marriott, Mrs. Deborah Harrison’s role as Global Cultural Ambassador Emeritus, and the family relationships of Mr. J.W. Marriott, Jr., Mr. David Marriott, and Mrs. Harrison discussed elsewhere in this proxy statement.
Based on the standards set forth in the Governance Principles, the Board affirmatively determined that Ms. Goren, Mr. Henderson, Mr. Hippeau, Ms. Hobart, Ms. Lee, Mr. Lewis, Ms. McCarthy, Mr. Reid, Mr. Rozanski and Ambassador Schwab are each independent of the Company and its management. In making this determination, the Board found that none of these directors had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Marriott. In addition, the Board had previously determined that George Muñoz, who served on the Board until May 2023, was independent.
Mr. Anthony Capuano, Mrs. Deborah Harrison, and Mr. David Marriott are considered not independent as a result of their current or former employment with the Company and/or family relationships.
38	Marriott International, Inc.	2024 Proxy Statement

Corporate Governance
Board Committees
The Board has six standing committees: Audit, Human Resources and Compensation, Nominating and Corporate Governance, Inclusion and Social Impact, Technology and Information Security Oversight, and Executive. The Board has determined that all members of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee are independent under the applicable rules and regulations of the Nasdaq Listing Standards, including the standards applicable to compensation committee members, and the SEC, that all members of the Audit Committee meet the Nasdaq listing standard of financial sophistication, and that Ms. Goren, Mr. Henderson, and Mr. Lewis are audit committee financial experts as defined in SEC rules. The Board has adopted a written charter for each committee, and those charters are available on the Investor Relations section of our website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters.” You also may request copies of the committee charters from the Company's Secretary.
The table below indicates the current members of the applicable Board committee, the primary responsibilities of such committee, and the number of meetings held in 2023.
Audit Committee		Number of Meetings in 2023: 7
Current Members
Key Responsibilities
• Oversee accounting and financial reporting, including the audit of our financial statements and internal control environment.
• Appoint and retain our independent registered public accounting firm, manage its compensation, and oversee its work.
• Oversee the performance of the internal audit function.
• Oversee compliance with legal and regulatory requirements.
• Review and consider related party transactions and policies regarding related party transactions.
• Oversee efforts to promote the safety and security of guests and associates.
• Review and approve the Company's use of swaps and other derivative instruments.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2023 the Committee’s oversight included, among other things:
• At each quarterly meeting, representatives of EY and finance management were present to review accounting, internal control, auditing, and financial reporting matters, and the Committee held private sessions with the Company’s General Counsel, Chief Audit Executive, and representatives of EY; and
• Discussing and receiving briefings from management on accounting, business continuity and disaster recovery plans, insurance, tax and treasury matters, compliance with legal and regulatory requirements, the disclosure of environmental, social and governance metrics and related information in financial and regulatory filings, and guest and associate safety and security matters.

For additional information, please see the Report of the Audit Committee section of this proxy statement below.

Isabella D. Goren Chair
Frederick A. Henderson	Aylwin B. Lewis
Margaret M. McCarthy	Grant F. Reid
2024 Proxy Statement	Marriott International, Inc.	39

Corporate Governance
Human Resources and Compensation Committee		Number of Meetings in 2023: 6
Current Members:
Key Responsibilities
• Review the philosophy and design of our executive compensation program.
• Review and recommend to the Board the compensation of the President and CEO.
• Review and recommend to the Board our incentive compensation plans and equity-based plans.
• Review and approve or recommend to the Board, as applicable, senior executive development and compensation programs and oversee senior executives’ evaluations and plans for executive succession.
• Oversee our clawback and stock ownership policies.
• Oversee other human resources strategies and policies, including culture and associate engagement, talent development and retention, organizational effectiveness and efforts to promote the personal health and well-being of associates.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2023 the Committee’s oversight included, among other things:
• Receiving quarterly reports from our President and CEO, Chief Human Resources Officer, and other members of management concerning executive compensation policies and trends, talent management, and associate well-being;
• Reviewing and approving executive compensation;
• Reviewing the Company’s management succession planning, including talent evaluations and development plans; and
• Continuing its oversight of the Company’s executive travel and protection program.
For additional information, please see the Report of the Human Resources and Compensation Committee section of this proxy statement below.

Aylwin B. Lewis Chair
Eric Hippeau	Lauren R. Hobart
Horacio D. Rozanski	Susan C. Schwab
Nominating and Corporate Governance Committee		Number of Meetings in 2023: 5
Current Members
Key Responsibilities
• Review and make recommendations to the Board regarding corporate governance documents and related matters (including any necessary modifications to the Governance Principles).
• Review and make recommendations to the Board regarding the size and composition of the Board and its committees and identify, evaluate, and recruit individuals to become Board members.
• Review and recommend to the Board planning for CEO succession.
• Oversee the Board’s orientation and evaluation processes.
• Review policies for political activities, lobbying and related contributions.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2023 the Committee’s oversight included, among other things:
• Continuing its ongoing review of short-term and long-term Board refreshment needs and identifying potential Board candidates;
• Overseeing and participating in Company’s proxy and off-season investor engagement; and
• Reviewing and enhancing Board evaluation and education processes, including obtaining a membership in the National Association of Corporate Directors (NACD), and the Company's governance documents.

Frederick A. Henderson Chair	Isabella D. Goren
Debra L. Lee	Aylwin B. Lewis
40	Marriott International, Inc.	2024 Proxy Statement

Corporate Governance
Inclusion and Social Impact Committee		Number of Meetings in 2023: 4
Current Members:
Key Responsibilities
Oversee, review, and provide guidance to the Board and management regarding strategies and policies related to:
• Associate well-being and inclusion, including the advancement of women and people from historically underrepresented groups throughout the world;
• The diversity of the Company’s hotel ownership, customer, and supplier base;
• Corporate social responsibility, including human rights, community support and engagement, inclusive operations, and responsible sourcing; and
• Environmental matters, including sustainability and climate-related issues, impacts, and risks.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2023 the Committee’s oversight included, among other things:
• Initiatives related to diversity, equity and inclusion;
• Reviewing the Company’s Serve 360 goals, progress and reporting, and initiatives and efforts concerning sustainability, human rights, and investor engagement; and
• Overseeing the Company’s commitment to set a near-term science-based emissions reduction target and set a long-term science-based target to reach net-zero emissions by no later than 2050.

Debra L. Lee Chair
Anthony G. Capuano	Deborah M. Harrison
David S. Marriott	Grant F. Reid
Technology and Information Security Oversight Committee		Number of Meetings in 2023: 4
Current Members:
Key Responsibilities
• In the context of technology, cybersecurity and privacy matters, review strategy and investments, the progress of major projects and decisions, and disaster recovery and business continuity planning.
• Review privacy and information security policies and programs.
• Review and discuss with management significant privacy and information security incidents, including response and recovery plans.
• Oversee significant regulatory and compliance matters in technology, cybersecurity and privacy matters.
Recent Committee Focus Areas
In addition to its key responsibilities, during 2023 the Committee’s oversight included, among other things:
• Receiving quarterly reports from our Chief Information Security Officer, Privacy Officer, and other members of management concerning our information security and data privacy programs and related matters;
• Overseeing the Company’s multi-year, company-wide digital and technology transformation; and
• Discussing the Company’s policies for utilizing emerging technologies, including artificial intelligence.

Margaret M. McCarthy Chair
Eric Hippeau	Lauren R. Hobart
Horacio D. Rozanski	Susan C. Schwab
The Board also maintains an Executive Committee that is chaired by Mr. Marriott and on which Mr. Capuano, Mr. Henderson and Ms. Lee serve as members. The Executive Committee’s responsibilities include exercising the powers of the Board when it is not in session, subject to specific restrictions as to powers retained by the full Board. The Executive Committee did not meet in 2023.
2024 Proxy Statement	Marriott International, Inc.	41

Corporate Governance
Meetings of Independent and Non-Employee Directors
Company policy requires that the independent directors meet in executive session without management present at least twice a year. In 2023, the independent directors and non-employee directors met four times without management present and the independent directors met privately four times. The Lead Independent Director presides at the meetings of the independent directors.
Board Evaluation Process
The Nominating and Corporate Governance Committee oversees the design and implementation of our annual Board and committee evaluation process and reviews the process annually. The process includes the following components:
•
Annual Board and Committee Questionnaires. Directors provide their assessments of the effectiveness of the Board and the committees on which they serve via written questionnaires. The Nominating and Corporate Governance Committee reviews the assessments and they are organized and summarized for discussion with the Board and the respective committees during executive sessions.

•
One-on-One Interviews. Beginning in 2024, either the Chairman of the Board or the Lead Independent Director will meet with each director individually. This process is designed to provide additional feedback on Board composition, overall Board effectiveness, and individual director performance and contributions.

•
Ongoing Feedback. Directors provide ongoing, real-time feedback on Board practices and effectiveness throughout the year outside of the formal evaluation process, including in executive sessions after each regularly scheduled Board and committee meeting and in informal discussions outside of Board meetings with the Chairman of the Board, the Lead Independent Director, and the President and CEO and other members of management.

•	Board Leadership Discussions. The Chairman of the Board, the Lead Independent Director, and the President and CEO jointly review the contributions and performance of each director annually.
The evaluation process is an important determinant for Board tenure, and both the Board and the Nominating and Corporate Governance Committee consider the results of the process as part of the nomination and selection process for both the Board and its committees and to assess whether changes to the Board’s composition or practices are appropriate.
The Board also reviews the President and CEO’s performance annually. The Lead Independent Director organizes and leads the evaluation in collaboration with the chair of the Human Resources and Compensation Committee and the Chairman of the Board.
Director Orientation and Continuing Education
All new directors participate in our director orientation program. This orientation program includes a thorough review of background material, meetings with board members and senior management, and Company education sessions. The orientation allows new directors to become familiar with our industry and our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.
We also facilitate and encourage the participation of all Board members in continuing education programs, at the Company’s expense, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of our Board and its committees. In 2023, in addition to presentations and discussions at our Board meetings and regular ongoing contact with management, our continuing education efforts included the following:
✔	Provided memberships and subscriptions to boardroom news resource platforms and leading director education associations, including the NACD.
✔	Hosted education sessions for the full Board led by internal and external experts, including sessions related to cybersecurity and climate.
✔	Reimbursed directors for the costs of attending external director education events and other forums relevant to the responsibilities of board members and/or the business and affairs of the Company.
✔
Hosted Board meetings at properties in a variety of locations to enhance the Board’s exposure to our brands and offerings. In conjunction with each Board meeting, we conducted local market hotel tours or hosted other events that allowed directors to meet and interact with owners and franchisees, on-property associates, and above-property management associates.

✔
Involved Board members in events and activities that further enhanced their understanding and appreciation of our culture and core values, including Serve 360 activities and our annual Awards of Excellence program.

42	Marriott International, Inc.	2024 Proxy Statement

Corporate Governance
Risk Oversight
The Board is responsible for overseeing the Company’s processes for assessing and managing risk. The Board considers our risk profile when reviewing our annual business plan and incorporates risk assessment into its decisions impacting the Company. Risks are identified and managed in connection with the Company’s robust enterprise risk management process, and in performing its oversight responsibilities, the Board reviews with management the most significant enterprise risks that have been identified by both the Board and management, including strategic, operational, financial, external/regulatory, industry, and reputation risks, as well as management’s process and resources needed for addressing and mitigating the short- and long-term potential effects of such risks. The Board continuously evaluates its approach in addressing top risks as circumstances evolve, and the Company’s risk oversight processes and disclosure controls and procedures are designed to appropriately escalate key risks to the Board as well as to analyze potential risks for disclosure.
Board of Directors
The Board receives regular updates from management with respect to various enterprise risk management issues, including updates on governance processes associated with managing risks, the status of projects to strengthen the Company’s risk mitigation efforts, and recent incidents impacting the industry and threat landscape. The Board receives updates through presentations, written materials, teleconferences, and other appropriate means of communication, with opportunities for questions, robust discussion and feedback. Throughout the year, a portion of the Board and relevant committee meetings are dedicated to reviewing and discussing specific risk topics in greater detail, which in 2023 included discussions related to geopolitical conditions, industry trends and threats, information security and emerging technologies, safety and security, sustainability and climate, and talent and workforce matters. In addition, each regular Board meeting includes a report by the President and CEO that includes discussion of the most significant issues affecting the Company, and the Board receives periodic updates on certain risks and global trends and conditions that may impact the Company’s strategy and financial performance.

The Board has delegated to its committees responsibility for further oversight of specific risks that fall within the committees’ areas of responsibility, as summarized below. The committees regularly report back to the full Board.

Audit	Technology and Information Security Oversight
• Reviews and discusses the Company’s business and financial risk management and risk assessment policies and procedures with senior management, the Company’s independent auditor, and/or the Chief Audit Executive, including matters related to disaster recovery, business continuity, foreign currency, and risk disclosure.

• Primarily responsible for hiring and evaluating our independent registered public accounting firm, reviewing our internal controls, and overseeing our internal audit function.

• Oversees risks related to certain legal and compliance matters, including fraud and ethics, the Company’s compliance systems, and policies and procedures related to related party transactions and conflicts of interest.

• Oversees the Company’s insurance risks and efforts to promote the safety and security of guests and associates.

• Oversees the Company’s information security and privacy risks and the steps taken to monitor and mitigate those exposures. Our Chief Information Security Officer and our Privacy Officer regularly report to the committee on topics related to information security and privacy risks and readiness, including with respect to resources deployed to identify, assess and mitigate such risks.

• Information security and privacy risks are also discussed with the full Board, including in annual education sessions, as part of regular legal updates and management presentations, and as part of the Board’s oversight of enterprise risk management.

• Reviews the progress of major technology-related projects and technology architecture decisions (including with respect to scope, budgets and timelines), reviews whether the Company’s technology programs effectively support the Company’s business needs and objectives, and monitors and oversees technology trends and threats.

Human Resources and Compensation
• Oversees risks related to the Company’s human resources policies and practices, including executive development and succession, director and executive compensation and benefits, and other matters pertaining to talent management and organizational effectiveness.

• Oversees the assessment of risks relating to the Company’s compensation policies and programs and reviews and discusses whether the amount and components of compensation for the Company’s associates and the design of compensation programs might create incentives for excessive risk-taking by the Company’s associates.

Inclusion and Social Impact
• Oversees risks related to the Company’s social and environmental strategies and policies, including strategies and policies related to associate wellbeing and inclusion, the diversity of the Company’s associates and its ownership, customer and supplier base, corporate social responsibility efforts, and sustainability and climate-related issues, impacts and risks.

• Diversity, equity and inclusion, talent acquisition and retention, and environmental matters, including sustainability and climate-related issues and other environmental, social and governance matters are also discussed with the full Board as part of regular updates and management presentations, and as part of the Board’s oversight of enterprise risk management.

Nominating and Corporate Governance
• Monitors the Company’s processes to maintain proper corporate governance standards and oversees risks related to Board leadership, composition and refreshment.

• Reviews the Company’s policies governing political contributions, lobbying, and personal political activities, including efforts to assess and manage risks relating to political activities and expenditures.

2024 Proxy Statement	Marriott International, Inc.	43

Corporate Governance
Stockholder Engagement
We value the insights and perspectives of our stockholders and have extensive engagement with the investment community throughout the year, including as follows:
•
From time to time, the Lead Independent Director participates in discussions with stockholders to discuss proxy items or other issues where Board-level involvement is appropriate. In 2023, our Lead Independent Director spoke with various stockholders who have long-term, significant investments in the Company to discuss proxy matters, corporate governance, executive compensation, and key environmental and social topics. Feedback from these discussions, proxy season developments, and voting results and trends are shared with the Nominating and Corporate Governance Committee and the full Board, as needed.

•
Our relevant subject matter experts engage with stockholders on a variety of matters related to the Company, including executive compensation, Board governance and composition, risk oversight, climate and sustainability, and a variety of social issues. These discussions help foster a dialogue around governance practices and additional topics of interest to our investors, and we consider potential changes to governance or compensation practices, public disclosures or other practices in light of investor feedback.

•
Our Investor Relations team regularly speak with existing and prospective investors in individual and group investor meetings, as well as at investor conferences. These meetings can include participation by our President and CEO, our Chief Financial Officer, or other senior executives. Discussions cover a wide variety of topics that help augment investors’ understanding of the Company, including an overview of business trends; our corporate strategy, priorities and goals; our financial performance; and our outlook. During these meetings, we also seek investors’ input and feedback so we can remain well informed regarding their perspectives.

•
Our Investor Relations team held a half-day Security Analyst Meeting in September 2023 where our President and CEO and other members of his senior leadership team discussed the Company’s strategic priorities and shared a 3-year financial model.

•
Our quarterly earnings calls are another key aspect of our investor engagement process. During the calls, our President and CEO and our Chief Financial Officer provide prepared remarks and respond to questions regarding historical results, current business trends, and the outlook for future periods. We post transcripts from our earnings calls, the Security Analyst Meeting and public presentations at investor conferences on our Investor Relations website, where stockholders can also find earnings press releases, sustainability reports, stock information, and other financial, operational and governance information.

The feedback received from our stockholder engagement is regularly summarized and shared with our Board to help inform our decision-making, enhance our corporate disclosures, and shape our future practices. In total, during fiscal year 2023, we spoke with investors from more than 400 institutions in individual and group meetings and at conferences. These investors represent a majority of our institutional investor base.
Stockholder Communications with the Board
Stockholders and others interested in communicating with the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, the Audit Committee, or the non-employee directors may do so by email to business.ethics@marriott.com or by writing to the Business Ethics Department, Department 52/924.09, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. Communications are forwarded to the appropriate directors for their review, except that the Board has instructed the Company not to forward solicitations, bulk mail or communications that do not address Company-related issues. The Company reports to the directors on the status of outstanding concerns addressed to the non-employee directors, the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee on a regular basis. The non-employee directors, the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee, and the Audit Committee may direct special procedures, including the retention of outside advisors or counsel, for any concern addressed to them.
Code of Ethics and Business Conduct Guide
The Company has long maintained and enforced a Code of Ethics that applies to all Marriott associates, including our President and CEO, Chief Financial Officer, and Principal Accounting Officer, and to each member of the Board. The Code of Ethics is encompassed in our Business Conduct Guide, which is available in the Investor Relations section of our website (www.Marriott.com/investor) by clicking on “Governance” and then “Documents & Charters.” We intend to post on that website any future changes or amendments to our Code of Ethics, and any waiver of our Code of Ethics that applies to any of our executive officers or a member of our Board, within four business days following the date of the amendment or waiver.
44	Marriott International, Inc.	2024 Proxy Statement

Audit Committee Report and Independent Auditor Fees
Report of the Audit Committee
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process, and maintaining an effective system of internal control over financial reporting. The Company’s independent auditor is engaged to audit and express opinions on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of internal control over financial reporting with management and the Company’s independent auditor. The Audit Committee also discussed with the independent auditor those matters required to be discussed by the independent auditor with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures along with the annual communication of independence, including direct discussion with the independent auditor regarding the independent auditor’s independence, in accordance with the applicable requirements of the PCAOB.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Members of the Audit Committee:

Isabella D. Goren (Chair)
Frederick A. Henderson
Aylwin B. Lewis
Margaret M. McCarthy
Grant F. Reid
Pre-Approval of Independent Auditor Fees and Services Policy
The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our independent auditor on an annual basis and additional services as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve independent auditor services with estimated fees up to $100,000 (provided that the Audit Committee Chair reports to the full Audit Committee at the next meeting on any pre-approval determinations).
2024 Proxy Statement	Marriott International, Inc.	45

Audit Committee Report and Independent Auditor Fees
Independent Registered Public Accounting Firm Fee Disclosure
The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements for 2023 and 2022 and fees billed for audit-related services, tax services and all other services rendered by our independent registered public accounting firm for 2023 and 2022. The Audit Committee approved all of the fees presented in the table below.
	Independent Registered Public Accounting Firm Fees Paid Related to 2023 Ernst & Young LLP ($)	Independent Registered Public Accounting Firm Fees Paid Related to 2022 Ernst & Young LLP ($)
Audit Fees:
Consolidated Audit(1)	7,731,000	7,195,000
International Statutory Audits(2)	2,793,000	2,544,000
	10,524,000	9,739,000
Audit-Related Fees(3)	856,000	824,000
Tax Fees(4)	402,000	498,000
Total Fees	11,782,000	11,061,000
(1)
Principally fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the auditors’ review of the Company’s quarterly financial statements, and services provided in connection with the Company’s regulatory filings.

(2)	Fees for statutory audits of our international subsidiaries.
(3)	Principally audits as required under agreements with hotel owners.
(4)	Principally tax compliance services related to our international entities.
46	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Report of the Human Resources and Compensation Committee
Marriott is consistently recognized as a global hospitality leader. The Company believes that building a culture of strong and consistent leadership is essential to long-term success in the hospitality industry. In fact, Marriott’s long history of service, innovation, and growth is built on our core value of putting people first and our talent strategy is foundational to the Company’s success. Each of the NEOs is a long-standing member of our senior management team, averaging 25 years of hospitality experience with the Company, and, in 2023, made significant contributions to achieving the Company’s financial and business priorities, while driving strategic Company expansion.
Our Company’s culture is reflected in, and reinforced by, the design and implementation of the Company’s executive compensation program, which emphasizes the following principles:
•	There should be a strong correlation between NEO pay and Company performance. Therefore, a substantial portion of NEO pay should be tied to achieving key performance goals.
•	NEOs should be paid in a manner that contributes to long-term stockholder value. Therefore, equity compensation should be the most significant component of each NEO’s total pay opportunity.
•
Compensation should be designed to motivate the NEOs to perform their duties in ways that will help the Company meet its short-term and long-term objectives. Therefore, compensation should consist of an appropriate mix of the following compensation elements: cash and non-cash, annual and multi-year, and performance- and service-based.

•
The executive compensation program must be competitive so that the Company can attract key talent from within and outside of our industry and retain key talent at costs consistent with market practice. Therefore, compensation should reflect market data, individual performance, and internal pay equity considerations, including consideration of the ratio of the President and CEO’s compensation to the other NEOs’ compensation.

The Human Resources and Compensation Committee (the “Committee”), which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to the Company’s compensation and human resources policies and practices, including matters related to executive development, director and executive compensation and benefits, management succession planning, and talent development and retention. As part of its responsibilities, the Committee oversees the Company’s executive compensation programs, which are designed to enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the stockholders. The Committee, on behalf of and, in certain instances, subject to the approval of the Board, reviews and approves compensation programs for certain senior officers. In this context, the Committee reviewed and discussed with management the Company’s CD&A required by Item 402(b) of SEC Regulation S-K. Following the reviews and discussions referred to above, the Committee recommended to the Board that the CD&A be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this proxy statement.
Members of the Human Resources and Compensation Committee:

Aylwin B. Lewis (Chair)
Eric Hippeau
Lauren R. Hobart
Horacio D. Rozanski
Susan C. Schwab
2024 Proxy Statement	Marriott International, Inc.	47

Executive and Director Compensation
Compensation Discussion and Analysis
This section discusses the Company’s executive compensation program for the following NEOs for 2023:
Anthony G. Capuano	President and Chief Executive Officer
Kathleen K. Oberg	Chief Financial Officer and Executive Vice President, Development
William P. Brown	Group President, United States and Canada
Benjamin T. Breland	Executive Vice President and Chief Human Resources Officer
Rena H. Reiss	Executive Vice President and General Counsel
2023 Compensation Highlights
Compensation for 2023 reflects outstanding financial and operating performance for the year. Key compensation decisions for 2023 are highlighted below and discussed in more detail in the sections that follow.
•	2023 Base Salaries: The Committee increased NEO base salaries by 4.0% to 7.7% based on the Committee’s review of external market data, internal pay equity, tenure and individual performance.
•
2023 Annual Cash Incentive Program: Performance factors included a focus on 2023 Adjusted EBITDA as the most critical financial metric for the Company (weighted 60%) and a unifying component (weighted 40%) aligned with Marriott’s growth metrics centered on three key paths to win: Best Brands and Channels, Most Valuable Customer Base, and Be in More Places, with our people as the foundation of our strategy. The Company’s Adjusted EBITDA (as defined below and described in Exhibit A) was approximately $4.656 billion, which reflected above-maximum level of performance, and the growth metrics component, which is evaluated on a quantitative and qualitative basis, paid out at 200% of target. As a result, the annual cash incentive program resulted in a maximum payout for each NEO for 2023. See “Annual Incentives” for additional details.

•
Annual PSUs: For PSUs granted in 2023, performance factors focus on 2025 Adjusted EBITDA with a three-year relative Total Shareholder Return (TSR) modifier of up to +/-20% to further align awards with stockholder value. Annual PSUs granted in 2021 exceeded the 2023 Adjusted EBITDA maximum resulting in a payout of 150% of target, which was further modified by +20% as a result of the Company’s total shareholder return results which were at the 99th percentile relative to the performance peer group. This resulted in an overall payout of 180% of target.

•
2021-2023 Stockholder Value PSUs: Stockholder Value PSUs granted in 2021 were earned at an overall payout of 150% of target based on the Company’s TSR results which were at the 99th percentile relative to the performance peer group.

2023 Compensation in Detail
Base Salary
In February 2023, the Committee was presented with market data on base salary levels at the 50th percentile for each position and recommended increases ranging from 4.0% to 7.7% for each of the NEOs. The Company’s independent compensation consultant, Pearl Meyer (the “Compensation Consultant”), reviewed and supported the recommendations. After careful discussion and consideration of the external market data, internal pay equity, tenure and individual performance, the recommended salaries for the NEOs were approved by the Committee and, with respect to Mr. Capuano, by the independent and non-employee directors.
	2023 Base Salary ($)	2022 Base Salary ($)	2022 to 2023 Increase (%)
Anthony G. Capuano	1,400,000	1,300,000	7.7
Kathleen K. Oberg	936,000	900,000	4.0
William P. Brown	810,000	775,000	4.5
Benjamin T. Breland	725,000	675,000	7.4
Rena H. Reiss	740,000	710,000	4.2
48	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Annual Incentives
To promote growth and profitability, the Company’s annual cash incentive program is based on actual performance measured against pre-established financial and business operational targets. The annual cash incentive design rewards executives for achieving annual Company performance objectives that support long-term financial and operational success.
As reflected in the following table, target awards under the annual cash incentive program were 200% of salary for Mr. Capuano, and 100% for each of Ms. Oberg, Mr. Brown, Mr. Breland and Ms. Reiss. In setting the target awards, the Committee reviewed market data for each position and determined that the incentive amounts payable upon achievement of target performance levels would result in total cash compensation (base salary plus annual incentive) that would be at or near the 50th percentile of a broad-based and select group of companies described in the discussion of Market Data below.
Name	Target Award as a % of Salary
Anthony G. Capuano	200
Kathleen K. Oberg	100
William P. Brown	100
Benjamin T. Breland	100
Rena H. Reiss	100
The annual cash incentive program performance factors are intended to establish high standards consistent with the Company’s quality goals, which are designed to be achievable, but not certain to be met. The Company believes that these factors are critical to achieving success within the hospitality and service industry.
Awards under the 2023 Annual Incentive Plan were subject to achieving a threshold Adjusted EBITDA level; no awards could be earned unless the Company’s Adjusted EBITDA for the year equaled or exceeded $3.65 billion. Once this threshold was met, each NEO’s award was calculated based on the achievement of Company Adjusted EBITDA (weighted 60%) and both a quantitative and qualitative evaluation of goals aligned with Marriott’s strategic growth metrics centered on our three key paths to win: Best Brands and Channels, Most Valuable Customer Base, and Be in More Places, with our people as the foundation of our strategy (weighted 40%). These financial, operational and strategic goals are described more fully below.
Financial Component (60% weighting)
Performance Goal	Performance Target	Payout as a % of Target
Company-wide Adjusted EBITDA(1)(2)	Less than $3.65 billion	0%
	$3.65 billion	25%
	$4.16 billion	100%
	$4.58 billion or greater	200%
(1)	If the achievement falls between stated Adjusted EBITDA performance levels, the payout percentage is interpolated between the corresponding incentive levels.
(2)
Adjusted EBITDA under the Annual Incentive Plan is calculated as the non-GAAP measure that Marriott reports to investors as Adjusted EBITDA (as described in Exhibit A), subject to certain additional adjustments, if applicable for such year. There were no such additional adjustments for 2023.

The above performance targets were determined in early 2023 during a time of uncertainty for the industry and global economy. Nevertheless, the Adjusted EBITDA performance targets were set at levels that would require significant year-over-year growth, approximately 8% and approximately 19% to achieve target and maximum performance, respectively.
2024 Proxy Statement	Marriott International, Inc.	49

Executive and Director Compensation
Marriott’s growth metrics are intended to measure progress against key Company-wide quantitative and qualitative business objectives for all NEOs. All of the goals in this component emphasize near-term and long-term actions critical to our continued success.
Like Adjusted EBITDA, the below growth metrics were determined in early 2023 during a time of uncertainty for the industry and global economy and were set at levels that would require year-over-year growth to achieve a target payout and would require significant effort from each NEO to drive the success of the business. In aggregate, the Committee determined to weight the growth metrics at 40% of the overall annual incentive plan given how critical they are to the Company’s success.
Growth Metrics Component (40% weighting)
Our Associates are the Foundation	Most Valuable Customer Base
Achieve “Best Employer” leadership score	Grow active Marriott Bonvoy members
Best Brands & Channels	Be in More Places
Improve guest satisfaction survey results	Achieve room growth targets
In determining the growth metrics component payout level following year-end, the Committee considered the financial performance of the Company and took a holistic view of the Company’s achievement of the business objectives described above, as well as other accomplishments in the key areas as described in the table below, with no specific weightings applied to any objective or accomplishments.
2023 Accomplishments
• Reshaped the senior executive team to remain nimble and effective in driving strategies to benefit our guests, associates, and owners and franchisees around the world
• Responded to unprecedented crises, geopolitical tensions, and humanitarian challenges including continued conflict in Ukraine and the Middle East, earthquakes in Turkey and Syria, and fires in Maui
• Exceeded goals as well as the “Best Employer” benchmark for the Company-wide associate leadership index survey
• Made progress toward diversity, equity, and inclusion goals and enhanced our efforts to include a range of initiatives and programs to support our goal to make all stakeholders (including associates, guests, owners and franchisees, and suppliers) feel welcome and valued
• Exceeded goals for guest satisfaction survey results significantly improving over the prior year
• Exceeded monthly active user goals for the Marriott Bonvoy app
• Exceeded goals for Marriott Bonvoy loyalty member engagement, enrollments, and net promoter scores
• Signed a record number of organic management and franchise agreements – an average of nearly 2.5 deals a day – representing approximately 164,000 rooms globally
• Achieved strong net rooms growth of 4.7%
• Announced the signing of an exclusive long-term strategic licensing agreement with MGM Resorts International and the creation of the MGM Collection with Marriott Bonvoy, comprised of 16 of MGM's hotel and resort destinations, representing nearly 40,000 rooms in Las Vegas and other markets across the U.S., which launched in early 2024
• Entered the high-growth affordable midscale segment with the acquisition of the City Express brand portfolio in the Company's Caribbean and Latin America (CALA) region, representing 17,300 rooms
• Continued expansion in the affordable midscale segment with the announcement of StudioRes and Four Points Express by Sheraton
• Achieved certain impactful cybersecurity and technology-related goals

50	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Select 2023 Company Awards and Recognitions
• #10 on Fortune 100 Best Companies to Work For®, Great Place to
Work®, Fortune
• Best Workplaces for Parents™, Great Place to Work®, Fortune
• Best Workplaces for Women™, Great Place to Work®, Fortune
• #1 Best Workplaces in Greater China™, Great Place to Work®
• PEOPLE Companies that Care®, Great Place to Work®, PEOPLE
• DiversityInc Hall of Fame Companies, DiversityInc
• World’s Best Companies 2023, TIME
• Best Hotel Chain (Global), Skift Meetings
• Best Companies for Diversity, Equity, and Inclusion, Black Enterprise
•  50 Best Companies for Latinas to Work for in the U.S., LATINA Style
• America’s Greatest Workplaces, Newsweek
• America’s Greatest Workplaces for Parents, Newsweek
• America’s Greatest Workplaces for Veterans, Newsweek
• America’s Greatest Workplaces for LGBTQ+ 2023, Newsweek
• America’s Most Responsible Companies, Newsweek

• 100 Best Companies, Seramount
• Top Companies for Executive Women, Seramount
• Corporate Equality Index, Human Rights Campaign Foundation
• Leading Disability Employer Seal, National Organization on Disability
• Best Places to Work for Disability Inclusion, named by Disability:IN
• America’s Best Employers for Diversity, Forbes
• America’s Best Employers for New Graduates, Forbes
• America’s Best Employers for Veterans, Forbes
• World’s Best Employers, Forbes
• America’s Best Large Employers, Forbes
• World’s Top Companies for Women, Forbes
• Worlds Most Admired Companies (Category: Hotels, Casinos, and Resorts), Fortune
• 2023 Gender Equality Index, Bloomberg
• 100 Best ESG Companies For 2023, Investor’s Business Daily

The table below outlines the performance achieved and the aggregate actual payout approved by the Committee as a percentage of target under the 2023 Annual Incentive Plan.
Company-wide Financial Component (60% of total bonus)	Growth Priorities Component (40% of total bonus)	Actual Payout as a Percent of Target
200%	200%	200%
Long-Term Incentive Awards
Annual Stock Awards
The Company annually grants equity compensation awards to the NEOs. The 2023 annual awards were granted pursuant to the Marriott International, Inc. Stock and Cash Incentive Plan, but awards granted after May 2023 are made pursuant to the 2023 Marriott International, Inc. Stock and Cash Incentive Plan (“2023 Stock Plan”), which became effective in May 2023 (collectively, the “Stock Plans”). Such awards are designed to link NEO pay to long-term Company performance and to align the interests of NEOs with those of our stockholders. In setting target award values, the Committee considered its review of external market data, individual performance, and internal pay equity considerations for each position, and determined that aggregate target award values for the NEOs as a group should generally result in total direct compensation (base salary plus target annual incentive plus target equity awards) that would be at or near the 50th percentile of a broad-based and select group of companies described in the discussion of “Market Data” below, with variation above or below the 50th percentile by individual to reflect strategic impact, internal pay equity, tenure, and individual performance. The target values of the awards granted to the NEOs in 2023 are set forth in the following table (amounts shown in the Summary Compensation Table reflect actual grant date fair value as determined in accordance with accounting guidance):
2023 Target Value of Annual Stock Awards ($)
Anthony G. Capuano	15,000,000
Kathleen K. Oberg	4.250,000
William P. Brown	3,000,000
Benjamin T. Breland	3,000,000
Rena H. Reiss	2,500,000
2024 Proxy Statement	Marriott International, Inc.	51

Executive and Director Compensation
Consistent with 2022, the NEOs’ annual stock awards for 2023 were granted in a mix of SARs, RSUs and PSUs for the President and CEO and the other NEOs as illustrated below:

The key features of the 2023 awards were as follows:
Stock Appreciation Rights (SARs)
• Vest in 1/3 annual increments over three years from the grant date generally subject to continued service with the Company; promotes retention and stock price performance as award value appreciates with the Company’s stock price and the awards are worthless if the stock price remains unchanged or decreases.
• Upon exercise, entitles holder to a number of Class A shares equal to the quotient of the market price per share at the time of exercise (the “Final Price”) less the grant price, divided by the Final Price; promotes alignment of NEO and stockholder interests.

Restricted Stock Units (RSUs)
• Vest in 1/3 annual increments over three years from the grant date, generally subject to continued service with the Company; promotes retention and alignment with stockholder interests as award value appreciates and depreciates with the Company’s stock price.

2023-2025 Performance Share Units (PSUs)
• Earned after 3-year performance period generally subject to continued service and contingent on achieving 2025 Adjusted EBITDA performance targets. The 2025 Adjusted EBITDA metric under these PSU awards differs from the 2023 Adjusted EBITDA measure used for the Annual Incentive Plan, as such measures cover different performance time periods and support distinct strategic objectives. While the Annual Incentive Plan measure focuses on Marriott’s near-term profitability, these PSUs focus on Marriott’s longer-term profitability and success as a leader in the hospitality industry and further promote retention.
• Subject to relative TSR modifier that adjusts payout level +/- 20% based on the Company’s relative three-year TSR measured against our Performance Peer Group (see “Market Data” below); further aligns NEO and stockholder interests.

Supplemental Stock Awards
Supplemental stock awards are infrequent and are only considered in recognition of special performance, promotions, or assumption of additional responsibilities, to retain key talent, or as a sign-on employment inducement. The Committee did not make any supplemental stock awards to any NEO in 2023.
Settlement of 2021-2023 PSU Grants
•
2021-2023 Annual PSUs: In February 2024, the Committee certified the 2021-2023 PSU performance achievement at 180% of target based on the Company’s 2023 Adjusted EBITDA performance above maximum and three-year TSR in the 99th percentile of our performance peer group.

•
2021-2023 Supplemental Stockholder Value PSUs: Stockholder Value PSUs granted in 2021 were earned at an overall payout of 150% of target based on the Company’s TSR results which were at the 99th percentile relative to the performance peer group. The Stockholder Value PSUs were granted to recognize the management team's significant efforts and accomplishments during pandemic-impacted 2020 and to further motivate strong relative TSR performance through delivery of Marriott’s business recovery strategy.

Both 2021 PSU plans had a performance peer group consisting of: Accor SA, Carnival Corporation & Plc, Choice Hotels International, Inc., Hilton Worldwide Holdings Inc., Hyatt Hotels Corporation, InterContinental Hotels Group PLC, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Group, Wyndham Hotels & Resorts, Inc., Apple Hospitality REIT, Inc., Host Hotels & Resorts, Inc., Park Hotels & Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Las Vegas Sands Corp., MGM Resorts International, Wynn Resorts, Limited, Booking Holdings Inc., and Expedia Group, Inc.
52	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Performance Metrics

Grant Timing and SAR Exercise Price
The Company’s practice is to grant annual stock awards each year on the second trading day following the Company’s annual earnings conference call for the prior fiscal year. This timing is designed to minimize the possibility that the Company could grant stock awards prior to the release of material, non-public information that may result in an increase or decrease in its stock price, even though the dollar value of the equity awards is established in early February. Supplemental stock awards may be granted throughout the year, but not during Company-imposed trading black-out periods and not close in time prior to or after the release of material non-public information.
Executives derive value from their SARs based on the appreciation in the value of the underlying shares of Company stock. For purposes of measuring this appreciation, the Company sets the exercise or base price as the average of the high and low quoted prices of the Company stock on the date the awards are granted. This average price valuation is common practice and offers no inherent pricing advantage to the executive or the Company.
Other Compensation
Perquisites
The Company generally offers limited perquisites to its NEOs, as follows:
•
Hotel Stay Benefits – Consistent with hospitality industry practice, and to encourage NEOs to experience and personally evaluate our portfolio of properties, the Company offers NEOs complimentary rooms, food and beverage, and certain other amenities and activities (such as spa and golf) while on personal travel at properties within the Company’s lodging portfolio.

•
Travel Pursuant to Independent Security Study – In late 2022, the Company obtained an independent security study (“Independent Security Study”) which recommended various measures to address the safety and security of the Company’s senior executive team. Based on the recommendations in the Independent Security Study, the Human Resources and Compensation Committee recommended, and the Company adopted, a security policy (“Security Policy”) that requires (i) Mr. Capuano to use the Company’s private aircraft for all air travel, including personal travel, to promote his personal security and safety, and (ii) all NEOs to use private ground transportation for personal travel in certain circumstances. We consider these personal security measures recommended by the Independent Security Study and reflected in our Security Policy to be a reasonable and necessary expense for the Company’s benefit given the NEOs’ significant roles at the Company. These measures also allow our NEOs to maximize their productivity and the time they can devote to Company business, which included operations spanning 139 countries and territories as of year-end 2023.

•
Other Benefits – The Company provides (i) each NEO the opportunity to obtain an annual comprehensive physical at the Company’s cost, (ii) the opportunity, from time to time, for an NEO’s spouse or other guest to accompany the NEO on personal or business travel, which typically results in no material incremental cost to the Company, and (iii) the NEOs, other than Mr. Capuano, with an annual safety and security allowance.

2024 Proxy Statement	Marriott International, Inc.	53

Executive and Director Compensation
The value of these benefits is included in the NEOs’ wages for tax purposes to the extent required by law, and the Company does not provide tax gross-ups to the NEOs with respect to any of these benefits.
Other Benefits
NEOs may participate in the same Company-wide benefit programs offered to all eligible U.S. associates. Some programs are paid for solely by the enrollees (including executives), such as 401(k) plan elective deferrals, vision coverage, long-term and short-term disability, group life and accidental death and dismemberment insurance, and health care and dependent care spending accounts. Other benefit programs are paid for or subsidized by the Company for all enrollees, such as the 401(k) plan Company match, group medical and dental coverage, $50,000 Company-paid life insurance, business travel accident insurance and tuition reimbursement. NEOs are also eligible to participate in the Marriott International, Inc. Employee Stock Purchase Plan, which allows all eligible employees to purchase shares of the Company’s Class A common stock at a discount from the market price.
Nonqualified Deferred Compensation Plan
In addition to a tax-qualified 401(k) plan, the Company offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings under the Marriott International, Inc. Executive Deferred Compensation Plan (“EDC”). The Company believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because the Company does not offer a defined benefit pension plan. The EDC, including each NEO’s benefits under the EDC and the Company’s 2023 contributions to the EDC, is described below in the “Nonqualified Deferred Compensation for Fiscal Year 2023” section.
Change in Control
The Company provides limited, “double trigger” change in control benefits under the Stock Plans and the EDC upon an NEO’s qualifying termination of employment in connection with a change in control of the Company, as described below in the “Potential Payments Upon Termination or Change in Control” section. The Committee believes that, with these carefully structured benefits, the NEOs are better able to perform their duties with respect to any potential proposed corporate transaction without the influence of or distraction by concerns about their employment or financial status. In addition, the Committee believes that stockholder interests are protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.
The Company does not provide tax gross-ups on these benefits and limits the benefits under the Stock Plans to avoid adverse tax consequences to the Company. Specifically, the Stock Plans include a cut-back provision, so that the benefit will not be provided to the extent it would result in the loss of a tax deduction by the Company or imposition of excise taxes under the “golden parachute” excess parachute payment provisions of the Internal Revenue Code. The discussion of Potential Payments Upon Termination or Change in Control below includes a table that reflects the year-end intrinsic value of unvested stock awards and cash incentive payments that each current NEO employed as of year-end would receive if subject to an involuntary termination of employment in connection with a change in control.
Compensation Process and Policies
2023 “Say-on-Pay” Vote and Stockholder Engagement
At the Company’s 2023 annual meeting, stockholders once again expressed substantial support for the compensation of our 2022 NEO compensation with approximately 96% of the votes cast for approval of the “say-on-pay” advisory vote. Given this level of support, the Committee did not make any changes to the structure of the Company’s executive compensation program as a result of this vote.
As described elsewhere in this proxy statement, the Company values the perspectives of its stockholders and regularly engages with the investment community on a variety of topics including the Company’s business, strategies, financial results and other topics suggested by stockholders. These meetings, which include individual meetings, group meetings and participation at conferences, provide valuable feedback from stockholders on an ongoing basis.
54	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Stock Ownership Policies
The Company reinforces its performance-based and long-term philosophy through its stock ownership policy which requires that, within five years of becoming an NEO, each NEO own Company stock with a total value equal to a multiple of three to six times his or her individual salary grade midpoint. The Company counts common stock owned outright and shares held within the Company’s qualified 401(k) plan in determining each NEO’s ownership level, but does not count unearned PSUs, unvested RSUs or outstanding SARs (regardless of whether vested or unvested). Each NEO has already met this requirement or is on track to meet it within the five-year timeline for compliance. NEOs are required to retain 50% of the net after-tax shares under equity awards granted after becoming an NEO until they satisfy the required stock ownership levels.

We have adopted a number of related policies that further reflect alignment with long-term stockholder value.
•	The Company prohibits all associates, including the NEOs, and directors from engaging in short sale transactions related to Marriott stock.
•
PSUs and RSUs do not provide for accelerated distribution of shares upon retirement to ensure that executives have a continuing stake in the Company’s performance beyond the end of their employment, thereby strengthening their interest in the Company’s long-term success.

•
The Company prohibits all associates, including the NEOs, and directors from buying, selling, writing or otherwise entering into any hedging or derivative transaction related to Marriott stock or securities, including options, warrants, puts, calls, and similar rights that have an exercise or conversion privilege that is related to the price of a Marriott security, or similar instruments with a value derived from the value of a Marriott security, except that they may hold SARs or other derivative securities awarded to them as compensation under the Company’s equity compensation plans.

•	The NEOs (and all executive officers) are prohibited from holding Company stock in margin accounts and from pledging such stock as collateral for loans.
Clawbacks
Clawback and forfeiture provisions have been a longstanding feature of Marriott’s executive compensation programs. Our Stock Plans and the NEOs’ award agreements contain provisions that allow the Company to limit or eliminate the ability of any executive to exercise options and SARs or to receive a distribution of Company stock under PSUs, RSUs or other stock awards if the executive violates applicable covenants or otherwise engages in serious misconduct, including criminal or tortious conduct or other acts or omissions that are actually or potentially injurious to the Company’s operations, financial condition or business reputation. In addition, our equity awards provide for continued vesting upon a qualifying retirement such that these forfeiture provisions continue to apply, post-termination, through the originally applicable vesting schedule. These recoupment and forfeiture provisions apply beyond the context of a financial restatement, and apply to both time- and performance-based awards.
In addition to these features of our compensation programs, the compensation clawback provisions of the Sarbanes-Oxley Act of 2002 apply to the President and CEO and Chief Financial Officer and we have adopted a clawback policy intended to comply with Rule 10D-1 of the Securities Exchange Act of 1934. Our clawback policy provides that we will, in the event of an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, recoup incentive-based compensation received by a covered executive to the extent such incentive-based compensation exceeds what the covered executive would have received had it been calculated based upon the restated results.
Independent Compensation Consultant
The Committee selected and retained the Compensation Consultant to assist the Committee in establishing and implementing the Company’s executive and director compensation strategy. The Compensation Consultant reports to and is instructed in its duties by the Committee and carries out its responsibilities in coordination with the Human Resources Department. Other than having provided the
2024 Proxy Statement	Marriott International, Inc.	55

Executive and Director Compensation
Company with executive compensation data from a survey, which the Committee pre-approved, the Compensation Consultant performs no other services for the Company. Based on materials presented by management and the Compensation Consultant and the factors set forth in Exchange Act Rule 10C-1, the Committee determined that the Compensation Consultant is independent and that the Compensation Consultant’s engagement did not raise any conflicts of interest.
The Compensation Determination Process
In designing and determining 2023 NEO pay, the Committee considered recommendations from the Company’s Executive Vice President and Chief Human Resources Officer, from Mr. Capuano with regard to the compensation of the NEOs other than himself, and from the Company’s Chairman of the Board, David Marriott, as well as the advice and recommendations of the Compensation Consultant. The Committee also obtained input and approval of the independent and non-employee directors regarding the compensation for Mr. Capuano.
In its determinations, the Committee does not set rigid, categorical guidelines or formulae to determine the levels of compensation for the NEOs. Rather, it relies upon its collective judgment as applied to the challenges confronting the Company as well as subjective factors such as leadership ability, individual performance, retention needs, and future potential as part of the Company’s management development and succession planning process.
The Committee carefully reviews numerous factors when setting NEO total pay opportunity, allocating total pay opportunity among base salary, annual incentives and annual stock awards, and determining final pay outcomes based on performance. The Committee considers the NEOs’ job responsibilities, tenure and experience, and Company and individual performance against internal targets as well as performance of competitors, competitive recruiting and retention pressures, internal pay equity and succession and development plans.
Market Data
The Committee also reviews the total pay opportunity for executives at the 50th percentile of several broad, revenue-based surveys as well as a custom survey of companies specifically selected by the Committee. This review of total pay opportunity is designed as a market check to align the potential range of total direct compensation outcomes with our long-term performance expectations and actual results. The Committee believes, based on the advice of the Compensation Consultant, that the similarly-sized companies participating in the revenue-based surveys and the companies selected for the custom survey represent the broad pool of executive talent both within and outside of the lodging industry for which the Company competes. To avoid over-emphasizing the results of one or more surveys, the Company considers the results of the revenue-based surveys as well as those of the custom survey, in terms of total pay and each component of pay. The Committee also regularly reviews historical financial, business and total stockholder return results for lodging companies as well as a selected group of comparator companies prior to determining final pay amounts. This process for identifying relevant market data is used consistently for all senior executives of the Company, including the NEOs.
Revenue-Based Survey
In general, the revenue-based surveys used as a market reference for NEO pay include companies with annual revenue similar to that of the Company. For 2023, the surveys were the Executive Compensation and Benchmarking Survey (provided by the Compensation Consultant), the Radford Global Database, the WTW CDB Executive Compensation Database, the Equilar Top 25 Survey, and the Fred Cook Survey of Long-Term Incentives. The Committee did not consider the individual companies in the revenue-based surveys when making compensation decisions.
56	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Custom Survey
There are no other U.S. publicly-traded lodging companies similar to our size. Therefore, in consultation with the Compensation Consultant, the Committee selected appropriate comparator group companies from a broad universe of companies that compete with Marriott for executive talent, are of similar size in annual revenue or have a similar focus on marketing, e-commerce, consumers and brand image even if they do not compete directly in the lodging business. The Committee annually reviews the comparator group for potential changes (e.g., due to mergers and acquisition activity or changes in company size and business mix) but does not generally anticipate making significant changes every year, to allow for consistency and comparability of market data from year-to-year. The comparator group companies reviewed for 2023 are shown below along with select financial and non-financial metrics the Committee considered and Marriott’s percentile ranking on each of these metrics. During 2023, the Committee made no changes to the peer group. The financial information reflects fiscal year-end data available as of March 1, 2024.
	2023 Revenues(1)	Market Capitalization(1)	Enterprise Value(1)	Number of Employees
Lodging Companies (stock ticker)
Hilton Worldwide Holdings Inc. (HLT)	$10,235	$46,158	$55,491	178,000
Hyatt Hotels Corporation (H)	6,667	13,437	15,916	51,000
Wyndham Hotels & Resorts, Inc. (WH)	1,397	6,545	8,690	2,300
Other Hotel, Restaurant & Leisure Companies (stock ticker)
Carnival Corporation & plc (CCL)	21,593	19,036	48,512	106,000
Caesars Entertainment Inc. (CZR)	11,528	10,117	21,570	51,000
McDonald’s Corporation (MCD)	25,494	214,288	262,800	150,000
MGM Resorts International (MGM)	16,164	14,590	43,774	63,000
Royal Caribbean Cruises Ltd (RCL)	13,900	33,204	55,012	98,100
Starbucks Corp (SBUX)	35,976	108,703	129,790	381,000
Other Retail & Consumer Branded Companies (stock ticker)
Best Buy Company, Inc. (BBY)	46,298	13,932	17,325	52,200
Nike, Inc. (NKE)	51,217	167,280	169,530	83,700
The TJX Companies, Inc. (TJX)	54,217	111,130	118,072	329,000
The Walt Disney Company (DIS)	88,898	165,260	200,970	173,250
E-Commerce Companies (stock ticker)
eBay Inc. (EBAY)	10,112	22,552	25,653	12,300
Expedia Group, Inc. (EXPE)	12,839	20,802	24,434	17,100
Booking Holdings Inc. (BKNG)	21,365	122,016	123,828	23,600
Marriott International, Inc. (MAR)(2)	23,713	65,511	78,038	411,000
Percentile Rank	63rd	62nd	62nd	100th
Source: Bloomberg, SEC filings and other public sources.
(1)	Amounts are reported in millions.
(2)
Revenue amount for the Company is shown as reflected in our financial statements. The number of Marriott employees shown includes 148,000 associates employed by Marriott at properties, customer care centers and above-property operations, as well as 263,000 associates who are employed by our property owners but whose employment is managed by Marriott (which is common outside the U.S.); it does not include hotel personnel employed by our franchisees or management companies hired by our franchisees.

2024 Proxy Statement	Marriott International, Inc.	57

Executive and Director Compensation
Relative TSR Performance Peer Group
As discussed above, the Committee believes that it is appropriate to focus on companies that are generally similar in size to our Company, but including a broader group of industries, when comparing compensation with market data. For TSR performance comparisons, however, the Committee believes that company size is less relevant than business focus within the lodging and hospitality industry. The performance peer group should effectively measure the Company’s performance relative to other companies whose businesses are similar and are subject to similar business cycles. The performance peer group of 19 companies for 2023 PSU grants was selected in February 2023 based on a review of the constituents of established industry indices: S&P 500 Hotels, Resorts, & Cruise Lines Index and the Bloomberg World Lodging Index, and a review of other public companies within the same industry classifications. Although this TSR performance peer group differs from the compensation peer group, there is an overlap of nine companies between the two groups, as indicated in the table below.
	FYE 2021 Revenues ($m)(1)	Market Capitalization ($m) as of 12/31/2022(1)
Hotels, Resorts & Cruise Lines (stock ticker)
Accor SA	2,067(2)	7,185(2)
Carnival Corporation & plc (CCL)*	1,908	19,649
Choice Hotels International, Inc. (CHH)	1,069	8,640
Hilton Worldwide Holdings Inc. (HLT)*	5,788	43,478
Hyatt Hotels Corporation (H)*	3,028	10,545
InterContinental Hotels Group PLC (IHG)	2,907	12,260
Norwegian Cruise Line Holdings Ltd. (NCLH)	648	6,500
Royal Caribbean Cruises Ltd (RCL)*	1,532	19,593
Wyndham Hotels & Resorts, Inc. (WH)*	1,565	8,353
Hotel & Resort REITs (stock ticker)
Apple Hospitality REIT, Inc. (APLE)	934	3,688
Host Hotels & Resorts, Inc. (HST)	2,890	12,417
Park Hotels & Resorts Inc. (PK)	1,362	4,465
Pebblebrook Hotel Trust (PEB)	733	2,926
RLJ Lodging Trust (RLJ)	786	1,890
Casinos & Gaming (stock ticker)
Caesars Entertainment, Inc. (CZR)*	9,570	19,994
MGM Resorts International (MGM)*	9,680	21,047
Wynn Resorts, Limited (WYNN)	3,764	9,756
Internet & Direct Marketing Retail (OTAs) (stock ticker)
Booking Holdings Inc. (BKNG)*	10,958	98,521
Expedia Group, Inc. (EXPE)*	8,598	27,384
*	Also a compensation peer group company
(1)	Reflects values reviewed by the Committee when approving the peer group in February 2023
(2)	Amounts shown for Accor SA are converted from Euros using a February 2023 F/X rate of .93799
58	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Risk Considerations
The Committee considered risk in determining 2023 NEO compensation and believes that the following aspects of NEO pay discourage unreasonable or excessive risk-taking by executives:
•
Base salary levels are commensurate with the executives’ responsibilities (and the external market) so that the executives are not motivated to take excessive risks to achieve an appropriate level of personal financial security.

•	Annual cash incentive program includes a diverse mix of Company performance metrics.
•	Annual cash incentive opportunities are capped so that no payout exceeds a specified percentage of salary, thereby moderating the impact of short-term incentives.
•
The Committee and the Board have discretion to decrease annual cash incentive payments, for example, if they believe the operational or financial results giving rise to those payouts are unsustainable or if they believe the payout would unfairly reward the NEOs for events that are unrelated to their performance.

•	The mix of short-term and long-term incentives is balanced so that at least 50% of total pay opportunity is in the form of long-term equity awards.
•	PSUs are subject to performance measures that reflect the strength of our brands and drive long-term financial and stock performance.
•
Annual stock awards are generally granted as a mix of PSUs, RSUs, and SARs that generally vest over or after at least three years, which together encourage the NEOs to focus on sustained stock price performance.

•
The Committee reviews and compares total compensation and each element of compensation to external market data to confirm that compensation is within an acceptable range relative to the external market, while also taking into consideration the Company’s relative performance.

•
The NEOs are subject to mandatory clawback of excess incentive compensation in the event of a financial restatement due to material non-compliance with any financial reporting requirement under the federal securities laws.

•	Stock ownership and retention requirements align the long-term interests of NEOs with the interests of stockholders.
•	All associates, including the NEOs, and directors are prohibited from engaging in hedging or derivative transactions related to Marriott stock or securities.
•	The NEOs (and all executive officers) are prohibited from holding Company stock in margin accounts and from pledging such stock as collateral for loans.
2024 Proxy Statement	Marriott International, Inc.	59

Executive Compensation Tables and Discussion
Summary Compensation Table
The following Summary Compensation Table presents the compensation we paid in fiscal years 2021, 2022 and 2023 to our President and CEO, our Chief Financial Officer, and our other three most highly compensated executive officers in 2023.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Anthony G. Capuano President and Chief Executive Officer	2023	1,400,001	0	10,932,550	3,750,128	5,600,005	0	981,361	22,664,045
	2022	1,300,000	0	9,193,155	3,125,029	4,992,000	4,340	100,569	18,715,093
	2021	1,234,615	0	10,171,778	2,250,072	4,691,538	13,556	30,323	18,391,882
Kathleen K. Oberg Chief Financial Officer and Executive Vice President, Development	2023	936,000	0	2,861,849	1,275,177	1,872,000	0	35,094	6,980,120
	2022	900,000	0	2,369,733	1,050,135	1,728,000	8,039	33,490	6,089,397
	2021	888,462	0	9,309,699	1,050,068	1,688,077	25,667	17,659	12,979,631
William P. Brown Group President, United States and Canada	2023	809,999	0	2,020,216	900,146	1,619,998	0	116,345	5,466,704
	2022	775,000	0	1,692,541	750,097	1,488,000	7,859	44,787	4,758,284
	2021	748,826	0	3,057,817	675,022	1,067,078	24,996	9,425	5,583,164
Benjamin T. Breland Executive Vice President and Chief Human Resources Officer	2023	725,000	0	2,086,938	900,095	1,450,000	0	125,830	5,287,863
Rena H. Reiss Executive Vice President and General Counsel	2023	739,999	0	1,683,924	750,062	1,479,998	0	67,751	4,721,734
(1)	This column reports all amounts earned as salary during the fiscal year, whether paid or deferred under the Company’s qualified 401(k) plan or the EDC.
(2)
The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in the fiscal year as determined in accordance with accounting guidance for share-based payments, and therefore differs from the target award values approved by the Committee. The assumptions for making the valuation determinations for SAR Awards are set forth in the footnotes to the Grants of Plan-Based Awards for Fiscal Year 2023 table, below.

(3)
Approximately 69% of the 2023 value reported in this column for Mr. Capuano, 58% for Mr. Breland, and 60% for Ms. Oberg, Mr. Brown and Ms. Reiss represent the value of PSUs at the grant date based upon target performance which is the most probable outcome as of the grant date with respect to performance. Assuming that the highest level of performance conditions is achieved for all PSUs, the grant date fair values of the PSUs included in the 2023 value for Mr. Capuano, Ms. Oberg, Mr. Brown, Mr. Breland and Ms. Reiss would be $15,093,067, $3,421,148, $2,414,991, $2,414,991 and $2,012,671, respectively.

(4)	This column reports all amounts earned under the Company’s annual cash incentive program during the fiscal year, which were paid in March of the following fiscal year unless deferred under the EDC.
(5)
The values reported equal the earnings credited to accounts in the EDC to the extent they were credited at a rate of interest exceeding 120% of the applicable federal long-term rate, as discussed below under “Nonqualified Deferred Compensation for Fiscal Year 2023.”

(6)	All Other Compensation for fiscal year 2023 consists of:
•	Company contributions to the Company’s qualified 401(k) plan of $16,500 for each NEO other than Ms. Oberg and $11,400 for Ms. Oberg;
•	The cost of Hotel Stay Benefits provided to the applicable NEO during the year;
•	For each NEO other than Mr. Capuano, an annual safety and security allowance;
•
For Mr. Capuano, $888,206 attributable to personal use of the corporate aircraft, which, as of late 2022, he is required to use for all air travel, including personal travel, to promote his personal security and safety pursuant to the Independent Security Study and Security Policy described above. Mr. Capuano’s use of the corporate aircraft also maximizes his productivity and the time he can devote to Company business. The Company determines the incremental cost associated with personal use of the corporate aircraft by adding (i) the product of the aircraft’s variable operating costs per hour multiplied by any personal flight hours and the hours for any related deadhead flights, (ii) the cost of fuel and other flight-specific expenses for the personal trip, or, in the case of a mixed personal and business trip, a percentage of the cost of such flight specific expenses attributable to the percentage of personal flight hours for the trip, and (iii) an allocable portion of the Company’s cost to purchase aircraft carbon emissions offsets.

In addition, NEOs are occasionally accompanied by a spouse or invited guest while on travel, which typically results in no material incremental cost to the Company. All Other Compensation for fiscal year 2022 has also been adjusted to reflect an additional $28,822 related to flights Mr. Capuano took to the meetings of an outside board in the second half of 2022.
60	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Grants of Plan-Based Awards for Fiscal Year 2023
The following table presents the plan-based awards granted to the NEOs in 2023.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (Number of Shares of Stock or Units) (#)	All Other SAR Awards (Number of Securities Underlying SARs) (#)	Exercise or Base Price of SARs ($/sh)	Grant Date Fair Value of Stock/ SAR Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Capuano
Cash Incentive			420,000	2,800,002	5,600,005	—	—	—	—	—	—	—
PSU	2/16/23	2/10/23	—	—	—	10,561	42,242	84,484	—	—	—	7,546,533
RSU	2/16/23	2/10/23	—	—	—	—	—	—	21,123	—	—	3,386,017
SAR	2/16/23	2/10/23	—	—	—	—	—	—	—	62,367	177.55	3,750,128
Ms. Oberg
Cash Incentive			140,400	936,000	1,872,000	—	—	—	—	—	—	—
PSU	2/16/23	2/8/23	—	—	—	2,394	9,575	19,150	—	—	—	1,710,574
RSU	2/16/23	2/8/23	—	—	—	—	—	—	7,182	—	—	1,151,275
SAR	2/16/23	2/8/23	—	—	—	—	—	—	—	21,207	177.55	1,275,177
Mr. Brown
Cash Incentive			121,500	809,999	1,619,998	—	—	—	—	—	—	—
PSU	2/16/23	2/8/23	—	—	—	1,690	6,759	13,518	—	—	—	1,207,495
RSU	2/16/23	2/8/23	—	—	—	—	—	—	5,070	—	—	812,721
SAR	2/16/23	2/8/23	—	—	—	—	—	—	—	14,970	177.55	900,146
Mr. Breland
Cash Incentive			108,750	725,000	1,450,000	—	—	—	—	—	—	—
PSU	2/16/23	2/8/23	—	—	—	1,690	6,759	13,518	—	—	—	1,207,495
RSU	2/16/23	2/8/23	—	—	—	—	—	—	5,070	—	—	879,442
SAR	2/16/23	2/8/23	—	—	—	—	—	—	—	12,780	177.55	900,095
Ms. Reiss
Cash Incentive			111,000	739,999	1,479,998	—	—	—	—	—	—	—
PSU	2/16/23	2/8/23	—	—	—	1,408	5,633	11,266	—	—	—	1,006,335
RSU	2/16/23	2/8/23	—	—	—	—	—	—	4,227	—	—	677,588
SAR	2/16/23	2/8/23	—	—	—	—	—	—	—	12,474	177.55	750,062
(1)
The amounts reported in these columns include potential payouts corresponding to achievement of the threshold, target, and maximum performance objectives under the Company’s annual cash incentive program.

(2)
These columns report the number of shares issuable under PSUs granted to the NEOs for the 2023-2025 performance period. Annual PSUs reported in these columns are conditioned on the achievement of 2025 Adjusted EBITDA, with a potential modification of -20% to +20% based on relative TSR performance over a three-year performance period from 2023-2025, with threshold representing 25% of the target number of shares and maximum representing 200% of target.

(3)
The value reported for Stock Awards and SAR Awards is the aggregate grant date fair value of the awards granted in 2023 as determined in accordance with accounting standards for share-based payments, although the Company recognizes the value of the awards for financial reporting purposes over the service period of the awards. We used the following assumptions to determine the fair value of the SAR Awards granted in 2023: expected volatility = 28.05%; dividend yield = 1.02%; risk-free rate = 3.98–3.96%; and expected term = 7–10 years. In making these assumptions, we base expected volatility on the historical movement of the Company’s stock price. We base risk-free rates on the corresponding U.S. Treasury spot rates for the expected duration at the date of grant, which we convert to a continuously compounded rate. The dividend yield assumption takes into consideration both historical levels and expectations of future dividend payout. The weighted average expected terms for SAR Awards are an output of our valuation model which utilizes historical data in estimating the time period that the SARs are expected to remain unexercised. We calculate the expected terms for SARs for separate groups of retirement eligible and non-retirement eligible employees. Our valuation model also uses historical data to estimate exercise behaviors, which include determining the likelihood that employees will exercise their SARs before expiration at a certain multiple of stock price to exercise price. For PSUs, the value reported is based on the grant date stock price of the target number of shares subject to the award.

2024 Proxy Statement	Marriott International, Inc.	61

Executive and Director Compensation
The Grants of Plan-Based Awards table reports the dollar value of cash-based annual incentive program awards (at their threshold, target and maximum achievement levels) and the number and grant date fair value of PSUs, RSUs and SARs granted under the Stock Plans to each NEO during the 2023 fiscal year. With regard to cash incentives, this table reports the range of potential amounts that could have been earned by the executive under the annual cash incentive program for 2023, whereas the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table reports the actual value approved by the Human Resources and Compensation Committee for 2023. With regard to equity grants, the value received by executives upon the vesting of PSUs and RSUs and upon the exercise of SARs may differ from the reported grant date values, including the potential for zero value for PSUs and SARs, depending on the degree to which pre-established performance goals are met and on the Company’s future stock performance.
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table shows information about outstanding Company SARs, RSUs and PSUs at December 31, 2023, our fiscal year-end. The Intrinsic Value and Market Value figures for the Company stock awards are based on the closing price as of December 31, 2023 of the Company’s Class A common stock, which was $225.51.
			SAR Awards						Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)		SAR Exercise Price (#)	SAR Expiration Date	SAR Intrinsic Value: Exercisable/ Unexercisable ($)		Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Capuano	2/21/2017	SARs	23,370	—	88.31	2/21/2027	3,206,364	—	—	—	—	—
	2/20/2018	SARs	16,428	—	139.54	2/20/2028	1,412,315	—	—	—	—	—
	3/5/2019	SARs	22,359	—	124.79	3/5/2029	2,251,998	—	—	—	—	—
	3/2/2020	SARs	29,055	—	120.16	3/2/2030	3,060,944	—	—	—	—	—
	2/22/2021	SARs	44,000	22,000(1)	142.05	2/22/2031	3,672,240	1,836,120	—	—	—	—
	2/17/2022	SARs	22,289	44,578(1)	179.75	2/17/2032	1,019,945	2,039,889	—	—	—	—
	2/16/2023	SARs	—	62,367(1)	177.55	2/16/2033	—	2,991,121	—	—	—	—
		RSUs	—	—	—	—	—	—	37,995(2)	8,568,252	—	—
		PSUs	—	—	—	—	—	—	93,982(3)	22,449,480	—	—
		PSUs	—	—	—	—	—	—	—	—	62,588(4)	14,114,220
		PSUs	—	—	—	—	—	—	—	—	84,484(5)	19,051,987
Ms. Oberg	2/20/2018	SARs	18,957	—	139.54	2/20/2028	1,629,733	—	—	—	—	—
	3/5/2019	SARs	25,671	—	124.79	3/5/2029	2,585,583	—	—	—	—	—
	3/2/2020	SARs	33,993	—	120.16	3/2/2030	3,581,163	—	—	—	—	—
	2/22/2021	SARs	20,534	10,267(1)	142.05	2/22/2031	1,713,768	856,884	—	—	—	—
	2/17/2022	SARs	7,490	14,980(1)	179.75	2/17/2032	342,742	685,485	—	—	—	—
	2/16/2023	SARs	—	21,207(1)	177.55	2/16/2033	—	1,017,088	—	—	—	—
		RSUs	—	—	—	—	—	—	32,102(6)	7,239,322	—	—
		PSUs	—	—	—	—	—	—	38,861(3)	9,282,727	—	—
		PSUs	—	—	—	—	—	—	—	—	14,020(4)	3,161,650
		PSUs	—	—	—	—	—	—	—	—	19,150(5)	4,318,517
62	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
			SAR Awards						Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised SARs: Exercisable/ Unexercisable (#)		SAR Exercise Price (#)	SAR Expiration Date	SAR Intrinsic Value: Exercisable/ Unexercisable ($)		Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Brown	3/2/2020	SARs	6,945	—	120.16	3/2/2030	731,656	—	—	—	—	—
	2/22/2021	SARs	—	6,600(1)	142.05	2/22/2031	—	550,836	—	—	—	—
	2/17/2022	SARs	5,350	10,700(1)	179.75	2/17/2032	244,816	489,632	—	—	—	—
	2/16/2023	SARs	—	14,970(1)	177.55	2/16/2033	—	717,961	—	—	—	—
		RSUs	—	—	—	—	—	—	9,436(7)	2,127,912	—	—
		PSUs	—	—	—	—	—	—	27,245(3)	6,508,013	—	—
		PSUs	—	—	—	—	—	—	—	—	10,015(4)	2,258,483
		PSUs	—	—	—	—	—	—	—	—	13,518(5)	3,048,444
Mr. Breland	2/17/2022	SARs	3,393	6,786(1)	179.75	2/17/2032	155,264	310,527	—	—	—	—
	2/16/2023	SARs	—	12,780(1)	177.55	2/16/2033	—	612,929	—	—	—	—
		RSUs	—	—	—	—	—	—	15,985(8)	3,604,777	—	—
		PSUs	—	—	—	—	—	—	—	—	8,012(4)	1,806,786
		PSUs	—	—	—	—	—	—	—	—	13,518(5)	3,048,444
Ms. Reiss	2/20/2018	SARs	10,110	—	139.54	2/20/2028	869,157	—	—	—	—	—
	3/5/2019	SARs	15,735	—	124.79	3/5/2029	1,584,829	—	—	—	—	—
	3/2/2020	SARs	20,835	—	120.16	3/2/2030	2,194,967	—	—	—	—	—
	2/22/2021	SARs	11,148	5,574(1)	142.05	2/22/2031	930,412	465,206	—	—	—	—
	2/17/2022	SARs	4,280	8,560(1)	179.75	2/17/2032	195,853	391,706	—	—	—	—
	2/16/2023	SARs	—	12,474(1)	177.55	2/16/2033	—	598,253	—	—	—	—
		RSUs	—	—	—	—	—	—	7,791(9)	1,756,948	—	—
		PSUs	—	—	—	—	—	—	25,472(3)	6,084,497	—	—
		PSUs	—	—	—	—	—	—	—	—	8,012(4)	1,806,786
		PSUs	—	—	—	—	—	—	—	—	11,266(5)	2,540,596
(1)	SARs are exercisable in 33% increments on each of the first, second, and third anniversary of the grant date.
(2)	These RSUs vested or are scheduled to vest as follows: 18,117 on February 15, 2024; 12,837 on February 15, 2025; 7,041 on February 15, 2026.
(3)	Represents shares earned under PSUs granted in 2021 based on performance through the end of the three-year performance period covering 2021, 2022, and 2023.
(4)
Based on performance as of the end of the first two years of the three-year performance period trending above target, these PSUs, granted in 2022, are shown at max level and will vest on February 15, 2025, pending performance results and continued service.

(5)
Based on performance as of the end of the first year of the three-year performance period trending at target, these PSUs, granted in 2023, are shown at max level and will vest on February 15, 2026, pending performance results and continued service.

(6)	These RSUs vested or are scheduled to vest as follows: 6,806 on February 15, 2024; 4,342 on February 15, 2025; 18,560 on August 15, 2025; 2,394 on February 15, 2026.
(7)	These RSUs vested or are scheduled to vest as follows: 4,665 on February 15, 2024; 3,081 on February 15, 2025; 1,690 on February 15, 2026.
(8)
These RSUs vested or are scheduled to vest as follows: 4,628 on February 15, 2024; 1,668 on September 15, 2024; 7,999 on February 15, 2025; 1,690 on February 15, 2026. Of those RSUs scheduled to vest on February 15, 2025, 4,173 are attributed to PSUs that had a performance period which ended on 12/31/2023 and now require only continued service.

(9)	These RSUs vested or are scheduled to vest as follows: 3,860 on February 15, 2024; 2,522 on February 15, 2025; 1,409 on February 15, 2026.
2024 Proxy Statement	Marriott International, Inc.	63

Executive and Director Compensation
SAR Exercises and Stock Vested During Fiscal Year 2023
The following table shows information about SAR exercises and vesting of RSU and PSU awards during fiscal year 2023.
Name	SAR Awards				Stock Awards
	Award Type	Exercise Date	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Mr. Capuano	SAR	5/5/23	53,628	5,520,192	RSU/PSU	2/15/23	25,246	4,549,834
Ms. Oberg					RSU/PSU	2/15/23	9,228	1,663,070
					RSU/PSU	8/15/23	18,560	3,833,939
Mr. Brown	SAR	8/3/23	6,600	383,790	RSU/PSU	2/15/23	5,928	1,068,344
Mr. Breland					RSU/PSU	2/15/23	3,710	668,616
					RSU/PSU	9/15/23	4,326	881,249
Ms. Reiss					RSU/PSU	2/15/23	5,404	973,909
(1)
For SARs that were exercised, the number of shares in this column reflects the nominal number of shares that were subject to SARs. The number of shares actually delivered under the SARs was lower and represented the value realized on exercise divided by the market price at the time of exercise.

(2)	The value realized upon exercise is based on the spread between the market price of the Company’s Class A common stock at the time of exercise and the exercise price.
(3)	The value realized upon vesting is based on the average of the high and low stock price on the vesting date.
The following tables include additional information regarding the value realized by the NEOs in 2023 on the exercise or vesting of Marriott stock awards reported in the table above.
Name	2023 SAR Exercises
	Grant Date	Grant Term	Exercise Date	Number of Shares Exercised	Exercise Price ($)	Average Market Value at Exercise ($)	Stock Price Increase from Grant to Exercise Date (%)	Value Realized Upon Exercise ($)
Mr. Capuano	2/23/15	10 years	5/5/23	23,115	82.67	176.64	114	2,172,001
	2/22/16	10 years	5/5/23	30,513	66.86	176.59	164	3,348,191
Mr. Brown	2/22/21	10 years	8/3/23	6,600	142.05	200.20	41	383,790
64	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
	2023 Restricted/Performance Stock Unit Award Vesting
Name	Grant Date	Vesting Date	Number of Shares Vested	Average Market Value at Grant ($)	Average Market Value at Vesting ($)	Stock Price Increase/ Decrease from Grant to Vesting Date (%)	Value Realized Upon Vesting ($)
Mr. Capuano	3/2/20	2/15/23	14,170	120.16	180.22	50	2,553,717
	2/22/21	2/15/23	5,280	142.05	180.22	27	951,562
	2/17/22	2/15/23	5,796	179.75	180.22	0	1,044,555
Ms. Oberg	3/2/20	2/15/23	4,816	120.16	180.22	50	867,940
	2/22/21	2/15/23	2,464	142.05	180.22	27	444,062
	2/17/22	2/15/23	1,948	179.75	180.22	0	351,069
	8/31/21	8/15/23	18,560	134.70	206.57	53	3,833,939
Mr. Brown	3/2/20	2/15/23	2,953	120.16	180.22	50	532,190
	2/22/21	2/15/23	1,584	142.05	180.22	27	285,468
	2/17/22	2/15/23	1,391	179.75	180.22	0	250,686
Mr. Breland	3/5/19	2/15/23	772	124.79	180.22	44	139,130
	3/2/20	2/15/23	802	120.16	180.22	50	144,536
	9/30/20	2/15/23	1,023	94.09	180.22	92	184,365
	2/17/22	2/15/23	1,113	179.75	180.22	0	200,585
	9/30/20	9/15/23	2,658	94.09	203.71	117	541,461
	9/30/21	9/15/23	1,668	149.89	203.71	36	339,788
Ms. Reiss	3/2/20	2/15/23	2,953	120.16	180.22	50	532,190
	2/22/21	2/15/23	1,338	142.05	180.22	27	241,134
	2/17/22	2/15/23	1,113	179.75	180.22	0	200,585
Nonqualified Deferred Compensation for Fiscal Year 2023
The following table presents contributions, earnings, distributions, and balances under the EDC for the 2023 fiscal year.
Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Capuano	42,000	31,500	48,566	—	1,431,545
Ms. Oberg	0	0	85,172	—	2,455,292
Mr. Brown	170,280	86,175	89,559	—	2,650,107
Mr. Breland	121,260	75,787	13,528	—	441,001
Ms. Reiss	51,800	37,104	9,360	—	308,595
(1)
The amounts in this column consist of elective deferrals by the NEOs of salary for the 2023 fiscal year and non-equity incentive plan compensation for 2022 (otherwise payable in 2023) under the EDC. The following table indicates the portion of each executive’s elective contributions that was attributable to 2023 salary that is reported in the Summary Compensation Table.

Name	Amounts that Relate to the Contribution of Salary ($)
Mr. Capuano	42,000
Ms. Oberg	0
Mr. Brown	81,000
Mr. Breland	43,500
Ms. Reiss	51,800
2024 Proxy Statement	Marriott International, Inc.	65

Executive and Director Compensation
(2)
The amounts in this column reflect aggregate notional earnings during 2023 of each NEO’s account in the EDC. Such earnings are reported in the Summary Compensation Table only to the extent that they were credited at a rate of interest in excess of 120% of the applicable federal long-term rate. No NEOs were credited with excess earnings under the EDC during 2023.

(3)
This column includes amounts in each NEO’s total EDC account balance as of the last day of the 2023 fiscal year. The amounts in this column include 2022 Company contributions credited to the accounts in 2023. The amounts shown in the Company Contributions in Last FY column are not reflected in these balances. The following table presents the portion of the Aggregate Balance that was reported as compensation in the Summary Compensation Table in the Company’s prior-year proxy statements.

Name	Amounts that were Reported as Compensation in Prior Year Proxy Statements ($)
Mr. Capuano	449,636
Ms. Oberg	1,368,762
Mr. Brown	170,655
Mr. Breland	0
Ms. Reiss	0
Under the EDC, the NEOs and other participants are eligible to defer the receipt of up to 80% of their salary, bonus, and/or non-equity incentive plan compensation. Such amounts are fully vested. In addition, the Company may make a discretionary matching contribution to participants’ (including the NEOs’) EDC accounts, which is vested when made. The match is intended to provide the NEOs (and other highly-paid associates) with matching contributions that are similar to matching contributions that would have been made under the Company’s tax-qualified 401(k) plan but for the application of certain nondiscrimination testing and annual compensation limitations under the Internal Revenue Code.
The Company also may make an additional discretionary contribution to participants’ (including the NEOs’) EDC accounts based on subjective factors such as individual performance, key contributions and retention needs.
The EDC also provides participants the opportunity for long-term capital appreciation by crediting participant accounts with a rate of return determined by the Company. The rate of return was determined largely by reference to the Company’s estimated long-term cost of borrowing and was set at 3.6% for 2023. To the extent that this rate exceeds 120% of the applicable federal long-term rate, the excess is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.
Participants may elect to receive a distribution of their EDC accounts upon separation from service or upon a specified future date while still employed (an “in-service distribution”). Each year’s deferrals and Company match may have a separate distribution election. Distributions payable upon separation from service may be elected as (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed 20 years; or (iii) five annual cash payments beginning on the sixth January following termination of employment. In-service distributions may be elected by the participant as a single lump sum cash payment or annual cash payments over a term of two to five years, in either case beginning not earlier than the third calendar year following the calendar year of the deferral. However, in the case of amounts of $10,000 or less, or when no election regarding the form of distribution is made, the distribution will be made in a lump sum. When the participant is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of separation from service will not occur until after six months following separation from service. Typically, the NEOs are specified employees.
66	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Potential Payments Upon Termination or Change in Control
The Company does not have employment agreements or severance agreements with any of the NEOs.
Under the Stock Plans and the relevant award agreements, upon retirement, an NEO may continue to vest in and receive distributions under most outstanding RSUs and PSUs for the remainder of their vesting period and may exercise SARs for up to five years subject to the awards’ original terms. However, most stock award agreements provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining to the first vesting date. Stock awards will vest in full upon permanent disability (as defined in the Stock Plans), including at target performance level for PSUs.
Any cash incentive payments under the annual cash incentive program will be forfeited if an executive is not employed on the last day of the year, except that the annual cash incentive will be paid based on the target performance level, pro-rated based on the days worked during the year, upon death or disability, in addition to payment upon an NEO’s termination of employment in connection with or following a change in control as discussed below.
For purposes of awards under the Stock Plans, retirement means a termination of employment by an executive who has attained age 55 with at least 10 years of service with the Company. However, for awards under the Stock Plans, retiree status is subject to the Committee’s (or its designee’s) prior approval, and the Committee (or its designee) has the authority to revoke approved retiree status if an executive’s employment is subsequently found to have been terminated because of the executive’s serious misconduct, or if the executive has engaged in competition with the Company or criminal conduct or other behavior that is actually or potentially harmful to the Company. An NEO who dies as an employee or while an approved retiree immediately vests in his or her unvested stock awards. These provisions were developed based on an analysis of external market data. As of December 31, 2023, Mr. Capuano, Ms. Oberg, Mr. Brown, and Ms. Reiss met the age and service conditions for retirement eligibility. Mr. Breland will meet those conditions if he remains employed until January 12, 2031.
Under the Stock Plans, in the event of certain transactions involving a capital restructuring, reorganization or liquidation of the Company or similar event as defined in the Stock Plans, the Company or its successor may in its discretion provide substitute equity awards under the Stock Plans or, if no similar equity awards are available, an equivalent value as determined at that time will be credited to each NEO’s account in the EDC, provided that such action does not enlarge or diminish the value and rights under the awards. If the Company or its successor does not substitute equity awards or credit the EDC accounts, the Company or its successor will provide for the awards to be exercised, distributed, canceled, or exchanged for value. The intrinsic values of the vested and unvested SARs and unvested stock awards as of the last day of the fiscal year are indicated for each NEO in the Outstanding Equity Awards at 2023 Fiscal Year-End table.
In addition, if any NEO’s employment is terminated by the Company other than for the executive’s misconduct or the executive resigns for good reason (as defined under the Stock Plans) beginning three months before and ending 12 months following a change in control (as defined under the Stock Plans) of the Company, the NEO will become fully vested in all unvested equity awards under the Stock Plans (including at the target performance level for PSUs). In those circumstances, all SARs will be exercisable until the earlier of the original expiration date of the awards or 12 months (or five years for an approved retiree) following the termination of employment, and all other stock awards shall be immediately distributed following the later of the termination of employment or the change in control event, except that certain stock awards subject to the requirements of Section 409A of the Internal Revenue Code may not be distributable for six months following separation from service if the NEO is a “specified employee” under Section 409A, which is typical. In addition, any cash incentive payments under the annual cash incentive program will be made immediately based on the target performance level, pro-rated based on the days worked during the year until the NEO’s termination of employment in connection with or following a change in control.
2024 Proxy Statement	Marriott International, Inc.	67

Executive and Director Compensation
The table below reflects the intrinsic value of unvested stock awards and cash incentive payments that each NEO would receive upon retirement, disability, death, or involuntary termination of employment in connection with a change in control as of December 31, 2023, the end of our fiscal year (based on the Company’s closing stock price of $225.51 on December 31, 2023).
Name	Plan	Retirement ($)(1)	Disability ($)	Death ($)	Change in Control and Termination ($)
Mr. Capuano	Stock Plans	43,325,258	45,503,082	45,503,082	45,503,082
	Total Cash Incentive	—	2,800,000	2,800,000	2,800,000
Ms. Oberg	Stock Plans	14,322,454	19,112,341	19,112,341	19,112,341
	Total Cash Incentive	—	936,000	936,000	936,000
Mr. Brown	Stock Plans	10,048,850	10,475,518	10,475,518	10,475,518
	Total Cash Incentive	—	810,000	810,000	810,000
Mr. Breland	Stock Plans	—	6,742,516	6,742,516	6,742,516
	Total Cash Incentive	—	725,000	725,000	725,000
Ms. Reiss	Stock Plans	8,718,624	9,074,246	9,074,246	9,074,246
	Total Cash Incentive	—	740,000	740,000	740,000
(1)
The Stock Plans amounts will become exercisable or be distributed following retirement over the period described in the awards, subject to the conditions not to engage in competition or other conduct injurious to the Company as described in more detail above, provided that, a portion of the stock awards granted on February 16, 2023 will remain outstanding based on the number of days from the grant date through the retirement date.

The benefits presented in the table above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and EDC balances, and benefits available generally to salaried associates such as benefits under the Company’s 401(k) plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off. The actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be higher or lower than reported above. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described above, as the Committee determines appropriate.
CEO Pay Ratio
The 2023 annual total compensation of the median compensated employee was $44,805; Mr. Capuano’s 2023 annual total compensation was $22,654,314 and the ratio of these amounts was 1-to-506.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify our 2023 median employee from our employee population on October 1, 2023, our determination date, we used total gross earnings, which we measured over a 9-month period that included the January 1 to September 30, 2023 payroll cycles. We estimated total gross earnings for full- and part-time permanent employees who did not work for the entire 9-month period based on their earnings for the portion of the period that they worked. At non-U.S. managed hotels, where employment laws and practices may vary, we included only those individuals who are directly employed by Marriott or one of its affiliates.
68	Marriott International, Inc.	2024 Proxy Statement

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. “Compensation Actually Paid” is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”
Year	Summary Compensation Table Total for Anthony G. Capuano ($)(1)	Summary Compensation Table Total for Arne M. Sorenson($)(1)	Compensation Actually Paid to Anthony G. Capuano($)(2)(3)	Compensation Actually Paid to Arne M. Sorenson ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Millions) ($)	Adjusted EBITDA (Millions) ($)(7)
							Marriott Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)
2023	22,664,045	N/A	55,505,310	N/A	5,614,105	13,472,702	152.02	111.92	3,083	4,656
2022	18,715,093	N/A	18,024,813	N/A	6,347,929	5,522,019	99.32	67.29	2,358	3,853
2021	18,391,882	12,278,151	24,543,932	12,783,673	8,828,835	12,123,239	109.56	88.83	1,099	2,278
2020	N/A	8,926,356	N/A	5,466,550	4,168,088	3,197,807	87.47	74.12	(267)	1,147
(1)
Mr. Capuano became the Company’s CEO in February 2021 after the passing of Mr. Sorenson. The amount reported as the Summary Compensation Table Total for Mr. Capuano in 2022, and as a result the Compensation Actually Paid to Mr. Capuano, have been corrected as discussed in the footnotes to the Summary Compensation Table.

(2)
Assumptions used in the valuation of equity awards for purposes of calculating Compensation Actually Paid were materially the same as at grant date except for adjusting for expected performance of PSUs at each measurement date.

(3)	In accordance with SEC rules, the following adjustments were made to the Summary Compensation Table Total to determine the Compensation Actually Paid for 2023:
	PEO($)	Non-PEO NEOs Average($)
Summary Compensation Table Total	22,664,045	5,614,105
Less, value of Stock Awards and SAR Awards reported in Summary Compensation Table	(14,682,678)	(3,119,601)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	20,868,559	4,454,581
Plus, year over year change in fair value of outstanding and unvested equity awards granted in prior years	24,436,802	5,537,691
Plus, change in fair value from prior year end to vesting date of equity awards granted in prior years that vested in the year	2,218,582	985,926
Compensation Actually Paid	55,505,310	13,472,702
(4)
Non-PEO NEOs include the following for 2023: Ms. Oberg, Mr. Brown, Mr. Breland, and Ms. Reiss. Non-PEO NEOs include the following for 2021 and 2022: Stephanie Linnartz, our former President, Ms. Oberg, Craig Smith, our former Group President, International, and Mr. Brown. Non-PEO NEOs include the following for 2020: Mr. Capuano, David Grissen, our former Group President, the Americas, Ms. Linnartz and Ms. Oberg.

(6)	The peer group used for this purpose is Standard & Poor’s Hotels, Resorts & Cruise Lines Index.
(7)
Adjusted EBITDA under the Annual Incentive Plan is calculated in the same manner as the non-GAAP measure that Marriott reports to investors as Adjusted EBITDA (as described in Exhibit A), subject to certain additional adjustments, if applicable for such year as detailed within the “Compensation Discussion and Analysis – Annual Incentives” above.

2024 Proxy Statement	Marriott International, Inc.	69

Executive and Director Compensation
Relationships Between Compensation Actually Paid and TSR, Net Income and Adjusted EBITDA
In accordance with SEC rules, the Company is providing the following depictions of the relationships between information presented in the Pay Versus Performance table.
Pay Versus Performance

Pay Versus Performance

70	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Pay Versus Performance

The most important financial performance measures used by the Company to link executive Compensation Actually Paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
Adjusted EBITDA	Adjusted EBITDA is the primary metric in our Annual and Long-Term incentive plans
Relative Total Stockholder Return	Relative TSR is a component of our Long-Term Incentive plan
In addition to these financial performance measures, the Company views stock price as a key driver of value for all of our equity awards and in particular SARs, which have no value unless the stock price appreciates from the date of grant. We also align compensation with achievement of our key growth priorities as described further under “Compensation Discussion and Analysis – Annual Incentives” above.
2024 Proxy Statement	Marriott International, Inc.	71

Director Compensation
Our director compensation program is reviewed annually. The Committee reviews annual director compensation at the 50th percentile of external market data, which includes surveys of similarly-sized, cross-industry companies, as well as a custom peer group of companies specifically selected by the Committee. This is the same compensation peer group the Committee reviews when setting NEO compensation. See “Market Data” above. The Committee believes, based on the advice of the Compensation Consultant, that this represents the appropriate reference against which our director compensation program should be assessed. To provide additional context, the Committee considers director compensation practices of select competitors in the lodging industry. The Committee also reviews and considers historical financial, business and total stockholder return results, as well as the external view of various stakeholders such as stockholders and proxy advisors.
In May 2023, following a review of the Company’s director compensation program under the above framework, as well as consultation with the Compensation Consultant, the Committee recommended, and the Board approved, an increase to the annual deferred share award value from $185,000 to $200,000, an increase to the Lead Independent Director fee value from $50,000 to $60,000, an increase to the Audit Committee chair fee value from $30,000 to $35,000, an increase to the other (non-Audit) committee chair fee values from $20,000 to $25,000, and an increase to the Audit Committee member retainer fee value from $15,000 to $20,000, in each case effective May 1, 2023, to better align with market compensation levels. As a result of these changes, we paid non-employee directors (other than Mr. David Marriott) compensation in the form of annual cash retainer fees and a Non-Employee Director Deferred Share Award (“Deferred Share Award”) under the 2023 Stock Plan, as follows:
Type of Fee (all fees below are annual)	Amount of Fee through April 30th ($)	Amount of Fee beginning May 1st ($)
Board Retainer Fee	100,000	100,000
Deferred Share Award	185,000	200,000
Lead Independent Director Fee	50,000	60,000
Audit Committee Chair Fee	30,000	35,000
Other (Non-Audit) Committee Chair Fee	20,000	25,000
Audit Committee Member Retainer Fee	15,000	20,000
We typically pay retainer, chair and lead independent director cash fees on a quarterly basis. In accordance with established Company procedures, a director may make an advance election to defer payment of all or a portion of his or her director cash fees pursuant to the Stock Plans and/or the EDC. Director cash fees that are deferred pursuant to the Stock Plans will be credited as stock units to the director’s stock unit account in the plan. As elected by the director, director cash fees that are credited to the director’s stock unit account as stock units may be distributed as an equal number of shares in a lump sum or in one to 10 annual installments following termination of service as a Board member. Additional stock units are credited to the director’s stock unit account to reflect any dividends paid on our Class A common stock in a number equal to (x) the per-share cash dividend amount multiplied by the number of stock units in the director’s account divided by (y) the average of the high and low prices of a share of our Class A common stock on the dividend payment date.
Alternatively, a director may make an advance election to receive payment of all or any part of his or her director fees in the form of SARs having an equivalent grant date value. We grant director SARs with an exercise price equal to the grant date fair market value (the average of the high and low quoted prices of the Company stock on the grant date) and a 10-year term. The SARs are fully vested and become exercisable after one year or, if earlier, upon the director’s termination of service due to death or permanent disability.
The Company grants Share Awards to directors following the Company’s Annual Meeting. Share Awards granted in 2023 vest, subject to continued service on the Board, and become nonforfeitable on a daily pro-rata basis over the term of office, which expires at the Annual Meeting following the grant date and are distributed in stock in a lump sum following the director’s separation from service, unless the director elects to have the award distributed on the one-year anniversary of the grant date or in one to 10 annual installments following separation from service. Directors make their elections in the year prior to grant of the award. Share Awards neither accrue dividend equivalents nor provide voting rights until the stock is distributed.
In connection with David Marriott’s election as the Chairman of the Board in May 2022, the Committee recommended, and the Board approved, an annual cash fee of $2,000,000 in lieu of the cash and equity fees and awards described above. As described elsewhere in this proxy statement, given the Marriott family’s iconic status in the hospitality industry and deep historical perspective on the Company and its mission, combined with Mr. Marriott’s extensive prior experience in a variety of senior roles at the Company, the Board determined that Mr. Marriott was uniquely qualified to serve as Chairman and that his service would provide a competitive advantage to
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Executive and Director Compensation
the Company. In addition, the Board has assigned Mr. Marriott additional responsibilities, including representing the Company at both internal and external events to help further the Company’s strategic goals and to promote the Company’s business, brands, culture, values and goodwill. These responsibilities require significant time commitments, and as a result, the Board determined such responsibilities warrant the approved cash fee. Furthermore, given his significant Company shareholdings, the Board determined that Mr. Marriott’s interests were appropriately aligned with those of the Company’s stockholders, and that 100% cash-based compensation was appropriate.
The Company reimburses directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. To encourage our directors to experience and personally evaluate our portfolio of properties, the Company offers directors complimentary rooms, food and beverage, and certain other amenities and activities (such as spa and golf) while on personal travel at properties within the Company’s lodging portfolio.
The Board believes that stock ownership by non-employee directors is essential for aligning their interests with those of our stockholders. To emphasize this principle, Board stock ownership guidelines require that each non-employee director own Company stock or vested stock units valued at three times the director’s combined annual cash and stock retainers, or roughly nine times the annual cash retainer. Directors are required to retain 50% of the net after-tax shares under equity awards granted after becoming a director until they satisfy the required stock ownership levels. All non-employee directors who have served as directors of the Company for five years or more have met this goal.
Director Compensation for Fiscal Year 2023
The following Director Compensation Table presents the compensation we paid in 2023 to our non-employee directors. As an officer, Mr. Capuano was not paid for his service as a director.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Isabella D. Goren	133,173	200,162	—	16,315	349,650
Deborah M. Harrison	100,000	200,162	—	15,264	315,426
Frederick A. Henderson	197,692	200,162	—	—	397,854
Eric Hippeau	100,000	200,162	—	20,000	320,162
Lauren R. Hobart	79,570	200,162	—	—	279,732
Debra L. Lee	123,173	200,162	0	24,735	348,070
Aylwin B. Lewis	141,346	200,162	0	5,300	346,808
David S. Marriott	2,000,000	—	—	31,091	2,031,091
Margaret M. McCarthy	141,346	200,162	—	17,875	359,383
George Muñoz	35,559	—	0	1,371	37,930
Grant F. Reid	92,262	200,162	—	18,835	311,259
Horacio D. Rozanski	100,050	200,162	—	—	300,212
Susan C. Schwab	100,000	200,162	0	14,677	314,839
(1)
This column includes any fees that the directors elected to defer as stock units to their stock unit accounts in the Stock Plans, and fees that were deferred pursuant to the EDC, as set forth below. As he had elected, Mr. Rozanski received a grant of SARs on May 16, 2023, in lieu of cash payment of his annual cash retainer.

(2)
Each non-employee director (other than Mr. Marriott) was granted a Deferred Share Award on May 16, 2023, covering 1,143 shares, that vests on a pro-rata basis over the course of the year following the grant date. In accordance with the Company’s equity compensation grant procedures, the awards were determined by dividing the target value of the Deferred Share Award by the average of the high and low prices of a share of the Company’s Class A common stock on the date the awards were granted, which was $175.12 per share. The amounts reported in the “Stock Awards” column reflect the grant date fair value of the award, determined in accordance with accounting guidance for share-based payments.

2024 Proxy Statement	Marriott International, Inc.	73

Executive and Director Compensation
(3)
The following table indicates the number of outstanding SARs, RSUs, and Deferred Share Awards and other deferred stock units (collectively, “DS”) held by each director at the end of 2023. This table also includes Marriott Vacations Worldwide (“MVW”) DS awards settled in shares of MVW stock, resulting from adjustments to the Company DS awards for the Company’s timeshare business spin-off in 2011. A portion of the DS awards held by Mr. Hippeau reflects Starwood awards, which, in connection with the Starwood combination in 2016, converted into awards settled in Marriott stock. This table does not reflect accrued dividend equivalents that are paid in cash upon settlement of the converted Starwood DS awards.

Name	Award Type	Number of Securities Underlying Unexercised Director Options/ SARs		Number of Shares or Units of Stock That Have Not Vested (#)	Number of Shares or Units of Stock That Have Vested (#)
		Exercisable (#)	Unexercisable (#)
Ms. Goren	DS	—	—	423	1,831
Mrs. Harrison	DS	—	—	423	2,012
	SARs	7,588	—	—	—
Mr. Henderson	DS	—	—	423	17,786
Mr. Hippeau	DS	—	—	423	39,391
Ms. Hobart	DS	—	—	423	720
Ms. Lee	DS	—	—	423	33,154
	MVW DS	—	—	—	1,704
Mr. Lewis	DS	—	—	423	10,457
Mr. D. Marriott	DS	—	—	—	1,224
	RSU	—	—	—	7,721
Ms. McCarthy	DS	—	—	423	6,492
Mr. Muñoz	SARs	9,557	—	—	—
	DS	—	—	—	48,946
	MVW DS	—	—	—	3,562
Mr. Reid	DS	—	—	423	720
Mr. Rozanski	SARs	1,689	1,482	—	—
	DS	—	—	423	3,055
Ms. Schwab	DS	—	—	423	8,242
(4)
The values reported equal the earnings credited to accounts in the EDC to the extent they were credited at a rate of interest exceeding 120% of the applicable federal long-term rate, as discussed for the NEOs under “Nonqualified Deferred Compensation for Fiscal Year 2023” above.

(5)
This column includes Company contributions to the EDC for fiscal year for 2023 and perquisites and personal benefits, including Hotel Stay Benefits (as described on page 53). For Mr. Marriott, this column also includes the incremental costs associated with his limited personal use of the Company’s corporate aircraft that is not pursuant to his time sharing agreement. The Company determines the incremental cost associated with personal use of the corporate aircraft by adding (i) the product of the aircraft’s variable operating costs per hour multiplied by the personal flight hours and the hours for any related deadhead flights, (ii) the cost of fuel and other flight-specific expenses for the personal trip, or, in the case of a mixed personal and business trip, a percentage of the cost of such flight-specific expenses attributable to the percentage of personal flight hours for the trip, and (iii) an allocable portion of the Company’s cost to purchase aircraft carbon emissions offsets. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for any director for the fiscal year.

74	Marriott International, Inc.	2024 Proxy Statement

Executive and Director Compensation
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2023.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/SARs, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options/SARs, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	4,816,347(1)	$ 159.99	15,606,984(2)
Equity compensation plans not approved by stockholders	271,851(3)	—	0
Total	5,088,198		15,606,984
(1)
Includes 3,782,268 shares subject to outstanding PSUs, RSUs, deferred stock bonuses, and Share Awards granted under the Stock Plans, which are not included in the calculation of the Weighted-Average Exercise Price column. Includes 288,905 shares issuable at target under outstanding PSUs.

(2)	Consists of 11,799,825 shares available for issuance under the 2023 Stock Plan and 3,807,159 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(3)	Represents shares subject to outstanding RSUs and deferred stock awards under the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan.
The Company assumed the Starwood Hotels & Resorts Worldwide 2013 Long-Term Incentive Compensation Plan (the “Starwood LTIP”) in connection with the acquisition of Starwood. The Starwood LTIP authorizes the award of stock options, SARs, restricted stock, RSUs, PSUs and other equity-based or equity-related awards to employees and consultants, except that awards cannot be granted to any person who was an employee of the Company or its subsidiaries at the time of the acquisition. The Starwood LTIP is administered by the Human Resources and Compensation Committee, which may delegate to one or more executive officers or directors the authority to grant awards under the plan. No shares remain available for issuance under the Starwood LTIP.
2024 Proxy Statement	Marriott International, Inc.	75

Stock Ownership
Stock Ownership of our Directors, Executive Officers
and Certain Beneficial Owners
The table below sets forth the beneficial ownership of Class A common stock by our current directors, our NEOs, and our current directors and executive officers as a group, as of March 1, 2024 (unless otherwise noted), as well as additional information about beneficial owners of more than 5% of the Company’s Class A common stock. Ownership consists of sole voting and sole investment power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws. Unless otherwise noted, the current address for all greater than 5% beneficial owners is Marriott International, Inc., 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
Note on Various Marriott Family Holdings: SEC rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in double-counting of some shares. After eliminating the double-counting of shares beneficially owned, J.W. Marriott, Jr., Deborah M. Harrison, and David S. Marriott together have an aggregate beneficial ownership of 12.88% of Marriott’s outstanding shares. The aggregate total beneficial ownership of J.W. Marriott, Jr., Deborah M. Harrison, David S. Marriott and each of the “Other ≥5% Beneficial Owners” shown below, except for The Vanguard Group and BlackRock, Inc., is 17.12% of outstanding shares after removing the double-counted shares. These individuals each disclaim beneficial ownership in excess of his or her pecuniary interest over shares owned by other members of the Marriott family and the entities named below except as specifically disclosed in the footnotes following the table below.
Name	Shares Beneficially Owned	Percent of Class(1)
Directors and Director Nominees:
Anthony G. Capuano	190,922(8)	*
Isabella D. Goren	2,254(7)	*
Deborah Marriott Harrison	26,599,753 (3)(4)(6)	9.20%
Frederick A. Henderson	18,209(7)	*
Eric Hippeau	41,286(7)	*
Lauren R. Hobart	1,143(7)	*
Debra L. Lee	34,688(7)	*
Aylwin B. Lewis	19,948(7)	*
David S. Marriott	27,557,312(3)(4)(14)	9.53%
Margaret M. McCarthy	8,915(7)	*
Grant F. Reid	1,143(7)	*
Horacio D. Rozanski	4,041(7)(8)	*
Susan C. Schwab	14,270(7)	*
Other Named Executive Officers:
Kathleen K. Oberg	29,784(8)	*
William P. Brown	29,091(8)	*
Benjamin T. Breland	16,089(8)	*
Rena H. Reiss	59,098(8)	*
All Current Directors and Executive Officers as a Group: (23 persons)	29,118,895(9)	10.07%
76	Marriott International, Inc.	2024 Proxy Statement

Stock Ownership
Name	Shares Beneficially Owned	Percent of Class(1)
Other ≥5% Beneficial Owners:
J.W. Marriott, Jr.	34,453,143(2)(3)(4)(5)	11.92%
Richard E. Marriott	18,960,717(2)(11)	6.56%
John W. Marriott III	23,197,754(4)(10)	8.02%
Juliana B. Marriott	22,447,173(4)(12)	7.76%
Jennifer R. Jackson	22,048,445(4)(13)	7.63%
Michelle Marriott Darmody	22,132,948(4)(15)	7.65%
Juliana B. Marriott Marital Trust	22,429,046(4)(16)	7.76%
Christopher T. Harrison	22,148,921(4)(17)	7.66%
JWM Family Enterprises, Inc.	22,027,118(4)	7.62%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,978,577(18)	7.26%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	15,212,482(19)	5.26%
*	Less than 1%.
(1)
Based on the number of shares outstanding, 288,971,067 on March 1, 2024, plus the number of shares acquirable by the specified person(s) within 60 days of March 1, 2024, as described below. The underlying share amounts for SARs are all based on the $250.00 closing price of Marriott’s Class A Common Stock on March 1, 2024.

(2)
Includes the following 7,380,988 shares that both J.W. Marriott, Jr. and his brother Richard E. Marriott report as beneficially owned: (a) 1,263,230 shares held by two trusts for the benefit of the children of J.W. Marriott, Jr., for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees; (b) 3,227,112 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, David S. Marriott, and Deborah M. Harrison serve as co-trustees; and (c) 2,890,646 shares held by a limited liability company for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-managers.

(3)
Includes (a) 240,000 shares owned by twelve trusts for the benefit of the grandchildren and more remote descendants of J.W. Marriott, Jr., for which J.W. Marriott, Jr.’s spouse and each of his children serve as co-trustees and that J.W. Marriott, Jr., his daughter Deborah M. Harrison, and his sons David S. Marriott and John W. Marriott III each report as beneficially owned; and (b) 67,125 shares owned by The Bill and Donna Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., his spouse, Deborah M. Harrison, and David S. Marriott serve as co-trustees and each report as beneficially owned.

(4)
Includes the following 22,027,118 shares that J.W. Marriott, Jr., his children John W. Marriott III, Deborah M. Harrison, and David S. Marriott, his daughter-in-law Juliana B. Marriott, his grandchildren Michelle Marriott Darmody, Jennifer R. Jackson and Christopher T. Harrison, the Juliana B. Marriott Marital Trust, and JWM Family Enterprises, Inc. each report as beneficially owned: (a) 7,517,119 shares held by JWM Family Enterprises, L.P, whose sole general partner is JWM Family Enterprises, Inc.; (b) 8,319,999 shares owned by Thomas Point Ventures, L.P., whose sole general partner is JWM Family Enterprises, Inc.; (c) 160,000 shares held by Terrapin Limited Holdings, LLC, whose sole member is JWM Family Enterprises, L.P.; (d) 150,000 shares held by Short North Limited Holdings, LLC, whose sole member is JWM Family Enterprises, L.P; (e) 3,000,000 shares owned by Penny Lane Limited Holdings, LLC, whose sole member is JWM Family Enterprises, L.P; (f) 1,840,000 shares owned by Anchorage Partners, L.P., whose sole general partner is JWM Family Enterprises, L.P.; (g) 160,000 shares owned by Bay Harbor Limited Holdings, LLC, whose sole member is Anchorage Partners, L.P.; and (h) 880,000 shares owned by 43 Degrees North Holdings, LLC, whose sole member is Thomas Point Ventures, L.P. The address for JWM Family Enterprises, Inc., a corporation in which J.W. Marriott, Jr., David S. Marriott, and three of J.W. Marriott, Jr.’s grandchildren (Michelle Marriott Darmody, Jennifer R. Jackson, and Christopher T. Harrison) are directors, is 540 Gaither Road, Suite 100, Rockville, Maryland 20850. In total, affiliates of JWM Family Enterprises, Inc. have pledged 4,126,500 shares as collateral (or 1.43% of our Class A common stock outstanding as of March 1, 2024 (including shares acquirable within 60 days)).

(5)
Includes the following 4,737,912 shares that J.W. Marriott, Jr. reports as beneficially owned, in addition to the shares referred to in footnotes (2), (3) and (4): (a) 172,567 shares held in a 401(k) account for the benefit of J.W. Marriott, Jr.; (b) 2,570,845 shares held in a revocable trust for the benefit of J.W. Marriott, Jr., for which he is the sole trustee; (c) 285,758 shares held in a revocable trust for the benefit of J.W. Marriott, Jr.’s spouse, for which his spouse is the sole trustee (Mr. Marriott disclaims beneficial ownership of such shares); and (d) 1,708,742 shares owned by separate trusts for the benefit of J.W. Marriott, Jr.’s children and grandchildren, for which his spouse serves as a co-trustee.

(6)
Includes the following 4,260,432 shares that Deborah M. Harrison reports as beneficially owned in addition to the shares referred to in footnotes (3) and (4): (a) 47,129 shares held directly and 9,100 shares held in grantor trusts of which Deborah M. Harrison is the sole trustee; (b) 20,160 shares held directly by Deborah M. Harrison’s spouse (Mrs. Harrison disclaims beneficial ownership of such shares); (c) 11,910 shares held in thirteen trusts for the benefit of Deborah M. Harrison’s grandchildren, for which Deborah M. Harrison’s spouse serves as trustee; (d) 141,729 shares held in three trusts for the benefit of Deborah M. Harrison’s children, for which Deborah M. Harrison serves as trustee; (e) 245,210 shares held in a trust for the benefit of Deborah M. Harrison’s descendants, for which Deborah M. Harrison serves as trustee; (f) 179,166 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah M. Harrison serve as co-trustees; (g) 251,000 shares held by a life insurance trust for the benefit of J.W. Marriott, Jr., for which each of his children serve as trustees; (h) 34,920 shares held in a limited liability company of which Deborah M. Harrison is a manager; (i) 90,561 shares held in a limited liability company of which Deborah M. Harrison’s spouse is a manager; (j) 5,078 shares subject to PSUs, SARs and RSUs held by Deborah M. Harrison currently exercisable or exercisable within 60 days after March 1, 2024; (k) 2,435 shares subject to non-employee director Deferred Share Awards, that were beneficially owned as of March 1, 2024; and (l) 3,227,1122 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, David S. Marriott, and Deborah M. Harrison serve as co-trustees (referred to in footnote (2)(b)). Trusts of which Deborah M. Harrison is a trustee have pledge 48,327 shares have been pledged as collateral

(7)
Includes the combined numbers of shares (a) subject to non-employee director Deferred Share Awards, and (b) in stock unit accounts of non-employee directors, and that were beneficially owned as of March 1, 2024, as follows: Ms. Goren: 2,254; Mr. Henderson: 18,209 shares; Mr. Hippeau: 39,814 shares; Ms. Hobart: 1,143 shares; Ms. Lee: 33,577 shares; Mr. Lewis: 10,880 shares; Ms. McCarthy: 6,915 shares; Mr. Reid: 1,143 shares; Mr. Rozanski: 3,478 shares; and Ms. Schwab: 8,665 shares.

(8)
Totals include shares subject to Options, PSUs, SARs and RSUs currently exercisable or exercisable within 60 days after March 1, 2024, as follows: Mr. Breland: 3,140; Mr. Brown: 10,907 shares; Mr. Capuano: 95,708 shares; Ms. Oberg: 6,257 shares; Ms. Reiss: 33,996 shares; and Mr. Rozanski: 563 shares.

2024 Proxy Statement	Marriott International, Inc.	77

Stock Ownership
(9)
The 3,227,112 shares referred to in footnote (2)(b), the 240,000 shares and 67,125 shares referred to in footnote (3)(a) and (b), and the 22,027,118 shares referred to in footnote (4) are reported as beneficially owned by each of Deborah M. Harrison and David S. Marriott but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. All current directors and executive officers as a group held 166,197 PSUs, SARs, and RSUs currently exercisable or exercisable within 60 days after March 1, 2024. All current directors and executive officers as a group, other than Deborah M. Harrison and David S. Marriott beneficially owned an aggregate of 523,185 shares (including 161,119 PSUs, SARs, and RSUs currently exercisable or exercisable within 60 days after March 1, 2024), or 0.18% of our Class A common stock outstanding as of March 1, 2024 (including shares acquirable within 60 days). No current director or executive officer beneficially owns any shares pledged as security as of March 1, 2024, other than as described in footnotes (4), (6) and (14).

(10)
Includes the following 930,636 shares that John W. Marriott III reports as beneficially owned, in addition to the shares referred to in footnotes (3)(a) and (4): (a) 379,996 shares directly held; (b) 179,166 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III and Deborah M. Harrison serve as co-trustees (referred to in footnote (6)(f)); (c) 75,000 shares owned by a trust for the benefit of John W. Marriott III’s descendants, for which John W. Marriott III and David S. Marriott serve as co-trustees; (d) 251,000 shares held by a life insurance trust for the benefit of J.W. Marriott, Jr., for which each of his children serve as co-trustees (referred to in footnote (6)(g)); (e) 39,172 shares owned by the JWM III Family Foundation, a charitable foundation for which John W. Marriott III serves as sole director; and (f) 6,302 shares held in a 401(k) account for the benefit of John W. Marriott III.

(11)
Includes the following 11,579,729 shares that Richard E. Marriott reports as beneficially owned, in addition to the 7,380,988 shares referred to in footnote (2): (a) 2,885,800 shares held directly and 2,868,898 shares held in grantor trusts of which Richard E. Marriott is the sole trustee; (b) 287,931 shares owned by Richard E. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of these shares); (c) 1,067,917 shares owned by three trusts for the benefit of Richard E. Marriott’s children, for which his spouse serves as a co-trustee; (d) 2,251,519 shares owned by First Media, L.P., a limited partnership whose general partner is a corporation in which Richard E. Marriott is the controlling voting stockholder; (e) 17,000 shares held by a trust established for the benefit of J.W. Marriott, Jr., for which Richard E. Marriott serves as trustee; (f) 112,937 shares owned by the Richard E. and Nancy P. Marriott Foundation, for which Richard E. Marriott and his spouse serve as directors and officers; and (g) 2,087,727 shares held by trusts for which Richard E. Marriott serves as trustee. Richard E. Marriott is the brother of J.W. Marriott, Jr. and is a former director and officer of the Company. His address is Host Hotels & Resorts, Inc., 4747 Bethesda Avenue, Suite 1300, Bethesda, Maryland 20814.

(12)
In addition to the shares referred to in footnote (4), consists of 18,127 shares held directly by Juliana B. Marriott; and (b) 401,928 shares held directly by The Juliana B. Marriott Marital Trust, for which David S. Marriott and Juliana B. Marriott serves as trustees. Juliana B. Marriott’s address is JWM Family Enterprises, Inc., 540 Gaither Road, Suite 100, Rockville, MD 20850.

(13)
In addition to the shares referred to in footnote (4), consists of 11,661 shares held directly by Jennifer R. Jackson and 9,666 shares held in trusts for the benefit of Jennifer R. Jackson’s nieces and nephews, for which Jennifer R. Jackson’s spouse serves as trustee. Jennifer R. Jackson’s address is JWM Family Enterprises, Inc., 540 Gaither Road, Suite 100, Rockville, MD 20850.

(14)
In addition to the shares referred to in footnotes (3) and (4), consists of (a) 596,042 shares held directly by David S. Marriott; (b) 10,468 shares held by David S. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (c) 84,560 shares held by four trusts for the benefit of David S. Marriott’s children, for which David S. Marriott serves as trustee; (d) 230,390 shares owned by a trust for the descendants of David S. Marriott, for which David S. Marriott serves as trustee; (e) 75,000 shares owned by a trust for which David S. Marriott serves as a trustee (referred to in footnote 10(c)); (f) 221,678 shares held in three trusts for the descendants of Stephen G. Marriott, for which David S. Marriott serves as a trustee; (g) 401,928 shares held by a trust for the benefit of Juliana B. Marriott, for which David S. Marriott serves as a trustee (referred to in footnote (12)(b)); (h) 123,667 shares held by four trusts for the benefit of David S. Marriott’s nieces, for which David S. Marriott serves as a trustee;(i) 251,000 shares owned by a life insurance trust, for which David S. Marriott serves as a trustee(referred to in footnote (6)(g));(j) 1,224 shares subject to non-employee director Deferred Share Awards, that were beneficially owned as of March 1, 2024; and (k) 3,227,112 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which David S. Marriott serves as a trustee (referred to in footnote (2)(b)). Trusts of which David S. Marriott is a trustee have pledged 248,679 shares as collateral.

(15)
In addition to the shares referred to in footnote (4), consists of (a) 105,624 shares held directly by Michelle Marriott Darmody; and (b) 206 shares held in trust for the benefit of Michelle Marriott Darmody’s niece, for which Michelle Marriott Darmody serves as sole trustee. Michelle Marriott Darmody’s address is JWM Family Enterprises, Inc., 540 Gaither Road, Suite 100, Rockville, MD 20850.

(16)
In addition to the shares referred to in footnote (4), consists of 401,928 shares held directly by The Juliana B. Marriott Marital Trust. The Juliana B. Marriott Marital Trust’s address is JWM Family Enterprises, Inc., 540 Gaither Road, Suite 100, Rockville, MD 20850.

(17)
In addition to the shares referred to in footnote (4), consists of 4,423 shares held directly by Christopher T. Harrison and 117,380 shares held by trusts for which Christopher T. Harrison and his spouse serve as trustees. Christopher T. Harrison’s address is JWM Family Enterprises, Inc., 540 Gaither Road, Suite 100, Rockville, MD 20850.

(18)
Based on a review of a Schedule 13G/A report filed with the SEC on February 13, 2024, The Vanguard Group beneficially owned 20,978,577 shares as of December 29, 2023, with sole voting power as to 0 shares, shared voting power as to 331,963 shares, sole dispositive power as to 19,913,617 shares, and shared dispositive power as to 1,064,960 shares.

(19)
Based on a review of a Schedule 13G/A report filed with the SEC on January 31, 2024, BlackRock, Inc. beneficially owned 15,212,482 shares as of December 31, 2023, with sole voting power as to 13,734,981 shares, shared voting power as to 0 shares, sole dispositive power as to 15,212,482 shares, and shared dispositive power as to 0 shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Class A common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely upon a review of SEC filings and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements for fiscal year 2023, except for one late filing by Debra L. Lee to report a gift of Class A common stock; one late filing by Juliana B. Marriott to report a sale of Class A common stock; and one late filing by Drew L. Pinto to report shares of Class A common stock withheld by the Company to cover taxes associated with the vesting of RSUs. The untimely reports were the result of administrative errors.
78	Marriott International, Inc.	2024 Proxy Statement

Transactions with Related Persons
JWM Family Enterprises, L.P. (“Family Enterprises”) is a Delaware limited partnership that is beneficially owned and controlled by Mr. J.W. Marriott, Jr., the Company’s Chairman Emeritus and former Executive Chairman and Chairman of the Board, and members of his family, including Mrs. Deborah M. Harrison (daughter of J.W. Marriott, Jr.), a member of the Company’s Board; and Mr. David S. Marriott (son of J.W. Marriott, Jr.), the Chairman of the Company’s Board. Family Enterprises indirectly holds ownership interests in 17 hotels that we operate pursuant to management agreements with entities controlled by Family Enterprises. We also provide procurement, renovation and/or technical services for some of these properties pursuant to contracts entered into with the ownership entities. We expect such arrangements to continue in 2024. In 2023, we earned management fees of approximately $13.1 million plus reimbursement of certain expenses, and procurement, renovation and/or technical services fees of approximately $174,000 from our operation of and provision of services for these hotels. We have no financial involvement in Family Enterprises or in any of these hotels, other than as described in this paragraph.
Mr. Christopher Harrison (grandson of J.W. Marriott, Jr. and son of Mrs. Harrison) and Mr. Craig Ballard (son-in-law of Mrs. Harrison) hold an aggregate two-thirds interest in Dauntless Capital Partners, LLC (“Dauntless”), a private investment firm that manages long-term investments in hospitality real estate. Entities affiliated with Dauntless, and in which Dauntless and other Marriott family members hold interests, hold (or held in 2023) varying interests in 10 Marriott-branded hotels: seven hotels that are currently subject to franchise agreements; two hotels that we operate pursuant to management agreements with the hotel owner; and one franchised hotel that was sold to an unrelated third party in 2023. We expect management and franchise arrangements for hotels owned by entities affiliated with Dauntless to continue in 2024. It is possible Dauntless or entities affiliated with it will acquire interests in additional hotels operated or franchised by us. In 2023 (or, for interests acquired or sold in 2023, between the time when the interests in the hotels were acquired and December 31, 2023 or between January 1, 2023 and the time the interests were sold), we earned approximately $4.4 million of management, franchise and other fees related to such properties, plus reimbursement of certain expenses. Mr. Harrison and Mr. Ballard also hold an aggregate two-thirds interest in Twin Bridges Hospitality LLC, which has advised us that it acts (or expects to act) as asset manager for 12 Marriott-branded hotels under agreements with the hotel owners, including most of the Marriott-branded hotels referred to in this paragraph. We are not a party to any of those asset management agreements. Other than the management or franchise arrangements described in this paragraph, we have no financial involvement in the hotels or investment entities described in this paragraph.
Our Company was founded by Mr. J.W. Marriott, Jr.’s parents, and the Board believes that the involvement of Marriott family members in responsible positions of the Company makes a significant long-term contribution to the value of our corporate name and identity and to the maintenance of our reputation for providing quality products and services, reinforces the culture and core values that are the bedrock of our success, and promotes associate engagement and retention. In addition to Mr. David S. Marriott’s membership on the Board and role as Chairman of the Board and Mrs. Harrison’s membership on the Board and role as Global Cultural Ambassador Emeritus, the Company employs (or employed in 2023) other members of the Marriott family, including Mr. J.W. Marriott, Jr.’s son-in-law (and Mrs. Harrison’s husband) Mr. Ronald T. Harrison until his retirement in January 2023; and his grandson (and Mrs. Harrison’s son) Mr. Matthew Harrison. From time to time, the Company may also employ family members of other directors or executive officers. The compensation levels of such family members are set based on reference to external market practice for similar positions and/or internal pay equity when compared to the compensation paid to non-family members in similar positions. For 2023, Mr. Matthew Harrison’s total compensation, which includes, to the extent applicable, base salary, bonus, the value of stock-based awards, and all other compensation, for his service as a hotel general manager was $202,518. No other employed family members total compensation for 2023 exceeded $120,000.
The Company provides Mr. J.W. Marriott, Jr., the Company’s Chairman Emeritus and former Executive Chairman and Chairman of the Board, with various non-business-related services. He reimbursed the Company for the cost of these services provided by Company associates in the amount of $371,233 for 2023.
J.W. Marriott, Jr. and an affiliate of the Company entered into a non-exclusive aircraft time sharing agreement, dated September 20, 2018, which was amended and restated effective May 3, 2022 and effective September 14, 2023. The agreement permits him to compensate the Company for personal use of the Company’s aircraft, when not already committed for Company use. For flights under the time sharing agreement, J.W. Marriott, Jr. compensates the Company based on a cost reimbursement methodology compliant with Federal Aviation Administration regulations. In 2023, these reimbursements totaled approximately $201,000. An affiliate of the Company has also entered into non-exclusive aircraft time sharing agreements with Mr. Capuano (effective May 3, 2022, amended and restated effective September 14, 2023) and Mr. David S. Marriott (effective February 9, 2023), respectively, which permit them to compensate the Company for personal use of the Company’s aircraft based on a cost reimbursement methodology compliant with Federal Aviation Administration regulations. There were no reimbursements under Mr. Capuano’s time sharing agreement in 2023, and reimbursements under Mr. David Marriott’s time sharing agreement were less than $120,000. Additional information about Mr. Capuano’s use of the Company’s aircraft is included in the Executive Compensation section of this proxy statement.
2024 Proxy Statement	Marriott International, Inc.	79

Transactions with Related Persons
Policy on Transactions and Arrangements with Related Persons
The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than 5% stockholders, and their immediate family members where the amount involved exceeds $120,000. Each of the related person transactions described above is subject to, and has been approved or ratified under, this policy.
The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms no less favorable to the Company than those of similar contemporaneous transactions, arrangements or relationships with unrelated third parties and the materiality of the related person’s interest in the transaction, arrangement or relationship. The policy also provides that, prior to Audit Committee review, the Company’s Corporate Growth Committee, an internal management committee whose members include the Company’s President and CEO and members of the Company’s senior management, approve all such transactions.
The Audit Committee and the Corporate Growth Committee have considered and deemed approved certain limited categories of transactions with related persons. Information on such transactions is provided to the appropriate committee, as applicable, at regularly scheduled meetings. Transactions that have been deemed approved by the Audit Committee are limited to:
•
provision of certain services in connection with lodging transactions with specified maximum dollar thresholds and where the Company’s Global Design Division has determined that the terms are no less favorable to the Company than those of similar agreements with unrelated third party owners;

•
changes to certain lodging transactions, subject to specified maximum percentage of the value thresholds, that are consistent with general terms and conditions of transactions that the Audit Committee has previously approved;

•
ordinary course residence and similar sales or leases under any general program of sale or lease to third parties, if the price or rental paid is no lower than the lowest price or rental offered to third parties or to Marriott associates under Company-wide associate discount programs with respect to such property;

•
employment and compensation relationships that are subject to Human Resources and Compensation Committee or other specified internal management approvals or which, in the case of directors or executive officers, are subject to required proxy statement disclosure;

•
certain transactions with other companies and certain charitable contributions in which the related persons’ interest or involvement is limited and, with respect to directors who otherwise are independent, is consistent with the independence criteria under both the Company’s Governance Principles and the Nasdaq corporate governance listing standards;

•
transactions where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis; and

•
non-lodging transactions involving less than $500,000 that are approved by a standing subcommittee of the Corporate Growth Committee or, if the transactions pose a conflict of interest for all members of the subcommittee, the President and CEO.

80	Marriott International, Inc.	2024 Proxy Statement

Questions and Answers About the Meeting
2024 Proxy Materials
Why am I receiving these proxy materials?
The enclosed proxy is solicited by the Board of Directors of the Company for the Annual Meeting to be held at 8:30 a.m., Eastern Time, on Friday, May 10, 2024, and any adjournment or postponement thereof. The Board has made these materials available to you over the internet or has delivered printed versions of these materials to you by mail, because you owned shares of the Company’s Class A common stock on March 13, 2024, the record date, and that entitles you to notice of, and to attend and vote at, the Annual Meeting. At our Annual Meeting, stockholders will act upon the matters described in the accompanying notice of meeting (the “Notice”). These actions include the election of each of the 12 director nominees; ratification of the appointment of the independent registered public accounting firm (sometimes referred to as the “independent auditor”); advisory vote to approve executive compensation; a vote on stockholder resolutions (if properly presented); and any other matters that may properly be presented at the meeting. In addition, our management will respond to questions from stockholders.
What vote does the Board recommend for each item?
The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the election of each of the 12 director nominees (see Item 1 on page 12);
•	FOR the ratification of the appointment of Ernst & Young LLP, the independent auditor, for fiscal year 2024 (see Item 2 on page 12);
•	FOR the advisory vote to approve executive compensation (see Item 3 on page 13);
•	AGAINST the stockholder resolution requesting the Company commission a third-party civil rights audit (see Item 4 on page 14); and
•	AGAINST the stockholder resolution requesting the Company annually prepare a racial and gender pay gap report (see Item 5 on page 17).
Participating in the Annual Meeting
What is a virtual meeting?
This year’s Annual Meeting will be conducted virtually through a live audio webcast and online stockholder tools accessible via the Internet. There will be no physical meeting location. We have adopted this format to facilitate stockholder attendance and to enable stockholders to participate fully, and equally, regardless of size, resources, or physical location. We believe this format will also reduce the costs to the Company and stockholders of planning, holding, and attending the Annual Meeting, while still allowing for the same participation opportunities as were available at an in-person meeting. These proxy materials include instructions on how to access and participate in the virtual Annual Meeting and how you may vote your shares of Company Class A common stock before or during the Annual Meeting.
Who can participate?
All stockholders of record at the close of business on the record date, or their duly appointed proxies, may participate in the Annual Meeting. To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/MAR2024. Stockholders will need their unique control number, which appears on the proxy card (printed in the box and marked by the arrow), next to the label for postal mail recipients or within the body of the email sending the proxy statement. Stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization (that is, in street name) also may participate in the Annual Meeting. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access and participate in the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on May 10, 2024. You may begin to log into the meeting platform approximately thirty minutes before the start.
2024 Proxy Statement	Marriott International, Inc.	81

Questions and Answers About the Meeting
Who should stockholders contact if they have technical issues accessing the virtual Annual Meeting?
Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
How can stockholders ask questions during the virtual meeting?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend, time permitting, to answer all written questions pertinent to the Company and the meeting matters that are submitted before or during the meeting in accordance with the Annual Meeting’s Rules of Conduct, which will be posted on the Annual Meeting website. Stockholders may submit questions prior to the day of the meeting at www.proxyvote.com after logging in with their unique control number found on the proxy card (printed in the box and marked by the arrow), next to the label for postal mail recipients or within the body of the email sending the proxy statement. Questions may be submitted the day of or during the Annual Meeting through www.virtualshareholdermeeting.com/MAR2024. Answers to any such questions that are not addressed during the meeting will be published on the Marriott Investor Relations website shortly after the meeting. Questions and answers may be grouped by topic and substantially similar questions will be grouped and answered once. We reserve the right to edit or reject questions we deem profane or otherwise inappropriate.
Voting Procedures
Who is entitled to vote?
Only stockholders of record at the close of business on the record date, March 13, 2024, are entitled to receive notice of and to attend and vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share of the Company’s Class A common stock entitles its holder to cast ten votes on each matter to be voted upon.
How do I vote?
Whether you are a stockholder of record or a beneficial owner whose shares are held in street name, you can vote in any one of four ways:
•
Via the Internet in advance of the Annual Meeting. You may vote by submitting your proxy by visiting the website at www.proxyvote.com and entering the control number found on your proxy card (printed in the box marked by the arrow) next to the label for postal mail recipients or within the body of the email sending the proxy statement.

•	By Telephone. You may vote by submitting your proxy by calling the toll-free number found on the proxy card or in the voting instruction form.
•
By Mail. You may vote by submitting your proxy by mail by filling out the enclosed proxy card (if you are a stockholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided.

•
Online During the Annual Meeting. If you are a stockholder of record and you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You also may vote at www.virtualshareholdermeeting.com/MAR2024 during the Annual Meeting. Have your unique control number available when you access the Annual Meeting website.

Telephone and Internet voting is available through 11:59 p.m. Eastern Time on Thursday, May 9, 2024. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.
If you hold your shares in street name through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter.
82	Marriott International, Inc.	2024 Proxy Statement

Questions and Answers About the Meeting
How do I vote my 401(k) shares?
If you participate in the Marriott Retirement Savings Plan or the Marriott International, Inc. Puerto Rico Retirement Plan (the “Retirement Plans”), you may give voting instructions as to the number of share equivalents allocated to your account as of the record date. You may provide voting instructions to the trustee under the Retirement Plans by completing and returning the proxy card accompanying this proxy statement. The trustee will vote the number of shares equal to the share equivalents credited to your account in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time, on Tuesday, May 7, 2024. If you do not send instructions by this deadline or if you do not vote by proxy, or if you return your proxy card with an unclear voting designation or no voting designation at all, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions. Under the Retirement Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of undirected shares set forth in the preceding sentence.
What shares are included on my proxy card(s)?
The shares on your proxy card(s) represent ALL of your shares of Class A common stock that the Company’s stock transfer records indicate that you hold, including (i) any shares you may hold through the Computershare Investor Services Program for Marriott International, Inc. Stockholders administered by Computershare Investor Services; and (ii) if you are a participant in one of the Retirement Plans, any shares that may be held for your account by The Northern Trust Company as the plan’s custodian. Shares that you hold in street name through a broker or other nominee are not included on the proxy card(s) furnished by the Company, but the institution will provide you with a voting instruction form.
How will my shares be voted?
Your shares will be voted as you indicate on the proxy card. Except as indicated above with respect to shares held in the Retirement Plans, if you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of each of the 12 director nominees; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024; FOR the advisory vote to approve executive compensation; AGAINST the stockholder resolution requesting the Company commission a third-party civil rights audit; and AGAINST the stockholder resolution requesting the Company annually prepare a racial and gender pay gap report.
What constitutes a quorum?
The presence at the Annual Meeting, by participating in the virtual Annual Meeting or by proxy, of the holders of a majority of the shares of Class A common stock of the Company issued and outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the March 13, 2024 record date, 288,259,108 shares of our Class A common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Similarly, “broker non-votes” (described above) will be counted in determining whether there is a quorum.
What vote is required to approve each item?
In the election of directors, each nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Instructions to “ABSTAIN” and broker non-votes will have no effect on the election of directors.
For (i) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024, (ii) the advisory vote to approve executive compensation, (iii) the stockholder resolution requesting the Company commission a third-party civil rights audit, and (iv) the stockholder resolution requesting the Company annually prepare a racial and gender pay gap report, the affirmative vote of the holders of a majority of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the items will be required for approval. Instructions to “ABSTAIN” with respect to these items will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an abstention on any of these items will have the effect of a vote “AGAINST” the item. Broker non-votes, if any, will not have any effect on the outcome of votes for these items.
2024 Proxy Statement	Marriott International, Inc.	83

Questions and Answers About the Meeting
Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:
(1)	Returning a later-dated signed proxy card;
(2)
Delivering a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 that is received before the polls close for voting at the Annual Meeting or any adjournment or postponement thereof;

(3)	Voting by submitting your proxy by telephone or the Internet until 11:59 p.m. Eastern Time on May 9, 2024; or
(4)	Attending the Annual Meeting and voting online as indicated above under “How do I vote?”
If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions in advance of the Annual Meeting. Alternatively, you may attend the Annual Meeting and vote online, as indicated above under “How do I vote?”.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc., our independent vote tabulation agency, will count the votes and act as the inspector of election.
What does it mean if I receive more than one proxy card?
If your shares are registered under different names or are held in more than one account, you may receive more than one proxy card. In order to vote all your shares, please sign and return all proxy cards, or if you choose, vote by submitting your proxy by telephone or through the Internet using the personal identification number printed on each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Investor Services, at 1-800-311-4816.
How will voting on any other business be conducted?
Although we currently do not know of any business to be considered at the Annual Meeting other than the items described in this proxy statement, if any other business is properly presented at the Annual Meeting, your proxy gives authority to David S. Marriott and/or Anthony G. Capuano (with full power of substitution) to vote on such matters at their discretion.
Other Matters
When are stockholder proposals and nominations for the 2024 annual meeting of stockholders due?
Rule 14a-8 Proposals. To be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive office no later than the close of business on November 27, 2024. Proposals must comply with Rule 14a-8 and must be submitted in writing to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
Advance Notice Proposals and Nominations. In addition, our Bylaws require that, if a stockholder desires to introduce a stockholder proposal, other than a nomination for the election of directors, at the 2025 annual meeting of stockholders, notice of such proposal must be delivered in writing to the Company’s Secretary at the above address no earlier than the close of business on January 10, 2025 and no later than the close of business on February 9, 2025. However, if the 2025 annual meeting of stockholders is more than 30 days before or more than 70 days after the anniversary date of this year’s annual meeting, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made by the Company. If a stockholder desires to nominate a director at the 2025 annual meeting of stockholders, our Bylaws require that notice of such nomination be delivered in writing to the Company’s Secretary at the above address no later than February 9, 2025. However, in the event that the 2025 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, the stockholder’s notice must be so delivered no later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice of such written proposal or nomination must comply with our Bylaws. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19, the
84	Marriott International, Inc.	2024 Proxy Statement

Questions and Answers About the Meeting
SEC’s universal proxy rule, no later than March 11, 2025 (or, if the 2025 annual meeting of stockholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2025 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the 2025 annual meeting of stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.
Proxy Access Nominations. If a stockholder or group of stockholders who meet the requirements set forth in our Bylaws wish(es) to nominate one or more director candidates to be included in the Company’s proxy statement for the 2025 annual meeting through the Company’s proxy access provision, the Company must receive proper written notice of the nomination no later than the close of business on the 120th day nor earlier than the 150th day before the first anniversary date of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders (i.e., between the close of business on October 28, 2024 and the close of business on November 27, 2024 for the 2025 annual meeting of stockholders), and the nomination must otherwise comply with our Bylaws. However, in the event that the 2025 annual meeting of stockholders is more than 30 days before or after the anniversary of the prior year’s annual meeting, the stockholder’s notice must be delivered no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made by the Company.
If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the proxies we solicit allow the named proxyholders, if a vote is taken, to vote on such proposals as they deem appropriate. You can find a copy of our Bylaws in the Investor Relations section of the Company’s website (www.Marriott.com/Investor) by clicking on “Governance” and then “Documents & Charters,” or you may obtain a copy by submitting a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814.
How much did this proxy solicitation cost, and who paid that cost?
The Company paid for this proxy solicitation. We hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $18,500, plus reimbursement of certain out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular associates who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities may also solicit proxies. If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at 800-322-2885 (Toll Free), 212-929-5500 (Call Collect) or via email at proxy@mackenziepartners.com.
Can I receive future stockholder communications electronically through the Internet?
Yes. You may elect to receive future notices of meetings, proxy materials, and annual reports electronically through the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. To consent to electronic delivery:
•
If your shares are registered in your own name, and not in street name through a broker or other nominee, simply log in to the Internet site maintained by our transfer agent, Computershare Investor Services, at www.computershare.com/investor and the step-by-step instructions will prompt you through enrollment.

•
If your shares are registered in street name through a broker or other nominee, you must first vote your shares using the Internet, at www.proxyvote.com, and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

You may withdraw this consent at any time and resume receiving stockholder communications in print form.
2024 Proxy Statement	Marriott International, Inc.	85

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us, as well as reduce the environmental impact of printing and shipping these materials. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares may deliver only one proxy statement and annual report or one Notice of Internet Availability to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814, or by calling (301) 380-5750. You may also obtain a copy of the proxy statement and annual report from the Company’s website (www.Marriott.com/Investor) by clicking on “SEC Filings.” Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Other Matters
The Company’s management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held On May 10, 2024: The proxy statement and annual report to stockholders are available at www.proxyvote.com.
Any stockholder who would like a copy of our 2023 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Secretary, Marriott International, Inc., Department 52/862, 7750 Wisconsin Avenue, Bethesda, Maryland 20814. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the Investor Relations portion of our website (www.Marriott.com/Investor) by clicking on “SEC Filings.”
BY ORDER OF THE BOARD OF DIRECTORS,

Andrew P.C. Wright
Secretary
86	Marriott International, Inc.	2024 Proxy Statement

Cautionary Statements
This proxy statement includes forward-looking statements. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include information related to our investment and business plans; our plans to return excess capital to stockholders; the expected continued growth of our business; the benefits of our digital and technology transformation; our development pipeline; statements regarding future changes to our Board of Directors, corporate governance practices, executive and director compensation programs, equity plan usage, ESG matters and initiatives and related goals and disclosures; other statements that are preceded by, followed by, or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “foresees,” or similar expressions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. All statements in this proxy statement are made as of March 27, 2024. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise.
References to our website or other links to our publications or other information are provided for the convenience of our stockholders. The information or data included on our websites or accessible at these links is not incorporated into, and will not be deemed to be a part of, this proxy statement or any of our other filings with the SEC.
2024 Proxy Statement	Marriott International, Inc.	87

Exhibit A
Non-GAAP Financial Measures
In this proxy statement, we report Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). Please be aware that this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for net income or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present this non-GAAP financial measure differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measure we report may not be comparable to those reported by others.
Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization, provision for income taxes, merger-related charges and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes certain non-cash impairment charges related to equity investments and gains and losses on asset dispositions made by us or by our joint venture investees. In our presentation of Adjusted EBITDA, we also exclude a one-time cost in 2022 related to certain property-level adjustments related to compensation and transition costs associated with the Starwood merger, which we record in the “Merger-related charges and other” caption of our Consolidated Statements of Income (our “Income Statements”), to allow for period-over-period comparisons of our ongoing operations before the impact of these items.
We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from owners to reimburse the Company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted. We exclude non-cash impairment charges related to equity investments, which we record in the “Equity in earnings” caption of our Income Statements to allow for period-over-period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our property owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our property owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from property owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.
2024 Proxy Statement	Marriott International, Inc.	A-1

The following table presents our reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.
	Full Year 2023	Full Year 2022	Percent Better/(Worse)
($ in millions)
Net income, as reported	$3,083	$2,358	31%
Cost reimbursement revenue	(17,413)	(15,417)
Reimbursed expenses	17,424	15,141
Interest expense	565	403
Interest expense from unconsolidated joint ventures	6	6
Provision for income taxes	295	756
Depreciation and amortization	189	193
Contract investment amortization	88	89
Depreciation and amortization classified in reimbursed expenses	159	118
Depreciation, amortization, and impairments from unconsolidated joint ventures	19	27
Stock-based compensation	205	192
Merger-related charges and other	60	12
Gains on investees’ property sales(1)	–	(23)
Gain on asset dispositions(2)	(24)	(2)
Adjusted EBITDA	$4,656	$3,853	21%
(1)	Gains on investees’ property sales reported in Equity in earnings.
(2)	Gain on asset dispositions reported in Gains and other income, net.
A-2	Marriott International, Inc.	2024 Proxy Statement

MARRIOTT
BONVOY®

EDITION	THE RITZ-CARLTON	THE LUXURY COLLECTION	ST REGIS	W HOTELS
JW MARRIOTT	BVLGARI HOTELS & RESORTS	MARRIOTT	SHERATON	THE MARRIOTT VACATION CLUBS™
DELTA HOTELS	WESTIN	Le MERIDIEN	RENAISSANCE® HOTELS	AUTOGRAPH COLLECTION® HOTELS
TRIBUTE PORTFOLIO	DESIGN HOTELS	GAYLORD HOTELS®	MGM COLLECTION	COURTYARD®
FOUR POINTS	SPRINGHILL SUITES®	Fairfield®	AC HOTELS MARRIOTT	aloft
moxy HOTELS	PROTEA HOTELS.	CITY EXPRESS BY MARRIOTT	FOUR POINTS express BY SHERATON	Residence INN.
TOWNEPLACE SUITES®	element™ BY WESTIN	HOMES & VILLAS by MARRIOTT BONVOY™	APARTMENTS by MARRIOTT BONVOY™	Marriott. EXECUTIVE APARTMENTS

Marriott INTERNATIONAL

MARRIOTT INTERNATIONAL, INC.
ATTN: KELLY BLACKWELL
7750 WISCONSIN AVE.
BETHESDA, MD 20814
LAW DEPARTMENT

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2024 for shares held in a Retirement Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2024 for shares held in a Retirement Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35317-P01866-Z86612 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARRIOTT INTERNATIONAL, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the following director nominees:

		For	Against	Abstain
1.	ELECTION OF 12 DIRECTORS			
1a.	Anthony G. Capuano	☐	☐	☐
1b.	Isabella D. Goren	☐	☐	☐
1c.	Deborah M. Harrison	☐	☐	☐
1d.	Frederick A. Henderson	☐	☐	☐
1e.	Lauren R. Hobart	☐	☐	☐
1f.	Debra L. Lee	☐	☐	☐
1g.	Aylwin B. Lewis	☐	☐	☐
1h.	David S. Marriott	☐	☐	☐
1i.	Margaret M. McCarthy	☐	☐	☐
1j.	Grant F. Reid	☐	☐	☐
1k.	Horacio D. Rozanski	☐	☐	☐
1l.	Susan C. Schwab	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024	☐	☐	☐
3.	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

Stockholder Proposals

The Board of Directors recommends you vote AGAINST the following proposals:

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on Thursday, May 9, 2024, the day before the meeting.
If you hold shares through a Retirement Plan, Internet and telephone voting are available through 11:59 PM Eastern Time on Tuesday, May 7, 2024.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and 2024 Proxy Statement and 2023 Form 10-K are available at www.proxyvote.com.

We will be conducting our 2024 Annual Meeting of Stockholders virtually at
www.virtualshareholdermeeting.com/MAR2024.

▲ **FOLD AND DETACH HERE** ▲

V35318-P01866-Z86612

PROXY **PROXY**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARRIOTT INTERNATIONAL, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S), OR IF NO DIRECTION IS INDICATED, "FOR" EACH DIRECTOR NOMINEE IN ITEM 1, "FOR" ITEMS 2 AND 3, AND "AGAINST" ITEMS 4 AND 5, AND IT WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

The undersigned acknowledge(s) receipt of a Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2023. The undersigned further hereby appoint(s) David S. Marriott and Anthony G. Capuano, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marriott International, Inc. (the "Company") Class A common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 10, 2024 beginning at 8:30 a.m. Eastern Time via live audio webcast at www.virtualshareholdermeeting.com/MAR2024, or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Item 1 becomes unable to serve or for good cause will not serve), with all powers which the undersigned would possess if present at the Annual Meeting.

If the undersigned has voting rights with respect to shares of Company Class A common stock under the Marriott Retirement Savings Plan or the Marriott International, Inc. Puerto Rico Retirement Plan, the undersigned hereby direct(s) the trustee of the plan to vote shares equal to the number of share equivalents allocated to the undersigned's accounts under the plan in accordance with the instructions given herein. The trustee will vote shares for which it does not receive instructions by 11:59 PM Eastern Time, Tuesday, May 7, 2024, in the same proportion that it votes the shares for which it received timely instructions from other participants in the plan.

(Continued and to be marked, dated and signed, on the other side)